AIMPARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President

Amended and Restated
Fund Participation Agreement
Among
AllianceBernstein Variable Product Series, Inc.,
AllianceBernstein Investment Research and Management,
Alliance Capital Management, L.P.,
And
Hartford Life Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE Xl.	Miscellaneous
ARTICLE X11.	Mixed and Shared Funding
ARTICLE XIII.	Distribution Payments
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 1st day of March 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"); AliianceBernstein Variable Products Series Fund, Inc, a Maryland Corporation (the "Trust"); the principal underwriter with respect to the Contracts referred to below; AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser").
WHEREAS, the parties have conducted business together pursuant to a Fund Participation Agreement dated October 26, 2001; and
WHEREAS, the parties wish to amend and restate the October 26, 2001 Fund Participation Agreement herein; and
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Trust intends to make available Class B shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford as investment media for those variable annuity contracts of Hartford listed in Schedule A; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on each Business Day.

A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
4
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
A.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares, is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation).

Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit aninvoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

A.    The Distributor or the Trust shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

A.    The Trust acknowledges and agrees that the Contracts may not give Hartford the ability to restrict transfers and that Hartford does not have the ability or desire to track, in real time, individual transfers in omnibus accounts or in all Contracts.

B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems to be Abusive Transfer activity. After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. Further, Hartford will, upon request, provide to the Trust or the Distributor such information, subject to Hartford's privacy policies protecting certain individual customer information, as they may consider necessary or desirable to review the possible existence and extent of Abusive Transfer activity. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

C.    In the event the Trust implements restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by Hartford in its reasonable discretion, with Hartford's trading policies and procedures for the Variable Contracts, the Trust will bear all expenses for closing the affected Series in the Contracts.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

E.    Hartford represents that it believes, in good faith, that the Contracts will be treated as annuity contract under applicable provisions of the Code and that it will make every effort to maintain such treatment. Hartford will notify the Trust and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be treated in the future.

2.2    The Trust and the Distributor represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3    The Trust and the Adviser represent and warrant that:

A.    Each Series is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

B.    The Trust is duly organized and validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act

D.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4    The Distributor represents and warrants that:

A.    It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.

3.2    The Trust or its designee will provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford-shall furnish; or-shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5.     The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3    If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry cut the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losse") to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts

(or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

6.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

7.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2    Indemnification by the Distributor

A.    The Distributor agrees to indemnify and hold. harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any repr6sentation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

6.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

B.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3    Indemnification by the Adviser

A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; Or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement; or

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

9.3    Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Hartford in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Alliance Variable Products Series, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, President and Chief Executive Officer

If to the Distributor:
AllianceBernstein Investment Research
and Management, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Stephen Scanlon, Senior Vice President

If to the Adviser:

Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, Executive Vice President

If to Hartford:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President

With a copy to:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Alan Kreczko, Deputy General Counsel
ARTICLE XI. MISCELLANEOUS

11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9     The Advisor agrees to consult in advance with Hartford concerning and decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

11.10     The Trust, Adviser, Hartford, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

ARTICLE XII: MIXED AND SHARED FUNDING AGREEMENT

12.1     The Trust has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Series are available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Hartford ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

12.2     The Trust agrees that its Board of Directors shall at all times consist of directors a majority of whom are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act (the "Disinterested Directors") with such exceptions as permitted by the Mixed and Shared Funding Order.

12.3     The Trust agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Series, including the Separate Account. Hartford agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)    an action by any state insurance or other regulatory authority;

(b)    a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)    an administrative or judicial decision in any relevant proceeding;

(d)    the manner in which the investments of any Portfolio are being managed;

(e)    a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Series; or

(f)    a decision by a life insurance company utilizing the Series to disregard the voting instructions of participants.
Hartford will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Hartford to disregard voting instructions of participants. The obligations of the Hartford under this Section 5.3 will be carried out with a view only to the interests of participants.

12.4 Conflict Remedies.

(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Hartford and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the separate accounts from the Series or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Series, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Series) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)    If the material irreconcilable conflict arises because of Hartford's decision to disregard participant voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Hartford that this provision is being implemented, and until such withdrawal Distributor and the Trust shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the Separate Account's investment in the Series within six months after the Trust's Board of Directors informs Hartford that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(d)    Hartford agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or Distributor be required to establish a new funding medium for any Contracts. Hartford will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of participants materially adversely affected by the material irreconcilable conflict.

12.5     The Trust will promptly make known in writing to Hartford the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

12.6     Hartford and the Trust will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

12.7     If, at any time during which the Trust is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded-by-any-of said rules that are applicable.
ARTICLE XIII: DISTRIBUTION PAYMENTS
13.1     During the term of this Agreement and subject to the conditions of this Section 13, the Distributor will make payments to Hartford pursuant to a distribution plan adopted by the Trust with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") in consideration of the Hartford's, or its affiliate, furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments under this Section 13, and the Hartford waives any such payment, until the Distributor receives monies therefor from the Trust. Any such payments made pursuant to this Section 13 shall be subject to the following terms and conditions:

(a)    Any such payments shall be in such amounts as the Distributor may from time to time advise Hartford in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Trust attributable to the Class B shares of a Portfolio held by clients of the Contracts Distributor. Any such service fee shall be paid solely for personal service and/or the maintenance of participant accounts.

(b)    The provisions of this Section 13 relate to a plan adopted by the Trust pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Section 13 shall provide the Trust's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

(c)    The provisions of this Section 13 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 13 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 13 may be terminated at any time, without penalty, by either the Distributor or Hartford with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

(d)    Payments made under this Section 13 will offset amounts owed by Distributor to Hartford under the "Marketing and Services Agreement" of even date herewith.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ Robert M. Arena
Name: Robert M. Arena
Its: Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
On its behalf arid each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ George R. Jay
Name: George R. Jay
Its: Chief Compliance Officer

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES, INC.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: President and Chief Executive Officer

ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Its: Senior Vice President

ALLIANCE CAPITAL MANAGEMENT, L.P.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: Executive Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Separate Accounts	Contracts
Hartford Life Insurance Company Separate Account Two Hartford Life and Annuity insurance Company Separate Account Three Hartford Life and Annuity Insurance Company Separate Account Three	HLVA03 HLVA99 HLNCDSCO3 HLNCDSC98 HLVA94

25

SCHEDULE B
PORTFOLIOS OF ALLIANCE PRODUCTS SERIES FUND, INC.
SUBJECT TO THE PARTICIPATION AGREEMENT
Effective October 26, 2001
Class B shares of Global Bond Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Growth and Income Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Effective May 1, 2005
Class B shares of Balanced Wealth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Small/Mid Cap Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of International Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Global Research Growth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
26

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Accounts registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners;
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (1)

Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trusts share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the fifteenth 15th day of October, 2005, by and among Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties") and Hartford Life and Annuity insurance Company (together with the Original Parties the "Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable life insurance contracts of Hartford;
WHEREAS, the Parties desire to amend the Agreement to add another party to the Agreement, Hartford Life and Annuity Insurance Company, a Connecticut stock life insurance company on its behalf and on behalf of the Separate Accounts set forth on Schedule A;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Hartford Life and Annuity Insurance Company shall become a Party to this Agreement and all the rights and obligations set forth in the Agreement regarding Hartford Life Insurance Company and its Separate Accounts listed on Schedule A shall apply to Hartford Life and Annuity Insurance Company and its Separate Accounts listed on Schedule A.
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life Insurance Separate Account Two
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL II

Contracts
HLVA03	HL-1544(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94	ILA-1007
HL-15486(00)	HL-14875
HL-15894(03)	HL-15898(03)
HL-15471(99)	HL-15904(03)
HV2025 (403(b) product)

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA99/HLAVA99	LA-1151(98)
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: October 15, 2005
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir., ILD
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, on its behalf
and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir, ILD
ALLIANCEBERNSTEIN VARIABLE
PRODUCT    INC

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Title: President and CEO
ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.
By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Title:    Senior Vice President
ALLIANCE CAPITAL MANAGEMENT,
L. P., by Alliance Capital Management Corporation, General Partner
By: /s/ Adam R. Spilka
Name: Adam Spilka
Title: Secretary

AMENDMENT NO. 2 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the first 1st day of May, 2006, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each, a Connecticut stock life insurance company (together, "The Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland Corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of The Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable life insurance contracts of The Hartford under Amendment No. 1 of the Amended and Restated Participation Agreement dated October 15, 2005.
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable annuity and variable life insurance contracts of The Hartford;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: May 1, 2006
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: [illegible]
Name:
Title:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY, on its behalf
and each Separate Account named in
Schedule A, as may be amended from
time to time

By: [illegible]
Name:
Title:

ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES, INC

By: [illegible]
Name:
Title

ALLIANCEBERNSTEIN INVESTMENT
RESEARCH AND MANAGEMENT, INC.

By: [illegible]
Name:
Title:

ALLIANCE CAPITAL MANAGEMENT,
L.P.

By: [illegible]
Name:
Title

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03	HL-15441(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94
HL-15486(00)	HL-14875
HL-15894(03)	L-15898(03)
HL-15471(99)	HL-15904(03)
HL-15420 (403(b))	HV-1452-0
HV-1499-0 (403(b))

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA991HLAVA99	LA-1151(98)	..,
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

AMENDMENT TO
FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, effective as of this 19th day of April, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); AllianceBernstein Variable Products Series Fund. Inc. ("Trust"); AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc_ and AllianceBernstein Investment and Research Management, Inc. ("Distributor"): and AllianceBernstein L.P. (formerly Alliance Capital Management. LP.) ("Adviser").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows.
1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.    The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and ail related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided. all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement. the terms of this Amendment shall control.
7    This Amendment shall be binding upon. and inure to the benefit of. the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
Group Variable Annuity Contracts (Gardner and White)
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I

Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT. effective as of this 19th day of April, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"): AllianceBernstein Variable Products Series Fund, Inc. ("Trust"), AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc. and AllianceBernstein Investment and Research Management, Inc ) ("Distributor"); and AllianceBernstein L.P. (formerly Alliance Capital Management, L.P ) ("Adviser")
RECITALS
WHEREAS. the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005. as amended (collectively, the "Agreement" ): and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company. as filed with the Securities and Exchange Commission from time to time

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines. penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion. to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates

3.    The Distributor shall promptly reimburse the Company, upon the Company's request. for its costs associated with trust registration statement supplements The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts name in Schedule A, as amended.
By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.
By: /s/ [illegible]
Its
ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Account
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Searate Account VL II

Product Funded by Separate Account
The Director M
Wells Fargo Director M
Director M Access
The Director M Edge
The Director M Plus
The Director M Outlook
Wells Fargo Director M Outlook
Stag Wall Street Variable Universal Life Series ll
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

I .	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Marc O. Mayer
Name: Robert Arena
Name: Marc O. Mayer
Its: Executive Vice President
Its: Executive Vice President
Date: June 12, 2008
Date:

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ illegible                        By: /s/ Stephen C. Scanlon

Name:                            Name: Stephen C. Scanlon

Its:                            Its: Managing Director

Date:                            Date:

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc O. Mayer

Name: Marc O. Mayer

Its: Executive Vice President

Date:

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company S9arate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL 1
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR

The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc.„ AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: October 19, 2009
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.
By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Stanley J. Laffey
Name: Robert Arena
Name: Stanley J. Laffey
Its: Executive Vice President
Its: Assistant Secretary
Date: 10/06/09
Date: 9/29/09

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Andrew L. [illegible]

Name: Robert Arena                    Name: Andrew L. [illegible]

Its: EVP                        Its: Assistant Secretary

Date: 10/6/09                        Date: 9/29/09

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc R. Bryant

Name: Marc R. Bryant

Its: Assistant Secretary

Date: 9/29/09

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR

The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011

HARTFORD LIFE INSURANCE COMPANY             ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Stephen J. Laffey

Name: Steven M. Kluever                    Name: Stephen J. Laffey

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD LIFE AND ANNUITY                  ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                    INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Daniel Notto

Name: Steven M. Kluever                    Name: Daniel Notto

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN, L.P.
DISTRIBIUTION COMPANY, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Emilie D. Wrapp

Name: Steven M. Kluever                    Name: Emilie D. Wrapp

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insuranci, Company Sepaiatc Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
3706377    3

The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Set ies I.
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 7
TO THE
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:
1. Schedule A is amended to add the Hartford Leaders VUL Liberty 2012 product. The existing Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which is taken together shall constitute one and the same instrument.
Effective date: July 16, 2012

HARTFORD LIFE INSURANCE             HARTFORD LIFE AND ANNUITY
COMPANY                        INSURANCE COMPANY

By its authorized officer                By its authorized officer

By: /s/ Beth Bombara                By: /s/ Beth Bombara

Name: Beth Bombara                Name: Beth Bombara

Title: President                    Title: President

Date: 6/6/13                        Date: 6/6/13

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN VARIABLE
DISTRIBIUTION COMPANY, INC.                PRODUCTS SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Beth Bombara                        By: /s/ Stephen J. Laffey

Name: Beth Bombara                        Name: Stephen J. Laffey

Its: President                            Its: Assistant Secretary

Date: 6/6/13                            Date: 5/31/13

ALLIANCEBERNSTEIN                     ALLIANCEBERNSTEIN, L.P.
INVESTMENTS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Stephen J. Laffey                    By: /s/ Emilie D. Wrapp

Name: Stephen J. Laffey                    Name: Emilie D. Wrapp

Its: Assistant Secretary                    Its: Assistant Secretary

Date: 5/31/13                            Date: 5/31/13

Schedule A

Separate Accounts and Contracts Subject to the Participation Agreement

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager - All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth. Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice

Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II
Hartford Leaders VUL Liberty 2012

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is effective as of this 2nd day of May, 2011 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut corporation (collectively, the 'Company"), acting herein for and on behalf of the Company and an behalf of each separate account set forth on attached Schedule A, as the same may be amended from time to time (the "Separate Accounts"); American Century Investment Services, Inc., (the "Distributor"); and American Century Services, LLC, (the "Transfer Agent" and collectively with Distributor, 'American Century").
WITNESSETH:
WHEREAS, the Distributor serves as the distributor and Transfer Agent serves as transfer agent for American Century Variable Portfolios, Inc. (the "Issuer"), an open-end management investment company registered under the Investment Company Act of 1940 that is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Distributor intends to make available shares of the series of the Issuer and any applicable class thereof as set forth in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time (the "Series"), and
WHEREAS,    the Company is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), unless exempt from such registration, to be issued by the Company for distribution (the "Contracts").
NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:
ARTICLE I
SERIES SHARES
1.1    The Distributor agrees to make shares of the Series available for purchase by the Company on behalf of the Separate Accounts on each Business Day (as hereafter defined). Transfer Agent will' execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order prior to the price time for each Fund as set forth in its then current prospectus ("Prospectus"), generally the close of regular trading on the New York Stock Exchange on any given Business Day and transmitted to the Transfer Agent as set forth below, or to the extent appropriate, as provided in Schedule C attached hereto and made a part hereof.

A.    For purposes of this Agreement, the Company shall be the designee of the Issuer and Distributor for receipt of orders from each Separate Account and receipt by Company constitutes receipt by the Issuer, provided that the Transfer Agent receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean any day on which and for so long as the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC") or as set forth in the Series' prospectus.

1.2    The parties recognize that the Board of Directors of the Issuer (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Issuer to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Distributor agrees, on behalf of the Issuer, that shares of the Issuer or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Issuer or any of its Series will be sold to the general public.
1.4    The Distributor agrees, on behalf of the Issuer, to redeem for cash, at the Company's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the issuer or its designee of the request for redemption.
A.    For the purposes of this Agreement, the Distributor appoints Company as the designee of the Issuer for receipt of redemption requests from each Separate Account and receipt by the Company constitutes receipt by the Issuer, provided that the Transfer Agent receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, the Company agrees that purchases and redemptions of
Series shares offered by the Prospectus of the Series shall be made in accordance with the provisions of the prospectus.

A.    The Company will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each class of a Series to be purchased or redeemed.

B.    In the event of net purchases, the Company will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

C.    In the event of net redemptions, American Century shall cause the Issuer shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to the Company the CUSIP number assigned to each Series as may be amended from time to time.
1.7    The Distributor shall notify the Company in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:30 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The Company elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Distributor shall notify the Company of the number of shares issued as payment of dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to the Company, the net asset value per share of each Series to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Distributor shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. information specified in this Section and Section 1.7 will be substantially in the form as set forth in Schedule C attached hereto.

A.    If the Distributor provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Distributor shall indemnify and hold harmless the Company against any amount the Company is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the issuer's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Distributor shall reimburse the Company for any and all out of pocket costs and expenses that result from the Distributor providing a materially incorrect share net asset value. The Company shall submit an invoice to the Distributor or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Issuer or its agents result in a gain to the Company, subject to the immediately following sentence, the Company shall immediately reimburse the Issuer, the applicable Series or its agents for any material losses incurred by the Issuer, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Issuer or its agents result in a gain to Contract owners, the Company will consult with the Distributor or its designee as to what reasonable efforts shall be made to recover the money and repay the Issuer, the applicable Series or its agents. The Company shall then make such reasonable effort, at the expense of the Distributor or its agents, to recover the money and repay the Issuer, the applicable Series or its agents; provided, however, the Company shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

C.    The Distributor shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by the Company.
1.9    The Company agrees to use its best efforts to provide information to the Distributor solely for the purpose of facilitating its compliance with Rule 22c-2 in accordance with that certain Rule 22c-2 Shareholder Information Agreement between the Company and the Distributor, a copy of which agreement is attached hereto as Schedule D and made a part hereof.

Nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1    The Company represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    The Company is duly organized and in good standing under applicable law.

D.    The Company has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.
E.    The Contracts provide for the allocation of amounts received by the Company to a Separate
Account for investment in the shares of one or more specified investment companies selected among those companies available through the Separate Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract.
2.2    The Distributor and Transfer Agent, on behalf of the Issuer, represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Issuer is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
E.    The Issuer shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

F.    The issuer is currently qualified as a "regulated investment company" under Subchapter M of the internal Revenue Code of 1956, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Issuer will make every effort to maintain such qualification and the Distributor will notify the Company immediately in writing upon having a reasonable basis for believing that the Issuer has ceased to qualify or that the Issuer might not qualify in the future.

G.    The issuer is duly organized and validly existing under the laws of the state of its organization.

H.    The Issuer does and will comply in all material respects with the 1940 Act.

I.    The Issuer has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Issuer or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

J.    The Distributor shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Issuer and the Company in material compliance with all applicable laws and regulations.

K.    The Distributor has, and during the term of the Agreement shall maintain, the full and unfettered right, power and authority to effect all actions described herein, including, without limitation, any and all express or implied, direct or indirect, matters in any way related thereto, for and on behalf of the Issuer. Provided further, the Company and persons and all parties related thereto may rely on such representation without further inquiry and have undertaken all actions herein in reliance upon the same.
ARTICLE III
PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1    The Distributor shall provide the Company with as many printed copies of the current
Prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company in lieu of the foregoing printed documents, the Distributor shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as the Company may reasonably request, and such other assistance as is reasonably necessary in order for the Company to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, and may be printed in combination with such documents of other fund companies' and/or such documents for the Contracts. At the discretion of the Company, the Company may distribute summary prospectuses or statutory prospectuses for a Series. Expenses associated with providing, printing, processing and distributing such documents shall be allocated in accordance with Schedule B attached hereto and made a part hereof. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment promptly upon demand.
3.2    The Distributor or its designee will provide the Company with advance written notice of any change for a Series, including but not limited to the following based on the notice periods stated below (a) fund objective changes(60 days notice), (b) anticipated fund mergers,substitutions or liquidations (90 days notice), (o) no-action or exemptive requests from the SEC (60 days notice), (d) fund name changes (60 days notice), (e) fund adviser or sub-adviser changes (60 days notice); and/or (f) conditions or undertakings that affect the Company's rights or obligations hereunder (60 days notice). If the Distributor fails to provide the Company with the required notice, the Distributor will reimburse the Company for all reasonable expenses for facilitating the changes and for notifying Contract owners. Notwithstanding anything to the contrary, the Distributor will provide all registration statement supplements to the Company in hand as soon as reasonably possible following the filing of such document with the Securities and Exchange Commission; time being of the essence. The Distributor will provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.3    The Distributor will provide the Company with copies of its proxy solicitations applicable to the
Series. The Company will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, the Company reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV
SALES MATERIAL AND INFORMATION
4.1    The Company shall furnish, or shall cause to be furnished, to the Distributor prior to use, each piece of sales literature or advertising prepared by the Company in which the Issuer, its investment adviser or the Distributor is described. No sales literature or advertising will be used if the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust. Any failure to respond within such period shall be deemed to be acquiescence to such usage.
4.2    The Company will not, without the permission of the Distributor, make any representations or statements on behalf of the Distributor or concerning the Issuer or its investment adviser in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Distributor.
4.3    The Distributor shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Distributor in which the Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within ten (10) Business Days following receipt by the Company. Any failure to respond within such period shall be deemed to be acquiescence to such usage.

4.4    Neither American Century nor the Issuer or its investment adviser will, without the permission of the Company, make any representations or statements on behalf of the Company, the Contracts, or the Separate Accounts or concerning the Company, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (e) in sales literature or other promotional material approved by the Company.
4.5.    The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    The Company will provide to the Distributor, upon the Distributor's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    The Company is hereby granted, during the term of this Agreement, a royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Issuer's and American Century's service marks, trade names and logos in sales literature or other promotional material. For the purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sale literature or other promotional material), educational or training materials or other communications distributed or made generally available to some or all agents, wholesalers or employees.
ARTICLE V
DIVERSIFICATION
5.1    The Distributor, on behalf of the Issuer, represents and warrants that, at all times, each Series will comply with Section 8 1 7(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Distributor will notify the Company immediately of such event and will cause the Issuer or its investment adviser to take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.617-5.
ARTICLE VI
POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    The Company will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    The Company, at the request of the Distributor will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII
INDEMNIFICATION

7.1    Indemnification by the Company
A.    The Company agrees to indemnify and hold harmless American Century, the Issuer and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Issuer for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Issuer applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Issuer Documents" for purposes of this Article VII)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Issuer Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the American Century by or on behalf of the Company; or

4.    Arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

B.    The Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Issuer or American Century, whichever is applicable.

C.    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. the Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Issuer.
7.2    Indemnification by American Century
A.    American Century agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the 'Indemnified Parties" and individually, an "Indemnified Party' for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of American Century, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Issuer or American Century by or on behalf of the Company for use in Issuer Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of American Century or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the American Century or the Issuer; or

4.    Arise out of or result from any failure by American Century to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by American Century in this Agreement or arise out of or result from any other material breach of this Agreement by American Century; or

6.    Arise out of or result from any failure of American Century to possess and maintain the requisite corporate authority to bind the Issuer to the applicable terms, undertakings and commitments described herein or which are in any way related thereto.

B.    American Century shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

C.    American Century shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified American Century in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify American Century of any such claim shall not relieve American Century from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the indemnified Parties, American Century shall be entitled to participate, at its own expense, in the defense thereof. American Century also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from American Century to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and American Century will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify American Century of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.5    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the.non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.5 shall not apply.
7,6    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII
APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the
Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX
TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six months advance written notice delivered to the other parties; or

B.    Termination by the Company by written notice to American Century with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

C.    Termination by the Company upon written notice to American Century with respect to any Series in the event that such Series ceases to qualify as a 'regulated investment company' under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by the Company upon written notice to American Century with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination by American Century in connection with the Board's determination to cease issuing shares pursuant to Article I, Section 1.2 above; provided that the Company is provided with ninety (90) days prior written notice thereof; or

F.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Distributor shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments. The foregoing notwithstanding, the Company agrees, promptly after any termination of this Agreement, to take all reasonable steps necessary to redeem the investment of the Series shares attributable to the Contracts within two years from the date of termination of the Agreement as provided in this Article IX. Such steps shall include, but not be limited to, using reasonable efforts to seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Series shares attributable to the Contracts.

B.    The Company agrees not to redeem Series shares attributable to the Contracts except (I) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X
NOTICES
10.1    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
if to American Century:
American Century Investment Services, Inc.
American Century Services, LLC
4500 Main Street
Kansas City, Missouri 64111
Attention: General Counsel
If to the Company:                With copy to:
Hartford Life insurance Co.             Hartford Life insurance Co.
200 Hopmeadow Street                 200 Hopmeadow Street
Simsbury, Connecticut 06070             Simsbury, Connecticut 06070
Attn: Robert Arena, Executive Vice President    Attn: General Counsel

ARTICLE XI
MISCELLANEOUS
11.1    Each party will treat as confidential any and all "Nonpublic Personal Financial Information,"
Shareholder Information and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable Jaw. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of the Company including customer lists, names, addresses, account numbers and any other data provided by customers to the Company in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) 'Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local Jaw. The Trust and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.

11,2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5    Each party shall cooperate with each other party and all appropriate governmental authorities
(including, without limitation, the SEC, FINRA and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8    The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.9     The Company shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that it is prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond its reasonable control; and such non-performance shall not be a default under this Agreement.
11.10 The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.
[Remainder of page intentionally left blank)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the 25th day of April, 2011.
HARTFORD LIFE INSURANCE COMPANY        HARTFORD LIFE AND ANNUITY INSURANCE
On its behalf and each Separate Account named in     COMPANY
Schedule A                    On its behalf and each Separate Account named in
Schedule A

By: /s/ [illegible]                    By: /s/ [illegible]
Its: Vice President                Its: Vice President

AMERICAN CENTURY SERVICES, LLC        AMERICAN CENTURY INVESTMENT SERVICES,
LLC

By: /s/ Janet A. Nash                By: /s/ Cindy A. Johnson
Its: Janet A. Nash                    Its: Cindy A. Johnson, Vice President
Vice President

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account 7
Hartford Life and Annuity Insurance Company Separate Account 7

Name of Contract Funded by Separate Account
Hartford's Personal Retirement Manager (HL & HLA) (Ail Series)	Funds
American Century VP Mid Cap Value Fund Class II
American Century VP Growth Fund Class II
American Century VP Value Fund Class II

This Schedule A shall be deemed to be automatically amended based on the list of underlying Funds (or series) of the Trust and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for the Company as filed with the Securities and Exchange Commission from time to time.

SCHEDULE B
Allocation of Expenses

Paid by the Company	Paid by the Trust
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Printing and processing Series prospectus and supplements for use with Contract owners; or if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to Contract owners (1)
Printing, processing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, processing, mailing, and distributing annual and semi-annual reports of the Series to Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, processing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) The Company may choose to print the Series' prospectus(es); statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing, processing, and delivery of the combined materials shall be allocated based upon the methodology deemed reasonable and appropriate by the Company.
The Company shall send invoices for such expense to the Distributor within 90 days of the event along with such other supporting data as may be reasonably requested. The invoice will reference the applicable regulatory document, by fund and cusip, for the event, along with the Distributor's number of pages printed. The Company invoices should be sent to the following email message group: INTOPSaamericancentury.com Fees will be payable within 45 days of the receipt of the invoice, as long as such supporting data defines the appropriate expenses.

SCHEDULE C
Processing Specifications
I.    Format for NAV and Dividend information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Short Term Gain Distribution
Long Term Gain Distribution
Pricing Contact Name and Phone Number
Distribution Data Contact Name and #800 Phone Number
Emergency after hours Name & Phone Number

II.    NSCC Transactions
The following terms and conditions hereby amend Article I of the Agreement with respect to the receipt and transmission of orders routed through the National Securities Clearing Corporation (''NSCC") in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:
A.American Century will accept all orders to purchase shares of the Series available using the NSCC's DCC&S platform. The Trust will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Series shares by federal funds wire using the NSCC's Fund/SERV System in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.
B.The Company shall use best efforts to promptly notify American Century of its inability to use the NSCC's DCC&S platform by telephone and/or facsimile.
C.American Century will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows funds, distributors and companies to exchange account level information electronically).
D.Payment for Series shares redeemed in accordance with this Schedule shall be effectuated using the NSCC's FundSERV System. Payment shall be in federal funds transmitted by wire to the Trust's designated Settling Bank. For the purposes of the foregoing, a "Settling Bank" shall mean the entity appointed by the Trust to perform such settlement services on behalf of the Series and which entity agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.
E.The Distributor shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Series' shares through the NSCC's FundSERV System.

SCHEDULE D
Rule 22c-2 Shareholder Information Agreement
This Agreement is entered into as of February 1, 2007 by and between (i) Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "we" or "us") and (ii) American Century Investment Services, Inc., ("you") in your capacity as the principal underwriter of the American Century Funds (each a "Fund" and together the "Funds").
WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and
WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).
NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:
1.    Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:
(a)"Account" means an insurance company separate account sponsored or administered by us.
(b)"Business Day" means any day that the New York Stock Exchange is open for trading.
(c)"Confidential Information" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.
(d)"Contract" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.
(e)"Fund Policies" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "Excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).
(f)"Indirect Intermediary" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-
2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.
(a)"Shareholder" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.
(b)"Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.
(c)"Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out: of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.
(j)    "written" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.
2.    Agreement to Provide Requested Shareholder Information. Effective as of
October 16, 2007, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:
(a)the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");
(b)the individual Contract number or participant account number associated with the Shareholder;
(c)the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and
(d)    any other data mutually agreed upon in writing.
Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.
All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at 22c2Operations@HartfordLife.com, or such other address we may communicate to you in writing from time to time.
3.    Period Covered by Request and Frequency of Requests. Requests to
provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.
4.    Form and Timing of Response; Procedures Regarding Indirect
Intermediaries. (a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).
(a)Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.
(b)To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.
5.    Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information arid promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.
6.    Agreement to Restrict Trading. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address: 22c2Operations@HarfordLife.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:
The Hartford 22c-2 Operations Team, B3W
200 Hopmeadow Street
Simsbury, CT 06089
Fax: 860.380.1931.

7.    Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:
(a)the fund account number;
(b)the Shareholder's TIN, ITIN or GII, if known;
(c)the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;
(d)the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and
(e)a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.
If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
8.    Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.
9.    Construction of the Agreement; Fund Participation Agreements. The
parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation
Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.
10.    Dispute Resolution. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.
11.    Termination. This Agreement will terminate upon the termination of the Fund Participation Agreements.
12.    Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.
13.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
14.    Force Majuere. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.
15.    Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
18.    Construatie. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
For and on behalf of itself and the Accounts

By: /s/ Jamie Ohl

Name: Jamie Ohl

Title: Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: /s/ Brian H. Jeter

Name: Brian H. Jeter

Title: President

ADDRESS FOR COMMUNICATIONS

______________________________

______________________________

______________________________

Rule 22c-2 Shareholder Information Agreement
Hartford Securities Distribution Company, Inc.
This Agreement is entered into as of February 1, 2007 between Hartford Securities Distribution Company, Inc. ( "we" or "us") and American Century Investment Services, Inc., ("you") in your capacity as the principal underwriter of the American Century Funds (each a "Fund" and together the "Funds").
WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter: and
WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly through our Accounts (as defined below) on behalf of our customers.
NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:
1.    Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:
(a)"Account" means a brokerage or custodial account maintained by us for customers.
(b)"Business Day" means any day that the New York Stock Exchange is open for trading.
(c)"Confidential Information" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.
(d)"Fund Policies" means policies established by the Fund for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time.
(e)"Indirect Intermediary" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii) (excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders through an Account.
"Shareholder" means (1) a participant in a participant-directed employee benefit plan with a beneficial interest in Fund shares through an Account or (2) a beneficial owner of Fund shares held in an Account in nominee name.
(f)    "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer or allocation of assets within an Account to a Fund, but does not include transactions that are executed automatically by us pursuant to contractual or systematic programs or enrollments such as transfers of assets within an Account to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs, nor does the term include any allocation of assets to a Fund through an Account as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions to an Account under an employee benefit plan.
(g)    "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within an Account out of a Fund, but does not include transactions that are executed automatically by us pursuant to contractual or systematic programs or enrollments such as transfers of assets within an Account out of a Fund as a result of loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs, nor does the term include any redemption caused by any deduction of charges or fees under an Account. This term also does not include transfers of assets within an Account out of a Fund as a result of scheduled withdrawals or surrenders from an Account.
(h)    "Written" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2.    Agreement to Provide Requested Shareholder Information. Effective as of

October 16, 2007, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:
(a)the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("Gil");
(b)the individual participant account number associated with the Shareholder;
(c)the amount and dates and transaction type (purchase, redemption, transfer or exchange); and
(d)any other data mutually agreed upon in writing.
Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.
All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at 22c2Operations@HartfordLife.com, or such other address we may communicate to you in writing from time to time.
3.    Period Covered by Request and Frequency of Requests. Requests to
provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.
4.    Form and Timing of Response; Procedures Regarding Indirect
Intermediaries. (a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).
(a)Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.
(b)To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.
5.    Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.
6.    Agreement to Restrict Trading. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer

Redemptions. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address: 22c2Operations@HarfordLife.corn, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:
The Hartford 22c-2 Operations Team, B3W
200 Hopmeadow Street
Simsbury, CT 06089
Fax: 860.380.1931.
7.    Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:
(a)the fund account number;
(b)the Shareholder's TIN, ITIN or GII, if known;
(c)the specific individual participant account number (if known) associated with the Shareholder;
(d)the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and
(e)a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.
If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
8.    Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.
9.    Construction of the Agreement; Mutual Fund Program or Selected Dealer
Agreements. The parties have entered into a Dealer Agreement or Mutual Fund Program Agreement between or among them for the purchase and redemption of shares of the Funds by the Accounts. This Agreement supplements the Dealer or Mutual Fund Program Agreement. To the extent the terms of this Agreement conflict with the terms of a Dealer Agreement or Mutual Fund Program Agreement, the terms of this Agreement shall control.

10.    Dispute Resolution. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

11.    Termination. This Agreement will terminate upon the termination of the Dealer Agreement or Mutual Fund Program Agreement.
12.    Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

13.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
14.    Force Majuere. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.

15.    Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

16.    Construction. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By: /s/ Jamie Ohl

Name: Jamie Ohl

Title: Vice President
AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: /s/ Brian H. Jeter

Name: Brian H. Jeter

Title: President

ADDRESS FOR COMMUNICATIONS

______________________________

______________________________

______________________________

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 16th day of March, 1999 among HARTFORD LIFE INSURANCE COMPANY ("HL), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and lifeinsurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;
WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and
WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1.    The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they
FINAL FUND PARTICIPATION AGREEMENT
are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series

registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Hartford expressly for use therein.
1.The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.
2.The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.
3.The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent Hartthauses Class 2 shares, it will be entitled to a fee from the Series of .25% . r annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as e cries ule 12b-1 plan remains in e ect. Fun shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE
2
FINAL FUND PARTICIPATION AGREEMENT
is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.

The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.
1.The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.
2.Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.
3.The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
4.The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.
5.The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution
3
FINAL FUND PARTICIPATION AGREEMENT
of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Hartford, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.
1.Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).
2.Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
3.Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").

4.Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").
5.The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
5,    The Series agrees to comply with the diversification requirements of Section 817.
4
FINAL FUND PARTICIPATION AGREEMENT
1.Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
2.The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
3.Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.
4.The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:
(i)    By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;
at the option of Hartford, upon ten (10) calendar days' prior written notice,

if shares of the Series are not reasonably available;
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the
5
FINAL FUND PARTICIPATION AGREEMENT
Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or
(v)    in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041

6
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
1.If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
2.If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.
3.The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.
4.This Agreement shall be construed in accordance with the laws of the State of New York.
7
FINAL FUND PARTICIPATION AGREEMENT
1.This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.
2.The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY (on behalf of the Account and itself)

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

AMERICAN VARIABLE INSURANCE SERIES

ti,1„ca,..„.4..R._    o-cArsi..1.i
By:
Its: Vice President
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By: /4-.LLa--°-°°- 64."--ctr>14-1 Its: Senior Vice President, Fund Business
Management Group, Legal Counsel
and Secretary
8

Amendment #1 to the
Fund Participation Agreement
The Fund Participation Agreement (the "Agreement"), dated March 16, 1999, by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (collectively HL and HLA may hereinafter be referred to as "Hartford"), American Funds Insurance Series (formerly known as American Variable Insurance Series) ("Series") and Capital Research Management Company ("CRMC") is hereby amended as follows:
. The Agreement is amended to include the following:
27. Notwithstanding anything possibly to the contrary in the Agreement or any
Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Series agrees that the actions of a Contract owner selecting or deselecting a Company sponsored dynamic or static asset allocation model no more than 12 times per year (and the resulting transactions in the underlying Funds) shall not constitute frequent trading as described in the Series prospectus or the Rule 22c-2 Shareholder Information Agreement. Except as provided herein, the Rule 22c-2 Shareholder Information Agreement shall remain in full force and effect.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY AMERICAN FUNDS INSURANCE SERIES
(FKA AMERICAN VARIABLE INSURANCE
By its aj h1rized o
it/1    By its authorized officer,

SERIES)
By.;
Nadel/m1-//Vat&
Its:    31Y

Date:

Approved for Signature by CRMC Legal Dept.
INSURANCE COMPANY    COMPANY

By its authorized officer,
By its authorized officer,
By:
Name: Michael J. Downer
Its:    Vice President and Secretary
Date: 5/2/2008

Approved for Signature by CRMC Legal Dept.

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of this 1' of July, 2000 among HARTFORD LIFE
...,DURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organiia under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain variable life insurance contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC"), unless an exemption from registration is available, as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;
WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of Series to be sold to variable annuity and life-insurance separate accounts of unaffiliated insurance panics;
WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;
WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and WHEREAS, CRMC is the investment adviser for the Series.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:
1. The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) th,. Series registration statement and any further amendments or supplements thereto will, when they become
_ 'ye, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to

1
GAKRG-DFFM\CRMC1AGMTS \HA.RTFORD FUND PARTICIPATION AGREEMENTCLN.DOC
state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in 'fiance upon and in conformity with information furnished in writing to the Series by Hartford expressly for therein.
1.1    Hartford represents and warrants to the Series and CRMC that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
•1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will
•be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Series or AFD immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that
•''1y might not be so treated in the future.
1.The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of. (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.
2.The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.
3.The Series agrees to make Class I and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 1211-1 plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by aeries and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance
2
GAKRG-DFFM\CRMC1AGMTS1HARTFORD FUND PARTICIPATION AOREEMENTCLN.DOC
with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such
.mee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice u....uch order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by Hartford and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.
The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.
1.The Contracts funded through the Account will provide for the allocation of net amounts among rkin subaccounts for investment in such shares of the Funds as may be offered from time to time in the zacts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.
2.Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.
3.The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
4.The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.

5.The Series shall pay all expenses incidental to its performance under this Agreement. The Series see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of
3
0:11(.RG-DFFM\CRMC1AGMTS1HARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC
registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any ,ccount, the preparation of all statements and notices required from it by any federal or state law, and taxes issue or transfer of the Series' shares subject to this Agreement. The Series will provide Hartford, on request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.
1.Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).
2.Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
3.Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed
4' "-creation subsequently issued on behalf of the Series or other funds managed by CRMC as
_ ilemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999
("Business Agreement").
4.Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").
5.The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.
6.The Series agrees to comply with the diversification requirements of Section 817.
7.Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or ns in respect thereof) or settlements arise as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue
4
GAICRG-DFFM\CRMC\AGMTS\HARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC
statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares;
(d) breaching this Agreement or a representation or warranty.
17.    The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.
18.    . For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, Hartford represents and agrees that:
(a)    the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");
(b)    the shares of the Funds of the Series are and will continue to be the only investment securities held by the corresponding Account subaccounts; and
(c)    with regard to each Fund, Hartford, on behalf of the corresponding Account subaccount, will:
(i)vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(ii)refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)	By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or

(ii)
at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(iii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;
5
GAKRG-DFFM \CRMOAGMTS \HARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC

(i)
at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

(ii)
in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce, Vice President Investment Product Sales
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary
Facsimile No.: 860-843-8665
International Corporate Marketing Group Inc.
100 Campus Drive
Suite 250
Florham Park, NJ 07930
Attention: Joseph Mahoney Facsimile No.: 973-966-6330
6
GAKRG-DFFMICRMC1AGMTS1HARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC
If to Series:
American Variable Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Vice President
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041
If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041
with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: 213-486-9041

1.If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
2.If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.
3.The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, Or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford
s satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.
7
GAKRG-DFFM\CR1s4C1AGMTSWARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC
24.    This Agreement shall be construed in accordance with the laws of the State of New York.
1.This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.
2.The following Paragraphs shall survive any termination of this Agreement: 4, 16, 17, 20, 21-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY (on behalf of the Account and itself)
By: g4MA0)-
    Its:     VtC.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY By: 727(2,1-3 Its: Vice_ pre siAen-1-

AMERICAN VARIABLE INSURANCE SERIES

By:
Michael J. Downer
Its: Senior Vice President
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By:     6
Michael J. Downer
Its: Senior Vice President, Fund Business
Management Group

8 GAKRG-DFFM CRMC1AGMTS1HARTFORD FUND PARTICIPATION AGREEMENTCLN.DOC	Approved for Signature by CRMC Legal Dept
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P

Amendment #1 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Variable Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 1, 2000, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
crate Account ICMG Series II-C (December 12,	GVL-93(P)

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:
Hartford Life Insurance Company    Hartford Life and Annuity
Insurance Company

As its:	AteVice P-e r	As its: Ail e

Capital Research and Management Company

By:    11-"tea-,-42.
Michael J. Downer
As its: Senior Vice President,
Fund Business Management Group

Amendment #2 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective August 1, 2002, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account ICMG Series VII (April 1, 1999)	GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account ICMG Series II (November 15, 1993)	GVL-93P

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:
Hartford Life Insurance Company    Hartford Life and Annuity
Insurance Company

Capital Research and Management Company
By:
Michael J. Downer

Amendment #3 to the
Fund Participation Agreement, effective July I, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment. Effective July 1, 2003, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL 1 (September 30, 1992)	HL-15486 (00), HL-15471 (99), RL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-I154 (99), LA-1158 (00), ILA-1098, 1LA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020

In Witness Whereof; the following duly authorized officers have caused this one (1) page Amendment to be executed:

Hartford Life Insurance C	Hartford Life and Annul Compan	nce

By:
As its: Senior Vice President
Capital Research and Management Company
By:
As its:

Amendment #4 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hariford-Life-and-Annuity Insurance Company,
LAmerican FundsAnsurance Series and Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective May 1, 2006, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P, GVL-93P
Separate Account ICMG Series II-C (December 12, 1997)	GVL-93(P)
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), 1-1L-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-14623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1989	HV-1452-0, HV-1499-0
Separate Account Three Imo, (June 22, 1994)	HL-VA03
Separate Account Three I1LA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1986)	HL-VA03
Separate Account Seven HLA (April 1, 1999)	LA-VA03

As its:ce_c_As its:	{re Pe9(61---7 rA-4

Amendment #5 to the
Fund Participation Agreement, effective July 1, 2000,
between
Hartford Life Insurance Company,
Hartford Life and Annuity Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company
All defined terms in the Agreement are applicable to this Amendment.
Effective September 17, 2010, the Agreement is amended as follows:
Schedule A is hereby deleted in its entirety and replaced with the following:
Schedule A
Accounts and Contracts Subject To The Participation Agreement

Name of Separate Account	Contracts Funded by Separate Account
Separate Account ICMG Series 11-C (December 12, 1997)	GVL-93P, IVL-97P
Separate Account ICMG Series II-D (June 7, 1999)	GVL-93P, IVL-97P
Separate Account ICMG Series III-B (February 8, 1996)	GVL-93P, IVL-97P
Separate Account ICMG Series VII (April 1, 1999)	IVL-99P
Separate Account VL I (September 30, 1992)	HL-15486 (00), HL-15471 (99), HL-13865, HL-14875, HL-15898 (03), HL-15894 (03)
Separate Account VL II (September 30, 1994)	HL-15441 (98) (NY), HL-l4623
Separate Account VL I (June 8, 1995)	LA-1200 (02), LA-1154 (99), LA-1158 (00), ILA-1098, ILA-1007, LA-1155 (99), LA-1238 (03), LA-1240 (03)
Separate Account VL II (September 30, 1994)	LA-1151 (98), ILA-1020
Separate Account Two (June 2, 1986)	HV-1442-0, HV- l 499-0
Separate Account Three HL (June 22, 1994)	HL-VA03
Separate Account Three HLA (June 22, 1994)	LA-VA03
Separate Account Seven HL (December 8, 1996)	HL-VA03
Separate Account Seven FILA (April 1, 1999)	LA-VA03

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:
Hartford Life In urance mpany

ar /
Hartford Life and Annuity Insurance Company

By:
As its:    14e PAude .41

American    s Insurance Series
Capital Research and Management Company
By:    4810-1-41-)i,"4-1
As its: Senior Vice President and Secretary

Approved for Signature by CRMC Legal Dept.

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of the    day of January, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

WITNESSETH:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I
Sale of the Fund Shares

1.1    Subject to Section L3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.
1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article 4 of this Agreement.

1.11    So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. in the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4    The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5    The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the
1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.9    The Company shall be responsible for assuring that any prospectus offering a
Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.10     Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes-Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will ' comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts

4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30 day- period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30- day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the
Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8    Wand to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the
Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination
6.1    This Agreement may be terminated by either party for any reason by six (6)
months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (I) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate_

6.5    This Agreement may be terminated at the option of the Company if (A) the
Internal Revenue Service determines that any Portfolio fails to qualify as a 'Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgement exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.
3
6.6    Notwithstanding any termination of this Agreement pursuant to this Article 6, upon the request of the Company the Fund may agree (which agreement shall not be unreasonably withheld) to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as 'Existing Contracts'). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.7    In the event of a termination of this Agreement pursuant to this Article 6, the Fund will promptly notify the Company regarding whether Underwriter and the Fund will continue to make Shares available after such termination. If the Fund elects to continue making shares available to the Company, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than nine months.

6.8    The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Funds, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company:

ITT Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in. two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under. this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10     No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

ITT HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ David A. Hall
David A. Hall
Name: Senior Vice President

Title:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: [illegible]

Name:

Title:

Schedule A

Segregated Accounts of ITT Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account                     Date Established
ICMG Registered Variable Life                October 9, 1995
Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of ITT Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Quality Equity Fund
American Balanced Fund
Equity Growth Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Find
Natural Resources Focus Fund
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund

Schedule C

Persons Authorized to Act on Behalf of ITT Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of ITT Hartford Life and Annuity Insurance Company on its own behalf and on behalf of each Account:

Name                                Signature

Carol Lewis                            /s/ Carol Lewis

Julie DeFazio                            /s/ Julie DeFazio

Elsa Phin                            /s/ Elsa Phin

Sandra Cinqugrana                        /s/ Sandra Cinquegrana

AMENDMENT I TO THE
FUND PARTICIPATION AGREEMENT
BETWEEN
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. AND
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EFFECTIVE JANUARY 1997 ("AMENDMENT")

THIS AMENDMENT to the Fund Participation Agreement, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts"), is made as of the
1st date of March, 1999.

WITNESSETH

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extend permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1
Sale of the Fund Shares

1.1    Subject to Section 1.3 of this Agreement, the Fund shall cause the
Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter or its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter or its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund_ The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section
1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only_
Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payments of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that the Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 1.10 and Article 4 of this Agreement.

1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then-current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to is use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.10 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts
4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination

6.1    This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate.

6.5    This Agreement may be terminated at the option of the Company if (A)
the Internal Revenue Serve determines that any Portfolio fails to qualify as a 'Regulated Investment Company' under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

6.6    Notwithstanding any termination of this Agreement but subject to Article
I, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of the Agreement, provided that the Company continues to comply with all of its obligations hereunder as if this Agreement had not been terminated.

6.7    The provisions of Article 5 shall survive the termination of this
Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Fund, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company

Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment 1 to the Fund Participation Agreement as of the date and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ James P. VanEtten
Name: James P. VanEtten
Title: Assistant Vice President

MERRI LYNCH VARIABLE SERIES FUND , INC.
By: /s/ Terry K. Glenn
Name: Terry K. Glenn
Title:    Executive Vice President

Schedule A

Segregated Accounts of Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account	Date Established October 9, 1995
ICMG Registered Variable Life Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Quality Equity Fund
American Balanced Fund (Closed May 1, 1999. No policyholders in fund.)
Special Value Focus Fund
International Equity Focus Fund (closed May 1, 1999. No policyholders in fund.)
Developing Capital Markets Focus Fund (closed May 1, 1999. No policyholders in fund.)
Global Utility Focus Fund
Natural Resources Focus Fund (closed May 1, 1999. No policyholders in fund.)
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund
Reserve Assets Fund
Capital Focus Fund
Global Growth Focus Fund

Schedule C

Persons Authorized to Act on Behalf of Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of each Account:

Name                            Signature

Carol Lewis, Assistant Director                /s/ Carol Lewis
Tibor Held, Accountant                    /s/ Tibor Held
Mark Strogoff, Accountant                    /s/ Mark Strogoff
Todd Farber, Accountant                    /s/ Todd Farber

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of 30th day of June, 2007 to the Fund Participation Agreement dated January 1997, as amended March 1, 1999 (the "Agreement"), by and between Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) (the "Company") and BlackRock Variable Series Funds, Inc. (formerly known as Merrill Lynch Variable Series Funds, Inc.) (the "Fund") is hereby amended as follows:

1.    All parties agree to add Hartford Life Insurance Company, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

2.    Company

References to "ITT Hartford Life and Annuity Insurance Company" are hereby changed to "Hartford Life and Annuity Insurance Company." "Company" shall collectively mean Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company.

3.    Fund

References to "Merrill Lynch Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc." and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

4.    Underwriter

References to "Merrill Lynch Funds Distributors, Inc. and "Underwriter" shalt mean "BlackRock Distributors, Inc."

5.    Investment Advisor

References to "Merrill Lynch Asset Management, L.P." and "MLAM" shall mean "BlackRock Advisors, LLC."

6.    Schedules A and B to the Agreement are hereby amended as attached hereto and made a part hereof. Schedules A and B shall be amended from time to time as reflected in Accounts registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

7.    Sections 2.1 and 2.2 are hereby amended to reflect that:

(a)    The Fund shall be, and remain responsible for the prompt payment, or reimbursement, as the case may be, to the Company of the reasonable costs and expenses associated with the following activities associated with the preparing, filing with the Securities and Exchange Commission and setting for printing shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information (collectively, the "Fund Materials"): (i) text composition and alterations; (ii) printing, mailing and distributing for use with existing Contract owners; and (iii) if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files. The Company may choose to print Fund Materials, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined on a pro-rata basis using the page count or portion thereof of the Fund Materials as compared to the total page count for the combined materials containing all other funds' materials.

(b)    Fund Materials shalt be supplied in final form to the Company as soon as reasonably possible following the filing thereof with the Securities and Exchange Commission; time being of the essence. The Parties recognize that the Company issues Contract prospectuses on a May 15t calendar year and therefore any Fund supplements issued off cycle result in additional costs and expenses, including special handling fees.

(c)    The Company will calculate the payment contemplated by this Section 2 and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Fund. The Fund agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

8.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof.

9.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

10.    This Amendment shalt be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, on its behalf and each Account
named in Schedule A to the Fund Participation
Agreement as may be amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD LIFE INSURANCE COMPANY, on its
behalf and each Account named in Schedule A
to the Fund Participation Agreement, as may be
amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

BlackRock Variable Series Funds, Inc.

By: /s/ illegible
Name:
Title:

Schedule A
Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc.

BlackRock Global Growth V.I. Fund (formerly Mercury Global Growth V.I. Fund, previously Merrill Lynch Global Growth Focus Fund)
BlackRock Large Cap Growth V.I. Fund

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of March 31, 2010 and effective as of April 1, 2010 to the Fund Participation Agreement dated January 1997 (the "Agreement"), as amended March 1, 1999 ("Amendment No.1") and June 30, 2007 ("Amendment No. 2"), by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively the "Company") and BlackRock Variable Series Funds, Inc. (the "Fund") is hereby amended as follows:

1.     Underwriter

References to "Underwriter" shall mean "BlackRock Investments, LLC ("BRIL") a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.    Schedule A

Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

3.    Schedule B

Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

ARTICLE 3 Representations and Warranties Section 3.2 of the Agreement is hereby renamed as Section 3.2(a) and Section 3.2(b) of the Agreement is added as follows:

3.2(b)
Notwithstanding any other provision to the contrary in this Agreement for purposes of the exemption to the application of certain limitations provided in subparagraph (E) of Section 12(d)(1) of the 1940 Act, the Company, on its own behalf and on behalf of the Account(s) and each investment subdivision thereof, represent and warrants with respect to the shares of each investment portfolio of the Underlying Fund held by a subdivision of the Account(s):

(i)	Hartford Equity Sales Company is the principal underwriter for the Account(s) and the subdivisions of the Account(s) and a registered broker-dealer under the Securities Exchange Act of 1934;

(ii)	Fund Shares are the only investment securities held by the corresponding subdivisions of the Account(s); and

(iii)	The Company, on behalf of the corresponding subdivision, will:

(a)	vote the shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

ARTICLE 7 Notices is hereby deleted and replaced with the following:

ARTICLE 7

Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:                        With a copy to:
BlackRock Variable Series Funds, Inc.            Robert Connolly, General Counsel
Attention: Brian Schmidt                    BlackRock, Inc.
40 East 52nd Street                    40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Underwriter:                    With a copy to:
BlackRock Investments, LLC                BlackRock Investments, LLC
Attn: Frank Porcelli                     Attn: Rick Forio
40 East 52nd Street                     40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Company:                        With a copy to:

Hartford Life Insurance Company                    Hartford Life Private Placement
200 Hopmeadow Street                         100 Campus Drive, Suite 250
Simsbury, CT 06089                         Florham Park, NJ 07932
Attn: General Counsel                        Attn: VP, Product Management
Fax: 860-843-8665                        Fax: 973-966-6330

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Denis R. Molleur
Name: Denis R. Molleur
Title: Assistant Secretary

HARTFORD LIFE ND ANNUI INSURANCE COMPANY, on its behalf and each Account named in
Schedule A to the Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, on its behalf and each Account named in Schedule A to the
Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

Schedule A

Hartford Life Insurance Company
Separate Account Two
Separate Account Seven
Separate Account ICMG Series I
Separate Account ICMG Series 11
Separate Account ICMG Series 11A
Separate Account ICMG Series 11B
Separate Account ICMG Series 11C
Separate Account ICMG Series 11D
Separate Account ICMG Series III
Separate Account ICMG Series 111A
Separate Account ICMG Series IIIB
Separate Account ICMG Series IV
Separate Account ICMG Series VII
Hartford Life Insurance Company PPVA Separate Account

Hartford Life and Annuity Insurance Company
Separate Account One
Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series 1 and IR
Hartford Leaders Solution Outlook Series I and IR
Series I
Series 11
Series 11A
Series 11B
Series 11C
Series IlD
Series III
Series IIIA
Series IIIB
Series IIIC
Series IIID
Series IIIV
Series IMF
Series IV
Series IVA
Series IVB
Series WC
Series IVD
Series IVE
Series IVF
Series IVG
Series IVH
Series IVJ
Series IVK
Series IVL
Series 4V
Hartford Life Private Placement Variable Life Insurance Select Seriessm
Hartford Life Private Placement Variable Life Insurance Advisor Seriessm
Hartford Life Private Placement Variable Annuity Select Series

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, inc. Available Class I, Class II and Class III shares of:

CUSIP	TICKER	FUND NAME	CLASS
09253L108	AMBLI	BlackRock Balanced Capital V.I. Fund	1
09253L405	BAVLI	BlackRock Basic Value V.1. Fund	1
09253L504	BAVII	BlackRock Basic Value V.I. Fund	II
09253L603	BVIII	BlackRock Basic Value V.I. Fund	III
09253L843	FDGRI	BlackRock Fundamental Growth V.I. Fund	I
09253L777	GLALI	BlackRock Global Allocation V.I. Fund	I
09253L769	GLAII	BlackRock Global Allocation V.I. Fund	II
09253L751	GAIII	BlackRock Global Allocation V.I. Fund	III
092531_819	GLGRI	BlackRock Global Growth V.I. Fund	I
09253L785	GGIII	BlackRock Global Growth V.I. Fund	III
09253L744	GVBDI	BlackRock Government Income V.I. Fund	I
09253L710	HICUI	BlackRock High Income V.I. Fund	I
09253L645	IVVVI	BlackRock International Value V.I. Fund	I
09253L611	LGCCI	BlackRock Large Cap Core V.I. Fund	I
09253L595	LGCII	BlackRock Large Cap Core V.I. Fund	II
09253L587	LCIII	BlackRock Large Cap Core V.I. Fund	III
09253L579	LGGGI	BlackRock Large Cap Growth V.I. Fund	I
09253L553	LGIII	BlackRock Large Cap Growth V.I. Fund	ill
09253L546	LCVAX	BlackRock Large Cap Value V.I. Fund	I
09253L538	LCVBX	BlackRock Large Cap Value V.I. Fund	II
09253L520	LV111	BlackRock Large Cap Value V.I. Fund	111
09253L876	DMMKI	BlackRock Money Market V.I. Fund *	I
09253L678	IDXVI	BlackRock saP 500 Index V.I. Fund	I
09253L660	IXVI1	BlackRock sap 500 Index V.I. Fund	II
09253L702	CRBDI	BlackRock Total Return V.I. Fund	I
09253L512	UTTLI	BlackRock Utilities and Telecommunications V.I. Fund	I
09253L470	SMCPI	BlackRock Value Opportunities V.I. Fund	I
09253L462	SMCII	BlackRock Value Opportunities V.I. Fund	11
09253L454	SCIII	BlackRock Value Opportunities V.I. Fund	III

* No fees will be paid on the BlackRock Money Market V.I. Fund
On or about May 1, 2010 the BlackRock Fundamental Growth V.I. Fund will be renamed the BlackRock Capital Appreciation V.I. Fund
On or about May 1, 2010 the BlackRock Global Growth V.I. Fund will be renamed the BlackRock Global Opportunities V.I. Fund

Fund Participation Agreement

Among

Variable Insurance Products Funds?

Fidelity Distributors Corporation,

And

Hartford Life Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 1st day of April, 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth an attached Schedule A as It may be amended from time to time (the "Separate Accounts"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund Ill and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies far life Insurance policies and annuity contracts; and
WHEREAS, the beneficial interest in each Trust is divided Into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets+ any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and
WHEREAS, each Trust has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No, 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 16(b) of the investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order");
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of each Trust; and
WHEREAS, each Trust intends to make available shams of its Portfolios as set forth on attached Schedule B, as It may be amended from time to time by mutual agreement of the parties (the "Portfolios"), to the Separate Accounts of Hartford; and
WHEREAS, Fidelity Management and Research Company ("the Adviser") is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. and any applicable state securities laws and serves as the investment adviser to the Portfolios, and Fidelity Investments Institutional Services Company, Inc. ("FlIS") is an affiliate of the Distributor and Adviser that performs sales, marketing and administrative services: and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the 1933 Act") and the investment Company Act of 1940 (the °1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the 'Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust. and Hie Distributor agree as follows:

ARTICLE A. Form of Agreement
Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Trust, as though Hartford and the Distributor had executed a separate, identical form of participation agreement with each Trust. No rights, responsibilities or liabilities of any Trust shall be attributed to any other Trust.
ARTICLE I. PORTFOLIO SHARES
1.1    The Trust and the Distributor agree to make Portfolio shares available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each share next computed after receipt by the Trust, or its designee, of such order as of the dose of business on each Business Day.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Boston time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Portfolio pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Portfolio' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or is, In the sole discretion of the Board acting in good faith and In light of their fiduciary duties under federal and any applicable slate laws, necessary In the best interests of the shareholders of such Portfolio.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Portfolios will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Portfolios will be said to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Portfolios held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement. Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Boston time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule F to this Agreement or, if it is unable to submit orders electronically. Hartford shall submit such orders through manual transmissions using the procedures described In Schedule F to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Portfolio shall be made in accordance with the provisions of the prospectus.

A.Hartford will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares Find dollar amount of each Portfolio to be purchase or redeemed.

B.In the event of net purchases, Hartford will pay for shares in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares, or as the parties may otherwise agree in writing or by course of conduct.

C.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3..00 p.m. (Eastern time)] on the next Business Day after an order to redeem Portfolio shares Is made, or as the parties may otherwise agree in writing or by course of conduct.
1.6    Issuance and transfer of the Portfolio' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Portfolio identified in Schedule B attached as may be amended from time to lime.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Portfolio' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Portfolio. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Portfolio to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified In this Section and Section 1.7 will be substantially in the form as set forth In attached Schedule D.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.
A.    Accordingly, Hartford represents and warrants that:

1.    all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by Hartford before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m, e.s.t);

2.    It will use its best efforts to discourage market timing and other excessive or disruptive trading activity by third parties with power to act on behalf of multiple contract owners and by individual contract owners;

3.    any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to Hartford the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.
The Trust agrees to notify Hartford of transfer activity that the Trust or Distributor deems to be excessive or disruptive ("Abusive Transfer Activity"). After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.
C.    In the event that Abusive Transfer activity, as determined by the Trust, recurs after initial notice to Hartford, the Trust may then terminate the offering of any affected Portfolio to any affected Account upon sixty (60) days written notice to Hartford.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and slate laws and regulations. and will be sold only by duly licensed and appointed parties with which Hartford has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable federal and state laws and regulations and slate insurance suitability requirements.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account under the Connecticut Insurance Code prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit Investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.    Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Portfolio shares sold pursuant to this Agreement shall be duty authorized for Issuance and sold in accordance with the laws of the State of Connecticut and in material compliance with all applicable federal and state securities laws and regulations.
C    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
D.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time. as required in order to effect the continuous offering of the Portfolio' shares.
2.3    The Trust and the Distributor represent and warrant that:
A.    The Trust Is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986. as amended, (the 'Code') and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to quality or that the Trust might not qualify in the future.
B.    The Trust is duly organized and Validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act.
D.     The Trust has obtained an order from the SEC granting participaing insurance companies and variable Insurance product separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust or its Portfolios to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It Is and shall remain a member in good standing of the NASD and duly registered as a broker-dealer with the SEC and that it sell and distribute Trust shares in material compliance with the laws of the State of Connecticut and with all applicable federal and stale securities laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford In lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and Statements of Additional Information shall be the expense of
Hartford. For prospectuses and Statements of Additional Information provided by Hartford to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If Hartford chooses to receive camera-ready film in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse Hartford in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's Statement of Additional Information. In the event that Portfolios of the Trust are made available in Contracts that were available for purchase before the date of this Agreement, the quantities above shall be limited to owners of Contracts issued after the date of this Agreement.
Hartford agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.2    The Trust or its designee will provide Hartford prompt notice, generally not less than 90 days before the effective date, of the following events having disclosure implications for a Portfolio: (a) fund objective changes, (b) anticipated fund mergers/substitutIons, (c) fund name changes, (d) fund adviser or sub-adviser changes; and/or (e) other changes that affect Hartford's contract prospectuses or the distribution of fund prospectuses or reports. If the Trust fails to provide Hartford with the required notice, and this failure causes Hartford reasonably to incur additional expenses for facilitating the changes and for notifying Contract owners, the Distributor will reimburse Hartford for the difference between Hartford's actual expenses and the expenses Hartford would have incurred had the required notice been given. This provision shall not apply to prospectus supplements ("stickers"), requests for regulatory relief, fund proxy statements (discussed below) or other actions that the Trust or Distributor determine to be necessary or appropriate to keep the Trust in material compliance with applicable laws or fiduciary obligations to shareholders.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Portfolio. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Portfolio to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Portfolio shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Portfolio shares for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating In the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule E attached hereto.
A.    To the extent permitted by applicable law. Hartford reserves the right to vote Portfolio shares held in any Separate Account In its own right.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than Information or representations contained in: (a) the registration statement or Portfolio prospectus(es), (b) Portfolio' annual and semi annual reports to shareholders, (c) proxy statements for the Portfolio, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of
Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Portfolio or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    For purposes of this Article IV. the phrase *sales literature or advertising" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, private placement memoranda, shareholder reports, and proxy materials.
ARTICLE V. DIVERSIFICATION
5.1    The Trust represents and warrants that, at all times, each Portfolio will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life Insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Portfolio ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state Insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter. or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the Investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an Insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing conflicts of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Hartford to Inform the Board whenever contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Hartford and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different Investment medium. including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
6.4    If a material irreconcilable conflict arises because of a decision by Hartford to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the effected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Notwithstanding anything herein possibly to the contrary, "echo" voting or the effectuation of other voting procedures consistent with the Shared Funding Exemptive Order, shall not constitute a decision to disregard contract owner voting instructions as contemplated hereby. Subject to section 9.2, below, any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being Implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.5    If a material Irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs Hartford in writing that It has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and Implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.6    For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Hartford shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict, In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Hartford will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs Hartford in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
6.7    If and to the extant that Rule 6e-2 and Rule 6e-3(T) ere amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 60-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.3, 3.4, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained In such Rule(s) as so amended or adopted.

ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors. Trustees or (If applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Portfolio shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved or distributed by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be slated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents Of otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in arid accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Portfolio (or any amendment or supplement to any of the foregoing) and not supplied by Hartford (collectively, "Trust Documents. for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein riot misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terns of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford or any material breach by a Hartford-appointed agent of the provisions required by section 2.1, above, of its written agreement with Hartford.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Distributer whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which It may have to the indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at Its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to Indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "indemnified Parties" and individually, an "indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged l9oss,: claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Portfolio shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fad contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained In and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to he stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written Information furnished to Hartford by or on behalf of the Distributor or the Trust; or
4.    Arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor In this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at Its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of Its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties' and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and ail losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust. which consent shall not be unreasonably withheld) or expenses (Including the reasonable costs of investigating or defending any alleged loss. claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"). to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise. insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:

1.    arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement including a material failure. to comply with the diversification requirements specified In Article VI of this Agreement): or

2.    arise out of or result 1mm any material breach of any representation andfor warranty made by the Trust In this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified Party's duties or by reason of such indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement far any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    If a party is defending a claim and indemnifying another party hereto, the indemnified party shall give the indemnifying party reasonable access during normal business hours to its nonconfidential books and records pertaining to such claim, and shall otherwise cooperate in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party falls to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) clays from the commencement of the same unless such time period is extended by the written agreement of the parties).

The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs. and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof Interpreted under and in accordance with the laws of the State of Massachusetts without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the
1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon sixty (60) clays advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Portfolio in the event any of the Portfolio' shares are not registered, issued or said in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Portfolio In the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement: or
E.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective dale of termination of this Agreement (the "Existing Contracts") unless such further sale of Portfolio shares Is prescribed by law, regulation or applicable regulatory body.
Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of Investments in the Portfolio, redeem investments in the Portfolio and Invest in the Portfolio through additional purchase payments,

B.    Hartford agrees not to redeem Portfolio shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Trust are held on behalf of Contract owners in accordance with section 9.2.A, except that the Trust and Distributor shall have no further obligation to make Trust shares available in Contracts issued after termination.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to the Distributor
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to Hartford:                    With a copy to:
Hartford Life Insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Thomas M. Marra, President

ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and not release any Nonpublic Personal Financial Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency. regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Nonpublic Personal Financial Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford Including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. This Agreement does not require or contemplate that Hartford will share, or that the Trust or the Distributor will receive or maintain, any Nonpublic Personal Financial Information of Hartford Contract Owners.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4    If any provision of this Agreement shall be held or made invalid by a court decision. statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall pen-nit such authorities (end other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior whiten consent of all parties; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement. Hartford shall promptly notify the Trust and the Distributor of any change in control of Hartford.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not he deemed a waiver of any further or future right under this Agreement.
11.9     All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named In
Schedule A, as may be amended from time to time

By: /s/. Robert Arena
Its: Vice President
VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV

By: /s/ Christine Reynolds
Its: Treasurer, S.V.P.
Christine Reynolds

FIDELITY DISTRIBUTORS CORPORATION

By: [illegible]
Its: E.V.P.

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Account Three 6/22/94

SCHEDULE B

PARTICIPATING PORTFOLIOS
Fidelity VIP Contrafund Portfolio
Fidelity VIP Equity-Income Portfolio
Fidelity VIP Growth Portfolio
Fidelity VIP Mid Cap Portfolio
Fidelity VIP Value Strategies Portfolio

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's Registration Statements	Preparing and filing the Trust's Registration Statements
Text composition for the Separate Account prospectus and supplements	Text composition for the Portfolio prospectus and supplements
Text alterations for the Separate Account prospectus and supplements	Text alterations for the Portfolio prospectus and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Portfolio prospectuses and supplements for use with prospective Contract owners.
Printing Portfolio prospectuses and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Portfolio prospectuses and supplements to existing and prospective Contract owners.

Printing Portfolio and Separate Account supplements and other communications related to the following transactions, only if initiated by the fund: fund substitutions, fund closings, fund mergers and other similar fund transactions. This shall not apply to Trust-sponsored proxy statements, covered below.

Text compostion of any annual or semi-annual reports of the Separate Account, printing, mailing and distributing any annual and semi-annual reports of the Separate Account and mailing and distributing annual and semiannual reports of the Portfolio to existing Contract Owners.
Text compostion of annual or semi-annual reports of the Portfolio, printing annual and semi-annual reports of the Portfolio for existing Contract owners then invested in the Portfolio(1)
Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts or sponsored by any fund managed by a third party

Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Portfolio or the Trust

(1) Hartford may choose to print The Portfolio' prospectuses, statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing of the combined materials shall be determined pro-rata based upon the page count of the Portfolio' documents as compared to the total page count for the combined materials containing all other funds offered under The Contracts, as further limited, on the case of annual and semiannual reports, to print quantities distributed to contract owners with contract value allocated to the Trust as of the report date.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Ernail:

Mutual Fund Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Mil Rata
Change in Mil Rate
Ordinary Dividend Distribution
Short Term Cap Gain Distribution
Long Term Cap Gain Distribution

SCHEDULE E
PROXY VOTING PROCEDURE
Where Hartford agrees to appoint a proxy voting service engaged by the Fund or the Distributor. Hartford shall reasonably cooperate with the project plans and requests of such service. This Proxy Voting Procedure shall apply in any case in which Hartford does not agree to appoint a proxy service engaged by the Fund or the Distributor.
The following is a list of procedures and corresponding responsibilities for the handIng of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall refer to Hartford and any third party engaged by Hartford to perform the steps delineated below.

1.
The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a *tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.
3.    The Fund's Annual Report no longer needs to be sent to each Customer by the
Company either before or together with the Customers' receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.
4.    The text and format for the Voting Instruction Cards ("Cards or "Card') is provided to the Company by the Fund. The Company shall provide Voting Instruction Cards for Company to personalize. The Legal Department of the Underwriter or Its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing Information on the Cards.
Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

a.	address

b.	Fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process dice to possible uncertainties relating to the proposals.)

5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion ink> envelopes. Contents of envelope sent to Customers by Company will Include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope addressed to the Company or its tabulation agent

d.
IIurge buckslip" - optional. but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal

6.
The above contents should be received by tine Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal by the Company.

7.	Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.
Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note. Postmarks are not generally needed. A need for postmark information would be due to an insurance Company's internal procedure and has not been required by Fidelity In the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There we various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive Into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an Internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13.
Final tabulation In shares Is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off" may be done orally, but must always be followed up In writing.

SCHEDULE F
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ('DCC&S'`) Fund/SERV system; Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Slack Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will he effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the ether party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to trust or its designated agent in Federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund,'SERV System:.

a)
Orders derived from. and In amounts equal to, instructions received by Hartford prior to the Close of Trading on Day I shall be transmitted without modification (except tor netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. rather than through line DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern Time on the next Business Day.

c)
With respect lo purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limit set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations lo the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity.

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005 by the foregoing parties as follows:

1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedule A and B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE INSIURANCE    VARIABLE INSURANCE PRODUCTS FUND
COMPANY                    VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ John R. Hebble
Name: Robert Arena                Name: John Hebble
Its: [TITLE] SVP                Its: [TITLE] Treasurer, Fixed Income
Date: 4/29/08                    Date: 7/30/08

By: /s/ Ken Robins
Name: Ken Robins
Its: Treasurer, Equity
Date: 7/29/08

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ Bill Loehning
Name: Bill Loehning
Its: [TITLE] EVP, Institutional
Date: 7/17/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Separate Account Three	06/22/1994
Separate Account Seven	04/01/1999

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VLF' Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective October 19, 2009, by and among Hartford Life Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005, as amended, by the foregoing parties as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE INSURANCE    VARIABLE INSURANCE PRODUCTS FUND
COMPANY                    VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ Bryan Mehrmann
Name: Robert Arena                Name: Bryan Mehrmann
Its: [TITLE] Executive Vice President        Its: [TITLE] Deputy Treasurer
Date: 9/30/09                    Date: 9/29/09

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ William F. Loehning
Name: William F. Loehning
Its: [TITLE] Executive Vice President
Date: 9/16/09

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VIP Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2
Fidelity VIP Strategic Income Portfolio - Service Class 2

Fidelility
Investments

April 1, 2005
Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President
Re:    Pricing Shares of VIP Funds
To Whom It May Concern:
Reference is hereby made to that certain Fund Participation Agreement (the "Agreement") dated of even date herewith by and among Hartford Life Insurance Company, on its behalf and on behalf of Hartford Separate Account Three ("Hartford"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
Without in any manner waiving any of its rights under the Agreement, Hartford and the Fidelity Investments Institutional Services, Inc. ("Fidelity") hereby agree as follows:

1.    Any and all material errors in the calculation or reporting (or failure to report) by any Trust of net daily asset values per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. For the purposes hereof, a "material error" shall be determined in accordance with the Trust's policies and procedures as approved by the Trust's board and as in effect at the time of the net asset value(s), provided that such procedures shall at all times conform to the then prevailing official guidance from appropriate divisions within the Securities and Exchange Commission.

2.    In addition to the indemnification specified in section 7.2 of the Agreement, Fidelity shall indemnify and hold harmless Hartford against any amount (including reasonable costs and expenses) that Hartford is legally required to pay annuity or life insurance contract owners that have selected a series of any Trust (a "Series") as an investment option ("Contract owners"), which result from material errors in the calculation or reporting (or failure to report) by any Trust of net daily asset values per share, dividend or capital gain information. Hartford shall submit an invoice to the Fidelity or its agents for such losses incurred and which sum shall be payable within sixty (60) days of receipt. Should a material miscalculation result in a gain to Hartford, Hartford shall expend reasonable efforts, at the expense of the Fidelity or its agents, to recover the over payment made to Contract owners and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements. The foregoing shall be the exclusive rights and remedies for the Trust, Fidelity or any third parties in connection with the recoupment of any such over payments.
Fidelity Investments Institutional    100 Salem Street
Services Company, Inc.    Smithfield, RI 02917

Notwithstanding anything possibly to the contrary, this letter constitutes the entire agreement by and among the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral with respect to such matters.

Sincerely,

/s/ Tom Restivo

Tom Restivo
Senior Vice President - Risk Management and Compliance Fidelity Investments Institutional Services, Inc.
C:    Dennis Glynn, Institutional Investments
Alan Kreczko, Deputy General Counsel

Fidelity
I IVVESTM€MTS

May 16, 2007

Hartford Life Insurance Company
Mr. Richard Wirth
200 Hopmeadow Street, P.O. Box 2999
Simsbury, Connecticut 06089
Re:    Participation Agreement among Variable Insurance Products Fund, Variable
Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated April 1, 2005. as amended (the "Participation Agreement")
Dear Mr. Wirth:
The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.
In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.
Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.
Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ William F. Loehning
Name: William F. Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer
The Undersigned Consents to the Amendment and Assignment of the Participation
Agreement as of this 14th day of June, 2007.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP
Please keep one copy and return the other to:
Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N Smithfield RI 02917

EXHIBIT A
AFFECTED PORTFOLIOS                FUND V PORTFOLIOS
Variable Insurance Products Fund                    Variable Insurance Products Fun V
Money Market Portfolio                    Money Market Portfolio
Variable Insurance Products Fund II
Asset Manager Portfolio                    Asset Manager Portfolio
Asset Manager: Growth Portfolio                 Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio                Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio                     Freedom Income Portfolio
Freedom 2005 Portfolio                     Freedom 2005 Portfolio
Freedom 2010 Portfolio                    Freedom 2010 Portfolio
Freedom 2015 Portfolio                     Freedom 2015 Portfolio
Freedom 2020 Portfolio                     Freedom 2020 Portfolio
Freedom 2025 Portfolio                     Freedom 2025 Portfolio
Freedom 2030 Portfolio                     Freedom 2030 Portfolio
FundsManager 20% Portfolio                 FundsManager 20% Portfolio
FundsManager 50% Portfolio                 FundsManager 50% Portfolio
FundsManager 70°/a Portfolio                 FundsManager 70°/a Portfolio
FundsManager 85°/a Portfolio                 FundsManager 85°/a Portfolio
Strategic Income Portfolio                    Strategic Income Portfolio

Fund Participation Agreement

Among

Variable Insurance Products Funds?

Fidelity Distributors Corporation,

And

Hartford Life and Annuity Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 1st day of April, 2005 by and among Hartford and Annuity Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth an attached Schedule A as It may be amended from time to time (the "Separate Accounts"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund Ill and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies far life Insurance policies and annuity contracts; and
WHEREAS, the beneficial interest in each Trust is divided Into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets+ any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and
WHEREAS, each Trust has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No, 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 16(b) of the investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order");
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of each Trust; and
WHEREAS, each Trust intends to make available shams of its Portfolios as set forth on attached Schedule B, as It may be amended from time to time by mutual agreement of the parties (the "Portfolios"), to the Separate Accounts of Hartford; and
WHEREAS, Fidelity Management and Research Company ("the Adviser") is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. and any applicable state securities laws and serves as the investment adviser to the Portfolios, and Fidelity Investments Institutional Services Company, Inc. ("FlIS") is an affiliate of the Distributor and Adviser that performs sales, marketing and administrative services: and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the 1933 Act") and the investment Company Act of 1940 (the °1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the 'Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust. and Hie Distributor agree as follows:

ARTICLE A. Form of Agreement
Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Trust, as though Hartford and the Distributor had executed a separate, identical form of participation agreement with each Trust. No rights, responsibilities or liabilities of any Trust shall be attributed to any other Trust.
ARTICLE I. PORTFOLIO SHARES
1.1    The Trust and the Distributor agree to make Portfolio shares available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each share next computed after receipt by the Trust, or its designee, of such order as of the dose of business on each Business Day.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Boston time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Portfolio pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Portfolio' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or is, In the sole discretion of the Board acting in good faith and In light of their fiduciary duties under federal and any applicable slate laws, necessary In the best interests of the shareholders of such Portfolio.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Portfolios will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Portfolios will be said to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Portfolios held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement. Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Boston time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule F to this Agreement or, if it is unable to submit orders electronically. Hartford shall submit such orders through manual transmissions using the procedures described In Schedule F to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Portfolio shall be made in accordance with the provisions of the prospectus.

A.Hartford will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares Find dollar amount of each Portfolio to be purchase or redeemed.

B.In the event of net purchases, Hartford will pay for shares in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares, or as the parties may otherwise agree in writing or by course of conduct.

C.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3..00 p.m. (Eastern time)] on the next Business Day after an order to redeem Portfolio shares Is made, or as the parties may otherwise agree in writing or by course of conduct.
1.6    Issuance and transfer of the Portfolio' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Portfolio identified in Schedule B attached as may be amended from time to lime.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Portfolio' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Portfolio. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Portfolio to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified In this Section and Section 1.7 will be substantially in the form as set forth In attached Schedule D.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.
A.    Accordingly, Hartford represents and warrants that:

1.    all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by Hartford before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m, e.s.t);

2.    It will use its best efforts to discourage market timing and other excessive or disruptive trading activity by third parties with power to act on behalf of multiple contract owners and by individual contract owners;

3.    any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to Hartford the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.
The Trust agrees to notify Hartford of transfer activity that the Trust or Distributor deems to be excessive or disruptive ("Abusive Transfer Activity"). After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.
C.    In the event that Abusive Transfer activity, as determined by the Trust, recurs after initial notice to Hartford, the Trust may then terminate the offering of any affected Portfolio to any affected Account upon sixty (60) days written notice to Hartford.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and slate laws and regulations. and will be sold only by duly licensed and appointed parties with which Hartford has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable federal and state laws and regulations and slate insurance suitability requirements.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account under the Connecticut Insurance Code prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit Investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.    Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Portfolio shares sold pursuant to this Agreement shall be duty authorized for Issuance and sold in accordance with the laws of the State of Connecticut and in material compliance with all applicable federal and state securities laws and regulations.
C    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
D.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time. as required in order to effect the continuous offering of the Portfolio' shares.
2.3    The Trust and the Distributor represent and warrant that:
A.    The Trust Is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986. as amended, (the 'Code') and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to quality or that the Trust might not qualify in the future.
B.    The Trust is duly organized and Validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act.
D.     The Trust has obtained an order from the SEC granting participaing insurance companies and variable Insurance product separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust or its Portfolios to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It Is and shall remain a member in good standing of the NASD and duly registered as a broker-dealer with the SEC and that it sell and distribute Trust shares in material compliance with the laws of the State of Connecticut and with all applicable federal and stale securities laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford In lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and Statements of Additional Information shall be the expense of
Hartford. For prospectuses and Statements of Additional Information provided by Hartford to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If Hartford chooses to receive camera-ready film in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse Hartford in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's Statement of Additional Information. In the event that Portfolios of the Trust are made available in Contracts that were available for purchase before the date of this Agreement, the quantities above shall be limited to owners of Contracts issued after the date of this Agreement.
Hartford agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.2    The Trust or its designee will provide Hartford prompt notice, generally not less than 90 days before the effective date, of the following events having disclosure implications for a Portfolio: (a) fund objective changes, (b) anticipated fund mergers/substitutIons, (c) fund name changes, (d) fund adviser or sub-adviser changes; and/or (e) other changes that affect Hartford's contract prospectuses or the distribution of fund prospectuses or reports. If the Trust fails to provide Hartford with the required notice, and this failure causes Hartford reasonably to incur additional expenses for facilitating the changes and for notifying Contract owners, the Distributor will reimburse Hartford for the difference between Hartford's actual expenses and the expenses Hartford would have incurred had the required notice been given. This provision shall not apply to prospectus supplements ("stickers"), requests for regulatory relief, fund proxy statements (discussed below) or other actions that the Trust or Distributor determine to be necessary or appropriate to keep the Trust in material compliance with applicable laws or fiduciary obligations to shareholders.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Portfolio. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Portfolio to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Portfolio shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Portfolio shares for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating In the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule E attached hereto.
A.    To the extent permitted by applicable law. Hartford reserves the right to vote Portfolio shares held in any Separate Account In its own right.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than Information or representations contained in: (a) the registration statement or Portfolio prospectus(es), (b) Portfolio' annual and semi annual reports to shareholders, (c) proxy statements for the Portfolio, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of
Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Portfolio or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    For purposes of this Article IV. the phrase *sales literature or advertising" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, private placement memoranda, shareholder reports, and proxy materials.
ARTICLE V. DIVERSIFICATION
5.1    The Trust represents and warrants that, at all times, each Portfolio will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life Insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Portfolio ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state Insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter. or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the Investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an Insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing conflicts of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Hartford to Inform the Board whenever contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Hartford and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different Investment medium. including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
6.4    If a material irreconcilable conflict arises because of a decision by Hartford to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the effected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Notwithstanding anything herein possibly to the contrary, "echo" voting or the effectuation of other voting procedures consistent with the Shared Funding Exemptive Order, shall not constitute a decision to disregard contract owner voting instructions as contemplated hereby. Subject to section 9.2, below, any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being Implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.5    If a material Irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs Hartford in writing that It has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and Implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.6    For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Hartford shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict, In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Hartford will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs Hartford in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
6.7    If and to the extant that Rule 6e-2 and Rule 6e-3(T) ere amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 60-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.3, 3.4, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained In such Rule(s) as so amended or adopted.

ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors. Trustees or (If applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Portfolio shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved or distributed by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be slated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents Of otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in arid accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Portfolio (or any amendment or supplement to any of the foregoing) and not supplied by Hartford (collectively, "Trust Documents. for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein riot misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terns of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford or any material breach by a Hartford-appointed agent of the provisions required by section 2.1, above, of its written agreement with Hartford.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Distributer whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which It may have to the indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at Its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to Indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "indemnified Parties" and individually, an "indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged l9oss,: claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Portfolio shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fad contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained In and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to he stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written Information furnished to Hartford by or on behalf of the Distributor or the Trust; or
4.    Arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor In this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at Its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of Its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties' and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and ail losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust. which consent shall not be unreasonably withheld) or expenses (Including the reasonable costs of investigating or defending any alleged loss. claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"). to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise. insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:

1.    arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement including a material failure. to comply with the diversification requirements specified In Article VI of this Agreement): or

2.    arise out of or result 1mm any material breach of any representation andfor warranty made by the Trust In this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified Party's duties or by reason of such indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement far any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    If a party is defending a claim and indemnifying another party hereto, the indemnified party shall give the indemnifying party reasonable access during normal business hours to its nonconfidential books and records pertaining to such claim, and shall otherwise cooperate in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party falls to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) clays from the commencement of the same unless such time period is extended by the written agreement of the parties).

The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs. and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof Interpreted under and in accordance with the laws of the State of Massachusetts without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the
1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon sixty (60) clays advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Portfolio in the event any of the Portfolio' shares are not registered, issued or said in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Portfolio In the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement: or
E.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective dale of termination of this Agreement (the "Existing Contracts") unless such further sale of Portfolio shares Is prescribed by law, regulation or applicable regulatory body.
Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of Investments in the Portfolio, redeem investments in the Portfolio and Invest in the Portfolio through additional purchase payments,

B.    Hartford agrees not to redeem Portfolio shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Trust are held on behalf of Contract owners in accordance with section 9.2.A, except that the Trust and Distributor shall have no further obligation to make Trust shares available in Contracts issued after termination.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to the Distributor
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to Hartford:                    With a copy to:
Hartford Life Insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and not release any Nonpublic Personal Financial Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency. regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Nonpublic Personal Financial Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford Including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. This Agreement does not require or contemplate that Hartford will share, or that the Trust or the Distributor will receive or maintain, any Nonpublic Personal Financial Information of Hartford Contract Owners.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4    If any provision of this Agreement shall be held or made invalid by a court decision. statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall pen-nit such authorities (end other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior whiten consent of all parties; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement. Hartford shall promptly notify the Trust and the Distributor of any change in control of Hartford.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not he deemed a waiver of any further or future right under this Agreement.
11.9     All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named In
Schedule A, as may be amended from time to time

By: /s/. Robert Arena
Its: Vice President
VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV

By: /s/ Christine Reynolds
Its: Treasurer, S.V.P.
Christine Reynolds

FIDELITY DISTRIBUTORS CORPORATION

By: [illegible]
Its: E.V.P.

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Account Three 6/22/94

SCHEDULE B

PARTICIPATING PORTFOLIOS
Fidelity VIP Contrafund Portfolio
Fidelity VIP Equity-Income Portfolio
Fidelity VIP Growth Portfolio
Fidelity VIP Mid Cap Portfolio
Fidelity VIP Value Strategies Portfolio

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's Registration Statements	Preparing and filing the Trust's Registration Statements
Text composition for the Separate Account prospectus and supplements	Text composition for the Portfolio prospectus and supplements
Text alterations for the Separate Account prospectus and supplements	Text alterations for the Portfolio prospectus and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Portfolio prospectuses and supplements for use with prospective Contract owners.
Printing Portfolio prospectuses and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Portfolio prospectuses and supplements to existing and prospective Contract owners.

Printing Portfolio and Separate Account supplements and other communications related to the following transactions, only if initiated by the fund: fund substitutions, fund closings, fund mergers and other similar fund transactions. This shall not apply to Trust-sponsored proxy statements, covered below.

Text compostion of any annual or semi-annual reports of the Separate Account, printing, mailing and distributing any annual and semi-annual reports of the Separate Account and mailing and distributing annual and semiannual reports of the Portfolio to existing Contract Owners.
Text compostion of annual or semi-annual reports of the Portfolio, printing annual and semi-annual reports of the Portfolio for existing Contract owners then invested in the Portfolio(1)
Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts or sponsored by any fund managed by a third party

Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Portfolio or the Trust

(1) Hartford may choose to print The Portfolio' prospectuses, statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing of the combined materials shall be determined pro-rata based upon the page count of the Portfolio' documents as compared to the total page count for the combined materials containing all other funds offered under The Contracts, as further limited, on the case of annual and semiannual reports, to print quantities distributed to contract owners with contract value allocated to the Trust as of the report date.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Ernail:

Mutual Fund Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Mil Rata
Change in Mil Rate
Ordinary Dividend Distribution
Short Term Cap Gain Distribution
Long Term Cap Gain Distribution

SCHEDULE E
PROXY VOTING PROCEDURE
Where Hartford agrees to appoint a proxy voting service engaged by the Fund or the Distributor. Hartford shall reasonably cooperate with the project plans and requests of such service. This Proxy Voting Procedure shall apply in any case in which Hartford does not agree to appoint a proxy service engaged by the Fund or the Distributor.
The following is a list of procedures and corresponding responsibilities for the handIng of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall refer to Hartford and any third party engaged by Hartford to perform the steps delineated below.

1.
The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a *tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.
3.    The Fund's Annual Report no longer needs to be sent to each Customer by the
Company either before or together with the Customers' receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.
4.    The text and format for the Voting Instruction Cards ("Cards or "Card') is provided to the Company by the Fund. The Company shall provide Voting Instruction Cards for Company to personalize. The Legal Department of the Underwriter or Its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing Information on the Cards.
Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

a.	address

b.	Fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process dice to possible uncertainties relating to the proposals.)

5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion ink> envelopes. Contents of envelope sent to Customers by Company will Include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope addressed to the Company or its tabulation agent

d.
IIurge buckslip" - optional. but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal

6.
The above contents should be received by tine Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal by the Company.

7.	Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.
Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note. Postmarks are not generally needed. A need for postmark information would be due to an insurance Company's internal procedure and has not been required by Fidelity In the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There we various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive Into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an Internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13.
Final tabulation In shares Is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off" may be done orally, but must always be followed up In writing.

SCHEDULE F
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ('DCC&S'`) Fund/SERV system; Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Slack Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will he effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the ether party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to trust or its designated agent in Federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund,'SERV System:.

a)
Orders derived from. and In amounts equal to, instructions received by Hartford prior to the Close of Trading on Day I shall be transmitted without modification (except tor netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. rather than through line DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern Time on the next Business Day.

c)
With respect lo purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limit set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations lo the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity.

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005 by the foregoing parties as follows:

1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedule A and B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE AND ANNUITY    VARIABLE INSURANCE PRODUCTS FUND
INSURANCE COMPANY            VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ John R. Hebble
Name: Robert Arena                Name: John Hebble
Its: [TITLE] SVP                Its: [TITLE] Treasurer, Fixed Income
Date: 4/29/08                    Date: 7/30/08

By: /s/ Ken Robins
Name: Ken Robins
Its: Treasurer, Equity
Date: 7/29/08

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ Bill Loehning
Name: Bill Loehning
Its: [TITLE] EVP, Institutional
Date: 7/17/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Separate Account Three	06/22/1994
Separate Account Seven	12/8/1996

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VLF' Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective October 19, 2009, by and among Hartford Life and Annujity Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005, as amended, by the foregoing parties as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE AND ANNUITY    VARIABLE INSURANCE PRODUCTS FUND
INSURANCE COMPANY            VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ Bryan Mehrmann
Name: Robert Arena                Name: Bryan Mehrmann
Its: [TITLE] Executive Vice President        Its: [TITLE] Deputy Treasurer
Date: 9/30/09                    Date: 9/29/09

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ William F. Loehning
Name: William F. Loehning
Its: [TITLE] Executive Vice President
Date: 9/16/09

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VIP Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2
Fidelity VIP Strategic Income Portfolio - Service Class 2

Fidelity
I IVVESTM€MTS

May 16, 2007

Hartford Life & Annuity Insurance Company
Mr. Richard Wirth
200 Hopmeadow Street, P.O. Box 2999
Simsbury, Connecticut 06089
Re:    Participation Agreement among Variable Insurance Products Fund, Variable
Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated April 1, 2005. as amended (the "Participation Agreement")
Dear Mr. Wirth:
The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.
In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.
Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.
Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ William F. Loehning
Name: William F. Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer
The Undersigned Consents to the Amendment and Assignment of the Participation
Agreement as of this 14th day of June, 2007.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP
Please keep one copy and return the other to:
Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N Smithfield RI 02917

Participation Agreement
as of May 31, 2018
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Talcott Resolution Distribution Company, Inc.

CONTENTS

Section    Subject Matter

1.    Parties and Purpose
2.    Representations and Warranties
3.    Purchase and Redemption of Trust Portfolio Shares
4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.    Voting
6.    Sales Material, Information and Trademarks
7.    Indemnification
8.    Notices
9.    Termination
10.    Miscellaneous

Schedules to this Agreement

A.    The Company and its Distributor
B.    Accounts of the Company
C.    Available Portfolios and Classes of Shares of the Trust
D.    Contracts of the Company
E.    [this schedule is not used]
F.    Rule 12b-1 Plans of the Trust
G.    Addresses for Notices
H.    Shared Funding Order

1.    Parties and Purpose
This agreement (the “Agreement”) is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule a (the “Company” or “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).

The purpose of this Agreement is to entitle you, directly on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust (“Portfolios”) that are identified on Schedule C, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts (“Contracts”) that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

This Agreement supersedes and replaces in its entirety: (1) the Participation Agreement - Hartford Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Harford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000, as amended; and (2) the Participation Agreement - Hartford Non-Leaders among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, Hartford Securities Distribution Company, Inc., the Trust and the Underwriter dated May 1, 2000 as amended.
2.    Representations and Warranties
2.1    Representations and Warranties by You
You represent and warrant that:
2.1.1    You are an insurance company duly organized and in good standing under the laws of your state of incorporation.
2.1.2    [reserved]

2.1.3    Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
2.1.4    Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 (“1940 Act”); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.
2.1.5    The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the “1933 Act”); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6    The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange

Act of 1934, as amended (the “1934 Act”) and who are members in good standing of the Financial Industry Regulatory Authority (“FINRA”); (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and FINRA suitability guidelines. Without limiting the foregoing, you agree that you will not make any recommendations to Contract owners regarding the purchase, sale or exchange of any subaccount units under the Contracts and that you shall require in written agreements with broker-dealers that when making any such recommendations to Contract owners they have reasonable grounds for believing that the purchase, sale or exchange of any subaccount units under the Contracts is suitable for such Contract owners.

2.1.7    The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.1.8    The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.
2.1.9    You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.
2.1.10    Contracts will not be sold outside of the United States.
2.1.11    With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof:

2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

2.1.11.2	the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and

2.1.11.3	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:
(a)    vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(b)    refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
2.2    Representations and Warranties by the Trust
The Trust represents and warrants that:
2.2.1    It is duly organized and in good standing under the laws of the State of Delaware.

2.2.2    All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.
2.2.3    It is registered as an open-end management investment company under the 1940 Act.
2.2.4    Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.
2.2.5    It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
2.2.6    It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.
2.2.7    It is currently qualified as a “regulated investment company” under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.2.8    The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817‑5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.
2.2.9    It currently intends for one or more classes of shares (each, a “Class”) to make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted under rule 12b-1 under the 1940 Act (“Rule 12b-1”), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.
2.3    Representations and Warranties by the Underwriter
The Underwriter represents and warrants that:
2.3.1    It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of FINRA.
2.3.2    Each investment adviser (each, an “Adviser”) of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration.

a	2.4 Warranty and Agreement by Both You and Us
We received an order from the SEC dated November 16, 1993 (file no. 812‑8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812‑11698) (collectively, the “Shared Funding Order,” attached to this Agreement as

Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context.
1.You and we both warrant and agree that both you and we will comply with the “Applicants’ Conditions” prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust’s Board of Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in condition 2 of the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.
2.As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).

3.    Purchase and Redemption of Trust Portfolio Shares

3.1    Availability of Trust Portfolio Shares
3.1.1    We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase by the Accounts at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All such orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.
3.1.2    Without limiting the other provisions of this Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust’s prospectus) and the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern. You further agree to cooperate fully in the implementation and fulfillment of the Trust’s obligations pursuant to Rule 22c-2 under the 1940 Act.
3.1.3    We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust (“Participating Insurance Companies”) and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public.

3.2    Manual or Automated Portfolio Share Transactions

3.2.1    Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, “share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”). The address for you to send such written notice shall be: Client Services Insurance, Franklin Templeton Investments, 100 Fountain Parkway N, St. Petersburg, FL 33716-1205, with a copy to General Counsel, Franklin Templeton Investments, 920 Park Place, 2nd Floor, San Mateo, California 94403-1906. After giving ten (10) days’ advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

3.2.2    At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days’ advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.
3.3    Manual Purchase and Redemption
3.3.1    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”).  “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.  “Close of Trading” shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time.  You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive the Instructions from you before 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.3.2    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).

3.3.3    You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank, which is currently 6:00 p.m. Eastern Time, on the same Business Day on which such purchase orders are transmitted to us for processing on that Business Day in conformance with section 3.3.1.
3.3.4    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.
3.3.5    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.3.6    We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.3.7    Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4    Automated Purchase and Redemption
3.4.1    “Fund/SERV” shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.
3.4.2    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the NYSE, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.
3.4.3    On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.
3.4.4    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.
3.4.5    You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.
3.4.6    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.
3.4.7    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.4.8    We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.4.9    All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be “confirmed” by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.
3.4.10    All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.
3.4.11    If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.
3.4.12    In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.
3.4.13    These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.
3.4.14    Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4.15    You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports

4.1    We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule F, if attached.
4.2    We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust’s shares of the Portfolios.
4.3    We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

4.4     “Designated Portfolio Document” means the following documents we create with respect to each Portfolio and provide to you: (1) a Portfolio’s prospectus, including a summary prospectus (together, “Prospectus”) if the Trust chooses to create one for a Portfolio and we and you have signed the necessary Participation Agreement Addendum; (2) its annual report to shareholders; (3) its semi-annual report to shareholders; (4) amendments or supplements to any of the foregoing if we direct you to deliver them to Contract owners; and (5) other shareholder communications including, without limitation, proxy statements, if we direct you to deliver them to Contract owners.

“Document Event” means (1) with respect to the Prospectus, the effectiveness of a new annual post-effective amendment to the Prospectus to update financial statements and make other disclosure changes or other post-effective amendment to the Prospectus; (2) with respect to the Trust’s annual report and semi-annual reports to shareholders, the Trust’s creation of reports intended to satisfy the requirements of Section 30(a) of the 1940 Act applicable to the Trust; or (3) with respect to amendments or supplements to any of the foregoing or other shareholder communications, the Trust’s creation of such documents and provision of them to you.

“Printing Expenses” means expenses of the physical creation of Designated Portfolio Documents, and not of their distribution to Contract owners (including, without limitation, mailing and postage expenses) or the provision of other services.

Each time there is a Document Event with respect to a Designated Portfolio Document we shall, at your option, provide you with one of the following:

(1)
one copy of the applicable Designated Portfolio Document for each Contract owner with investments allocated to a subaccount corresponding to the Portfolio before the date of the Designated Portfolio Document (the “Contract Owner Recipients”); or

(2)
a copy suitable for reproduction of such Designated Portfolio Document, in which case we will reimburse you, as provided below under “Reimbursement Procedures,” for Printing Expenses you incur to create Designated Portfolio Documents in sufficient quantity so that one such Designated Portfolio Document is available for you to have delivered to each Contract Owner Recipient.

Reimbursement Procedures

Routine Reimbursements. Within six months following the delivery date of the Designated Portfolio Document (“Delivery Date”), we must receive your request for reimbursement and: (i) a statement of the number of Contract Owner Recipients; (ii) copies of all printing company invoices applicable to the Printing Expenses that you request we reimburse; (iii) a description of the methodology used to determine the amount of reimbursement requested; and (iv) your representation that the reimbursement request covers only Printing Expenses covered by Section 4.4 of this Agreement; the date we have received all these items is the “Request Date.” If we are able to validate your request based on the information you provided as well as, among other things we believe to be appropriate, our analysis of your previous reimbursement requests, if applicable, and/or third party industry benchmarking information, then we will reimburse you within sixty days of the Request Date.

Reimbursements requiring additional information. If we cannot validate your reimbursement request based on the information you have provided to us and our analysis described in the preceding paragraph, then we will request additional information from you and work with you to validate your request.

Expenses not subject to reimbursement. We will not reimburse expenses related to: (1) creation or provision of any Designated Portfolio Document for or to a person who is not a Contract Owner Recipient of such document; (2) creation or provision of any Designated Portfolio Document to a person accompanying, or at the time of the delivery of, a confirmation of their purchase of or exchange into subaccount shares corresponding to a Portfolio; (3) posting any Designated Portfolio Document on your website; or (4) electronic filing of Designated Portfolio Documents or other documents with the Securities and Exchange Commission (using its EDGAR or other system).

Statement of Additional Information. We shall provide you with a copy of the Trust’s current statement of additional information, including any amendments or supplements to it (“SAI), in a form suitable for reproduction, but we will not pay Printing Expenses or other expenses with respect to the SAI.
4.5    We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. You shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.
4.6    You assume sole responsibility for ensuring that the Trust’s Designated Portfolio Documents and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws. For Designated Portfolio Documents and other Trust materials provided by you on your website or by other electronic means, you assume sole responsibility for ensuring that such delivery is in compliance with applicable state and federal requirements pertaining to electronic delivery, including consent, access, searchability by users, notice and evidence of delivery.
5.    Voting
5.1    All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.
5.2    If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.
5.3    So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the

Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.
6.    Sales Material, Information and Trademarks
6.1    “Sales Literature/ Promotional Material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean each item of the following if prepared, approved or used by you and relating to a Contract, an Account, or a Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.
6.2    You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by you; and (ii) Disclosure Documents.
6.3    You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
6.4    You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to you by us or a Portfolio, including the Trust’s prospectus and statement of additional information; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.
6.5    You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Sales Literature/Promotional Material, provided that such complaint, investigation or proceeding relates to the Trust, or Underwriter, or their affiliates.
6.6    Other than naming you as a Trust shareholder, we shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.
6.7    Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.
6.8    You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.
6.9    You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.
In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents’ .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

6.10    Each of your and your distributor’s registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the “Site”) as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an “Access Form”) to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an “Authorized User.”

We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site (“Site Terms”), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered “services” required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

7.    Indemnification

7.1    Indemnification By You

7.1.1    You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually the “Indemnified Party” for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

7.1.1.1 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.1.1.2    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or
7.1.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or
7.1.1.4    arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement; or
7.1.1.5    arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

7.1.1.6    arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code; or
7.1.1.7 arise out of or result from any failure by you to satisfy requirements, including but not limited to compliance with all applicable laws, relating to your electronic delivery of Designated Portfolio Documents or your making such documents available on-line.
7.1.2    You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1.3    The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
7.2    Indemnification By The Underwriter
7.2.1    The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually an “Indemnified Party” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the shares of the Trust or the Contracts and:
7.2.1.1    arise out of or result from any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.2.1.2    arise out of or result from statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares to the Accounts; or
7.2.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or

7.2.1.4    arise out of or result from any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8); or
7.2.1.5    arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.
7.2.1.6 arise out of or result from any failure by us to satisfy requirements, including but not limited to compliance with all applicable laws, relating to our making Trust documents available on-line.
7.2.2    The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.
7.2.3    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2.4    You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.
7.3    Indemnification By The Trust
7.3.1    The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.
7.3.2    The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.
7.3.3    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3.4    You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.    Notices
Any notice, except for those provided in Sections 3.2.1 and 3.2.2 of the Agreement, shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier services, to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.

9.    Termination

9.1    This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.
9.2    This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means. If termination by you occurs in connection with the substitution of securities, as provided for in Section 26(c) of the 1940 Act, advance written notice to us shall be no later than the date of the filing of the application for approval of the proposed substitution of securities.
9.3    This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.4    This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.4.2 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.5    This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. The Trust shall provide such notice of liquidation of a Portfolio as is consistent with legal or regulatory requirements. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.6    This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.7    This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.
9.8    The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.
9.9    You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

10.    Miscellaneous
10.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.
10.2    This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.
10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4    This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.
10.5    The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.
10.6    The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.7    Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8    Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.
10.9    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.
10.10    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
10.11    Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.12    No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement.

10.13    Each party to the Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

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IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Agreement effective as of May 31, 2018.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	Franklin Templeton Variable Insurance Products Trust By: Name:Karen L. Skidmore Title: Vice President
The Underwriter:	Franklin/Templeton Distributors, Inc. By: Name: Daniel T. O’Lear Title: President

The Company:
Talcott Resolution Life Insurance Company By: Name: Title:	Talcott Resolution Life and Annuity Insurance Company By: Name: Title:

Distributor for the Company:	Talcott Resolution Distribution Company, Inc. By: Name: Title:

Schedule A

The Company and its Distributor

THE COMPANY

Talcott Resolution Life Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road, North
Windsor, CT 06095

An insurance company organized under the laws of the State of Connecticut.

THE DISTRIBUTOR

Talcott Resolution Distribution Company, Inc.
1 Griffin Road, North
Windsor, CT 06095

A corporation organized under the laws of the State of Connecticut.

A

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No
Talcott Resolution Life Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

Talcott Resolution Life and Annuity Insurance Company
Separate Account Three	Yes
Separate Account Seven	Yes

B

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Flex Cap Growth VIP Fund - Classes 2 & 4

2.	Franklin Income VIP Fund - Classes 2 & 4

3.	Franklin Mutual Global Discovery VIP Fund- Classes 2 & 4

4.	Franklin Mutual Shares VIP Fund- Classes 2 & 4

5.	Franklin Rising Dividends VIP Fund- Classes 2 & 4

6.	Franklin Small Cap Value VIP Fund- Classes 2 & 4

7.	Franklin Small-Mid Cap Value VIP Fund- Classes 2 & 4

8.	Franklin Strategic Income VIP Fund - Classes 1, 2& 4

9.	Templeton Developing Markets VIP Fund, Classes 1, 2 & 4

10.	Templeton Foreign VIP Fund- Classes 2 & 4

11.	Templeton Global Bond VIP Fund- Classes 2 & 4

12.	Templeton Growth VIP Fund- Classes 2 & 4

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

C

Form of Notice Pursuant to Schedule C of Participation Agreement

To:     General Counsel c/o
Linda Lai (linda.lai@franklintempleton.com) or
Kevin Kirchoff (kevin.kirchoff@franklintempleton.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94403

With respect to the following agreement(s) (altogether, the “Agreement”)
(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps);
Class 4 (12b-1 fee of 35 bps); or
Class 5 (12b-1 fee of 15 bps).
Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information:

C

Schedule D

Contracts of the Company

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

D

Schedule E

This schedule is not used

E

Schedule F

Rule 12b-1 Plans of the Trust

Compensation

Each Class 2, Class 4 or Class 5 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company, on behalf of its distributor, may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b‑1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

Schedule G

Addresses for Notices

If to the Company or Distributor:    Talcott Resolution
1 Griffin Road North
Windsor, CT 06095
Attention: Lisa Proch
Title: General Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
101 John F. Kennedy Parkway, 3rd Floor
Short Hills, NJ 07078
Attention: Daniel T. O’Lear, President

If to the Trust or Underwriter
with a copy to:     Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

G

Schedule H

Shared Funding Order

Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24018

1999 SEC LEXIS 1887

September 17, 1999

ACTION: Notice of application for an amended order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940 (the "1940 Act") from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT: Summary of Application: Templeton Variable Products Series Fund (the "Templeton Trust"), Franklin Templeton Variable Insurance Products Trust (formerly Franklin Valuemark Funds) (the "VIP Trust," and together with the Templeton Trust, the "Funds"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") seek an amended order of the Commission to (1) add as parties to that order the VIP Trust and any Future Funds and (2) permit shares of the Funds and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable Insurance Products Trust, Templeton Funds Annuity Company or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").

Filing Date: The application was filed on July 14, 1999, and amended and restated on September 17, 1999.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m., on October 12, 1999, and should be accompanied by proof of service on the Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549-0609.

Applicants: Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, 777 Mariners Island Boulevard, San Mateo, California 94404, Attn: Karen L. Skidmore, Esq.

For Further Information Contact: Kevin P. McEnery, Senior Counsel, or Susan M. Olson, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.

Supplementary Information: The following is a summary of the application. The complete application is available for a fee from the SEC's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549-0102 (tel. (202) 942‑8090).

Applicants' Representations:

1. Each of the Funds is registered under the 1940 Act as an open-end management investment company and was organized as a Massachusetts business trust. The Templeton Trust currently consists of eight separate series, and the VIP Trust consists of twenty-five separate series. Each Fund's Declaration of Trust permits the Trustees to create additional series of shares at any time. The Funds currently serve as the underlying investment medium for variable annuity contracts and variable life insurance policies issued by various insurance companies. The Funds have entered into investment management agreements with certain investment managers ("Investment Managers") directly or indirectly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries.

2. TFAC is an indirect, wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable annuity contracts. The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. ("FT Services"), which replaced TFAC in 1998 as administrator, and FT Services subcontracts certain services to TFAC. FT Services also serves as administrator to all series of the VIP Trust. TFAC and FT Services provide certain administrative facilities and services for the VIP and Templeton Trusts.

3. On November 16, 1993, the Commission issued an order granting exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (Investment Company Act Release No. 19879, File No. 812-8546) (the "Original Order"). Applicants incorporate by reference into the application the Application for the Original Order and each amendment thereto, the Notice of Application for the Original Order, and the Original Order, to the extent necessary, to supplement the representations made in the application in support of the requested relief. Applicants represent that all of the facts asserted in the Application for the Original Order and any amendments thereto remain true and accurate in all material respects to the extent that such facts are relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance companies as the investment vehicle for their separate accounts supporting variable annuity contracts and variable life insurance contracts (collectively, the "Variable Contracts"). Applicants state that the Original Order does not (i) include the VIP Trust or Future Funds as parties, nor (ii) expressly address the sale of shares of the Funds or any Future Funds to qualified pension and retirement plans outside the separate account context including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(b), 408(k), 414(d), 457(b), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the "Code"), and any other trust, plan, contract, account or annuity that is determined to be within the scope of Treasury Regulation 1.817.5(f)(3)(iii) ("Qualified Plans").

4. Separate accounts owning shares of the Funds and their insurance company depositors are referred to in the application as "Participating Separate Accounts" and "Participating Insurance Companies," respectively. The use of a common management investment company as the underlying investment medium for both variable annuity and variable life insurance separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated insurance companies is referred to as "shared funding."

Applicants' Legal Analysis:

1. Applicants request that the Commission issue an amended order pursuant to Section 6(c) of the 1940 Act, adding the VIP Trust and Future Funds to the Original Order and exempting scheduled premium variable life insurance separate accounts and flexible premium variable life insurance separate accounts of Participating Insurance Companies (and, to the extent necessary, any principal underwriter and depositor of such an account) and the Applicants from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary to permit shares of the Funds and any Future Funds to be sold to and held by Qualified Plans. Applicants submit that the exemptions requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

2. The Original Order does not include the VIP Trust or Future Funds as parties nor expressly address the sale of shares of the Funds or any Future Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.

3. Section 6(c) of the 1940 Act provides, in part, that the Commission, by order upon application, may conditionally or unconditionally exempt any person, security or transaction, or any class or classes of persons, securities or transactions from any provisions of the 1940 Act or the rules or regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

4. In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a unit investment trust ("UIT"), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act, including the following: (1) Section 9(a), which makes it unlawful for certain individuals to act in the capacity of employee, officer, or director for a UIT, by limiting the application of the eligibility restrictions in Section 9(a) to affiliated persons directly participating in the management of a registered management investment company; and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections might be deemed to require "pass-through" voting with respect to an underlying fund's shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.

5. These exemptions are available, however, only where the management investment company underlying the separate account (the "underlying fund") offers its shares "exclusively to variable life insurance separate accounts of the life insurer, or of any affiliated life insurance company." Therefore, Rule 6e-2 does not permit either mixed funding or shared funding because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance separate account of the same company or of any affiliated life insurance company. Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

6. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. These exemptions, however, are available only where the separate account's underlying fund offers its shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance company, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company." Therefore, Rule 6e-3(T) permits mixed funding but does not permit shared funding and also does not permit the sale of shares of the underlying fund to Qualified Plans. As noted above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding, but did not expressly address the sale of its shares to Qualified Plans.

7. Applicants note that if the Funds were to sell their shares only to Qualified Plans, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary. Applicants state that the relief provided for under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) does not relate to qualified pension and retirement plans or to a registered investment company's ability to sell its shares to such plans.

8. Applicants state that changes in the federal tax law have created the opportunity for each of the Funds to increase its asset base through the sale of its shares to Qualified Plans. Applicants state that Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes certain diversification standards on the assets underlying Variable Contracts. Treasury Regulations generally require that, to meet the diversification requirements, all of the beneficial interests in the underlying investment company must be held by the segregated asset accounts of one or more life insurance companies. Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this requirement that permits trustees of a Qualified Plan to hold shares of an investment company, the shares of which are also held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as an adequately diversified underlying investment of Variable Contracts issued through such segregated asset accounts (Treas. Reg. 1.817-5(f)(3)(iii)).

9. Applicants state that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act preceded the issuance of these Treasury Regulations. Thus, Applicants assert that the sale of shares of the same investment company to both separate accounts and Qualified Plans was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).

10. Section 9(a) provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2). Rules 6e-2(b)(15) and 6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in the management of the underlying portfolio investment company.

11. Applicants state that the relief granted in Rule 6e-2(b)(15) and 6e-3(T)(b)(15) from the requirements of Section 9 limits, in effect, the amount of monitoring of an insurer's personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Applicants submit that those Rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to the many individuals involved in an insurance company complex, most of whom typically will have no involvement in matters pertaining to investment companies funding the separate accounts.

12. Applicants to the Original Order previously requested and received relief from Section 9(a) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) to the extent necessary to permit mixed and shared funding. Applicants maintain that the relief previously granted from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans. Those individuals who participate in the management or administration of the Funds will remain the same regardless of which Qualified Plans use such Funds. Applicants maintain that more broadly applying the requirements of Section 9(a) because of investment by Qualified Plans would not serve any regulatory purpose. Moreover, Qualified Plans, unlike separate accounts, are not themselves investment companies and therefore are not subject to Section 9 of the 1940 Act.

13. Applicants state that Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contractowners with respect to the investments of an underlying fund or any contract between a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of the Rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii) and (b)(7)(ii)(B) and (C) of the Rules).

14. Applicants assert that Qualified Plans, which are not registered as investment companies under the 1940 Act, have no requirement to pass-through the voting rights to plan participants. Applicants state that applicable law expressly reserves voting rights to certain specified persons. Under Section 403(a) of the Employment Retirement Income Security Act ("ERISA"), shares of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustee(s) must have exclusive authority and discretion to manage and control the Qualified Plan with two exceptions: (1) when the Qualified Plan expressly provides that the trustee(s) are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA; and (2) when the authority to manage, acquire or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to Section 402(c)(3) of ERISA. Unless one of the two above exceptions stated in Section 403(a) applies, Qualified Plan trustees have the exclusive authority and responsibility for voting proxies. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustees or the named fiduciary. Where a Qualified Plan does not provide participants with the right to give voting instructions, Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified Plan investors with respect to voting of the respective Fund's shares. Accordingly, Applicants state that, unlike the case with insurance company separate accounts, the issue of the resolution of material irreconcilable conflicts with respect to voting is not present with respect to such Qualified Plans since the Qualified Plans are not entitled to pass-through voting privileges.

15. Even if a Qualified Plan were to hold a controlling interest in one of the Funds, Applicants believe that such control would not disadvantage other investors in such Fund to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Fund by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed or shared funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

16. Applicants state that some of the Qualified Plans, however, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. In sum, Applicants maintain that the purchase of shares of the Funds by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.

17. Applicants do not believe that the sale of the shares of the Funds to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

18. As noted above, Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable contracts held in an underlying mutual fund. The Code provides that a variable contract shall not be treated as an annuity contract or life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the Treasury Department, adequately diversified.

19. Treasury Department Regulations issued under Section 817(h) provide that, in order to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, the Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying mutual fund to be held by the trustees of a qualified pension or retirement plan without adversely affecting the ability of shares in the underlying fund also to be held by separate accounts of insurance companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus, Applicants believe that the Treasury Regulations specifically permit "qualified pension or retirement plans" and separate accounts to invest in the same underlying fund. For this reason, Applicants have concluded that neither the Code nor the Treasury Regulations or revenue rulings thereunder presents any inherent conflict of interest.

20. Applicants note that while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make the distributions, the Separate Account and Qualified Plan will redeem shares of the Funds at their respective net asset value in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

21. Applicants maintain that it is possible to provide an equitable means of giving voting rights to Participating Separate Account contractowners and to Qualified Plans. In connection with any meeting of shareholders, the Funds will inform each shareholder, including each Participating Insurance Company and Qualified Plan, of information necessary for the meeting, including their respective share of ownership in the relevant Fund. Each Participating Insurance Company will then solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its participation agreement with the relevant Fund. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of the Funds would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public.

22. Applicants have concluded that even if there should arise issues with respect to a state insurance commissioner's veto powers over investment objectives where the interests of contractowners and the interests of Qualified Plans are in conflict, the issues can be almost immediately resolved since the trustees of (or participants in) the Qualified Plans can, on their own, redeem the shares out of the Funds. Applicants note that state insurance commissioners have been given the veto power in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions and transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans can make the decision quickly and redeem their interest in the Funds and reinvest in another funding vehicle without the same regulatory impediments faced by separate accounts or, as is the case with most Qualified Plans, even hold cash pending suitable investment.

23. Applicants also state that they do not see any greater potential for material irreconcilable conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible future changes in the federal tax laws than that which already exist between variable annuity contractowners and variable life insurance contractowners.

24. Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating Insurance Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable contractowners by promoting economies of scale, by permitting increased safety of investments through greater diversification, and by making the addition of new portfolios more feasible.

25. Applicants assert that, regardless of the type of shareholders in each Fund, each Fund's Investment Manager is or would be contractually and otherwise obligated to manage the Fund solely and exclusively in accordance with that Fund's investment objectives, policies and restrictions as well as any guidelines established by the Board of Trustees of such Fund (the "Board"). The Investment Manager works with a pool of money and (except in a few instances where this may be required in order to comply with state insurance laws) does not take into account the identity of the shareholders. Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant legal impediment to permitting the sale of shares of the Funds to Qualified Plans.

26. Applicants state that the Commission has permitted the amendment of a substantially similar original order for the purpose of adding a party to the original order and has permitted open-end management investment companies to offer their shares directly to Qualified Plan in addition to separate accounts of affiliated or unaffiliated insurance companies which issue either or both variable annuity contracts or variable life insurance contracts. Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified Plans in connection with investment in the Funds.

Applicants' Conditions:

If the requested amended order is granted, Applicants consent to the following conditions:

1. A majority of the Board of each Fund shall consist of persons who are not "interested persons" thereof, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification or bona fide resignation of any Board Member or Members, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Board Members; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

2. The Board will monitor their respective Fund for the existence of any material irreconcilable conflict among the interests of the Variable Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants investing in the Funds. The Board will determine what action, if any, shall be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting instructions of Variable Contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

3. Participating Insurance Companies, the Investment Managers, and any Qualified Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified Plan"), will report any potential or existing conflicts of which it becomes aware to the Board of any relevant Fund. Participating Insurance Companies, the Investment Managers and the Participating Qualified Plans will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Participating Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Insurance Companies investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Variable Contract owners. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Qualified Plans under their agreements governing participation in the Funds, and such agreements will provide that their responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

4. If it is determined by a majority of the Board of a Fund, or by a majority of the disinterested Board Members, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Participating Qualified Plans will, at their own expense and to the extent reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) in the case of Participating Insurance Companies, withdrawing the assets allocable to some or all of the Separate Account s from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the Qualified Plans from the Fund and reinvesting such assets in a different investment medium; and (c) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the insurer may be required, at the Fund's election, to withdraw the insurer's Separate Account investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Participating Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents minority position or would preclude a majority vote, the Participating

Qualified Plan may be required, at the Fund's election, to withdraw its investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by a Board of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds, and these responsibilities will be carried out with a view only to the interest of Variable Contract owners and Qualified Plan participants.

5. For purposes of Condition 4, a majority of the disinterested Board Members of the applicable Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the relevant Fund or the Investment Managers be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of the Variable Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Participating Qualified Plan shall be required by Condition 4 to establish a new funding medium for any Participating Qualified Plan if (a) a majority of Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the Participating Qualified Plan makes such decision without a Qualified Plan participant vote.

6. The determination of the Board of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participating Insurance Companies and Participating Qualified Plans.

7. Participating Insurance Companies will provide pass-through voting privileges to Variable Contract owners who invest in registered Separate Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. As to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to participants to the extent granted by issuing insurance companies. Each Participating Insurance Company will also vote shares of the Funds held in its Separate Accounts for which no voting instructions from Contract owners are timely received, as well as shares of the Funds which the Participating Insurance Company itself owns, in the same proportion as those shares of the Funds for which voting instructions from contract owners are timely received. Participating Insurance Companies will be responsible for assuring that each of their registered Separate Accounts participating in the Funds calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Funds will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

8. All reports of potential or existing conflicts received by the Board of a Fund and all action by such Board with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of such Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

9. Each Fund will notify all Participating Insurance Companies that separate disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for qualified pension and retirement plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and/or the interests of Qualified Plans investing in the Fund may at some time be in conflict; and (c) the Board of such Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

10. Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Funds), and, in particular, the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, each Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Board Members and with whatever rules the Commission may promulgate with respect thereto.

11. If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Funds and/or Participating Insurance Companies and Participating Qualified Plans, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

12. The Participating Insurance Companies and Participating Qualified Plans and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the conditions contained in the application. Such reports, materials and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participating Insurance Companies and Participating Qualified Plans to provide these reports, materials and data to the Board, when the Board so reasonably requests, shall be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds.

13. If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund that includes the conditions set forth herein to the extent applicable. A Qualified Plan will execute an application containing an acknowledgment of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.

Conclusion:

Applicants assert that, for the reasons summarized above, the requested exemptions are appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.
Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24079

1999 SEC LEXIS 2177

October 13, 1999

ACTION: Order Granting Exemptions

TEXT: Templeton Variable Products Series Fund ("Templeton Trust"), Franklin Templeton Variable Insurance Products Trust ("VIP Trust"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September 17, 1999 seeking an amended order of the Commission pursuant to Section 6(c) of the Investment Company Act of 1940 ("1940 Act") exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15). The prior order (Rel. No. IC-19879) granted exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies. The proposed relief would amend the prior order to add as parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

A notice of the filing of the application was issued on September 17, 1999 (Rel. No. IC-24018). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing should be ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered, and it is found that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes intended by the policy and provisions of the 1940 Act.

Accordingly,

IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, be, and hereby are, granted, effective forthwith.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and

WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and
WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this

Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act.

(iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
.
2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.
(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.
ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
40
946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________

Fund Participation Agreement

Among

Lord Abbett Series Fund, Inc.,

Lord Abbett Distributor LLC

And

Hartford Life Insurance Company

Hartford Life and Annuity Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE Xl.	Miscellaneous
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses
SCHEDULE D	Format for NAV and Dividend Information

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 2nd day of May, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time upon written agreement of the parties (the "Separate Accounts"); Lord Abbett Series Fund, Inc. (the "Fund"); and Lord Abbett Distributor LLC (the "Distributor").
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Fund; and
WHEREAS, the Fund intends to make available shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, Hartford is an insurance company that has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, and the Distributor agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Fund and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series share next computed after receipt by the Fund, or its designee, of such order as of the close of business on each Business Day.

A.    the Fund receives notice from Hartford by telephone, facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such order, that the Fund receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2    The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.
1.4    The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that Hartford receives the redemption request by 4:00 p.m. Eastern time and the Fund receives notice from Hartford by telephone. facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such redemption request that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each
Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for Series shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

C.    In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The parties understand that Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of Series shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series share to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its reasonable best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Distributor provides materially incorrect Series share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.\

B.    Any material error in the calculation or reporting of net asset value per Series share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Fund shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
C.    The Distributor or the Fund shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Fund and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

A.    The Fund acknowledges and agrees that the Contracts give Hartford the ability to restrict transfers under certain circumstances and that Hartford does not have the current ability to track, intra-day, individual transfers in omnibus accounts or in all Contracts.

B.    The Fund agrees to notify Hartford of transfer activity that the Fund deems to be Abusive Transfer activity. After receiving such notice from the Fund, Hartford agrees that it will cooperate with the Fund and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Fund and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

C.    In the event the parties' respective restrictions on trading, market timing policies, redemption fees, or arty other trading policy or procedure conflict, the parties agree to negotiate in good faith their respective responsibility for expenses for closing the affected Series in the Contracts.

D.    In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar. 11, 2005), by the compliance date noted therein, Hartford, will provide, upon request by the Fund, the Taxpayer Identification Number or other identifying information contained in the Hartford's records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers, and exchanges. Hartford will also honor any instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by Hartford or the Fund as having engaged in transactions in such shares that violate the Fund's policies established for the purpose of eliminating or reducing Abusive Transfers. The Fund may in the future offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances ("Redemption Fee Funds"). Hartford and the Fund will maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment Fund in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Fund and the Distributor represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.
2.3    The Fund represents and warrants that:

A.    The Fund is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Fund will make every effort to maintain such qualification and that it will notify Hartford promptly in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

B.    The Fund is duly organized and validly existing under the laws of the state of its organization.

C.    The Fund does and will comply in all material respects with the 1940 Act.

D.    The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Fund in material compliance with all applicable laws and regulations.
ARTICLE Ill. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Fund shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Fund shall provide such documents in another mutually agreeable form and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statements of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. [Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Fund or its designee will use its reasonable best efforts to provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Fund fails to provide Hartford with the required notice, the Fund will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3    The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, consistent with applicable law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Fund at least fifteen (15) days prior to intended use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Distributor, or any of their affiliates is described. No sales literature or advertising will be used if the Fund or the Distributor reasonably objects to its use within fifteen (15) Business Days following receipt by the Fund.
4.2    Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual add semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund. Neither Hartford nor its affiliates shall make such representations or statements in a context that causes the representations or statements to be false or misleading.
4.3    The Fund shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within fifteen (15) Business Days following receipt by Hartford.
4.4    Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford. Neither the Fund or the Distributor, nor any of their affiliates or agents, shall make such representations or statements in a context that causes the representations or statements to be false or misleading.

4.5. The Fund will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, and all amendments or supplements to any of the above that relate to the Series or its shares promptly after the filing of each such document with the SEC or other regulatory authority.

4.6    Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments that relate to the Contracts or supplements related to the Fund promptly after the filing of such document with the SEC or other regulatory authority.
ARTICLE V. DIVERSIFICATION
5.1    The Fund represents and warrants that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, including without limitation Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Fund or the Distributor will notify Hartford promptly of such event and the Fund or an affiliate will take all steps reasonably necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board, shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it knows of, or should have known of, to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Board members, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Fund or Distributor will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Fund, its affiliates and each of their directors, members, principals, trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the

Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of information or instructions from Hartford or its agents concerning the purchase, redemption, transfer or other transaction in Series shares; or

6.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.
B.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or the Distributor, whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such. Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of

Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if. such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Fund; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement;

5.    Arise out of or result from any material breach of any representation and/or warranty made by the-Distributor in this Agreement or arise out of or result from any other breach of this Agreement by the Distributor; or

6.    Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee that may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    Notwithstanding anything to the contrary in this Agreement, in the event of (i) any error or delay with respect to information regarding the pricing, purchase, redemption, transfer or registration of Series shares (including transactions on an as-of-basis, which must be approved and authorized by the Funds and/or the Distributor), or (ii) a determination by the Funds or their designee that an order submitted by Hartford is not in compliance with a Fund's policies and procedures as set forth in the Fund's prospectus and/or statement of additional information, the parties agree that each is obligated to make the other whole for any such error or delay, or determination, that it causes, or that has been caused in connection with any transaction or trade it has transmitted or submitted, subject in each case to the relevant Fund's policies on materiality of pricing errors, if applicable. In addition, each party agrees that neither will receive compensation from the other for the costs of reprocessing necessary as a result of an error or delay, or determination, in an amount exceeding $2,000 per reprocessing event (not including amounts to make Contract owners/Funds whole); provided, however that no reprocessing costs will be payable with respect to any error or delay identified within two (2) business days following the applicable trade date. Each party agrees to provide the other with prompt notice of any errors or delays, or determinations, of the type referred to in this Section 7.5.
7.5    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.6    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.7    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
7.8    The Fund agrees to notify Hartford immediately upon termination of the Distributor.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Fund or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement; or

F.    Termination pursuant to Section 11.9, below.

G.    Termination by the Fund or the Distributor by written notice to Hartford in the event any Contracts or Separate Accounts are not registered, issued or sold in accordance with applicable state and/or federal law.

H.    Termination by the Fund or the Distributor upon written notice to Hartford in the event that any Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Fund reasonably believes that the Contracts may fail to so qualify.
J.    Termination by the parties in the event this agreement is assigned without prior written consent of the other.

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in Series shares, redeem investments in Series shares and invest in Series shares through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Lord Abbett Family of Funds

90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel
If to the Distributor:
Lord Abbett Distributor LLC
90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel

Hartford Life Insurance Co.        Hartford Life Insurance Co.
200 Hopmeadow Street            200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel
ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, , which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8     Hartford may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. Hartford shall provide the Fund or the Distributor with written notice of the names of any subcontractors, agents or affiliates Hartford hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. Hartford agrees that it is arid will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by Hartford in this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Hartford.
11.9     Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.10     This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time in writing

By: /s/ Robert Arena
Its: Vice President

LORD ABBETT SERIES FUND, INC.

By: /s/ Paul A. Hilstad
Paul A. Hilstad
Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC,
by Lord, Abbett & Co. LLC, its Managing Member

By: /s/ Paul A. Hilstad
Paul A. Hilstad
Member and General Counsel

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

SCHEDULE B

PARTICIPATING SERIES

Class VC shares of the All Value Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the America's Value Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Large Cap Core Portfolio of the Lord Abbett Series Fund, Inc.

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Fund's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prOspectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Printing Series prospectus and supplements for use with existing Contract owners; or if requested ' by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (11

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Fund statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (I)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Fund

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents (collectively 'Documents"), in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts; provided, however, that the Fund's share of the total expenses shall not exceed an amount equal to the product of x and y where x is the number of combined materials distributed to Contract owners and y is the Fund's per unit cost of printing the relevant Documents.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name Pricing Company Name Fund Name (no abbreviations) Fund Number
Ticker and/or Cusip Number NAV
NAV Change from Prior Day
I

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Lord Abbett Series Fund, Inc. (the "Fund"), and Lord Abbett Distributor LLC (the "Distributor") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

SCHEDULE A

SEPARATE ACCOUNTS

Hartford Life Insurance Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: October 3, 2005
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE
COMPANY, on behalf of itself and its accounts

By: /s/ Michael Kalen
Name: Michael Kalen
Title Executive Vice President & Director of Indiv. Life Division
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Michael Kalen
Name: Michael Kalen
Title: Executive! Vice President & Director of Indiv. Life Division

LORD ABBETT SERIES FUND, INC.

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Mmber and General Counsel

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

Among

HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
LORD ABBETT SERIES FUND, INC.,

and

LORD ABBETT DISTRIBUTOR LLC
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company (collectively "Hartford"), Lord Abbett Series Fund, Inc. (the "Fund"), a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, and Lord Abbett Distributor LLC (the "Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated May 2, 2005 by the foregoing parties as follows:
WHEREAS, Hartford has established one or more separate accounts to offer Contracts for which the Fund may serve as one of the underlying funding vehicles; and
WHEREAS, in connection with their investment in a Contract, Hartford may offer Contract owners the option to select static or dynamic asset allocation models containing one or more Series in connection with their Contracts (the "Models") ; and
WHEREAS, to facilitate the selection and implementation of the Models the parties seek to memorialize their understanding that the Fund will not enforce its market timing policies under the limited circumstances described below; and
WHEREAS, the parties wish to delete Schedule A in its entirety and replace it with the revised Schedule A attached hereto; and
WHEREAS, unless otherwise defined herein, terms used in this Amendment shall have the meaning provided in the Agreement.

1.	Section 1.9 of the Agreement is amended to add the following subsection E:
E. Notwithstanding anything to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Fund agrees that it will not enforce its market timing or frequent trading policies at the time a Contract owner transfers assets into a Model or transfers assets out of a Model. The Fund's agreement not to enforce its market timing or frequent trading policies applies only to the limited circumstances described herein. The Fund reserves the right to revoke this waiver of its market timing or late trading polices upon 30 days written notice to Hartford to the extent the Fund reasonably believes that one or more Contract owners have transferred assets into and out of a Model in a manner that reasonably appears to evidence an intent to engage in otherwise prohibited market timing or frequent trading activities.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto.

3. In all other respects, the terms of this Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE        LORD ABBETT SERIES FUND, INC.
COMPANY
By Its authorized officer,            By Its authorized officer,

By: /s/ Robert Arena                By: /s/ Lawrence H. Kaplan
Name: Robert Arena                Name: Lawrence H. Kaplan
Its [Title]: SVP                    Its [Title]: President
Date: 5/2/08                    Date: 5/6/08

HARTFORD LIFE AND ANNUITY        LORD ABBETT DISTRIBUTOR LLC
INSURANCE COMPANY
By Its authorized officer,            By Lord Abbett & Co. LLC, Its Managing Member

By: /s/ Robert Arena                By: /s/ Lawrence H. Kaplan
Name: Robert Arena                Name: Lawrence H. Kaplan
Its [Title]: SVP                    Its [Title]: President
Date: 5/2/08                    Date: 5/6/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VLI
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL H

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Lord Abbett Series Fund, Inc. (the "Fund'), and Lord Abbett Distributor LLC (the "Distributor") is hereby amended as follows:
1. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011
In witness whereof, the parties hereto have caused this Amendment to be entered into as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: VP Product & Marketing
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: VP Product & Marketing

LORD ABBETT SERIES FUND, INC.
By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary
LORD ABBETT DISTRIBUTOR LLC
By: Lord, Abbett & Co. LLC, its Managing Member
By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member

SCHEDULE B
PARTICIPATING SERIES
Schedule B shall be deemed to be automatically amended based on the list of underlying funds (or series) shown in the Participation Agreement and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for Hartford, and as filed with the Securities and Exchange Commission from time to time.

Participating Series

Class VC shares of the Fundamental Equity Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Capital Structure Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC Shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Classic Stock Portfolio of the Lord Abbett Series Fund, Inc.

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of March, 1999, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and IlL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by
2:00 p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Eastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").

16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (c) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741
Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:

Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MFS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764

21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trusts Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
Attest: /s/ Brian S. Becker
By: /s/ Thomas M. Marra
Thomas M. Marra
Its: Executive Vice President

MFS VARIABLE INSURANCE TRUST
on behalf of the Series
By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Joseph W. Dello Russo
Joseph W. Dello Russo
Its: Chief Administrative Officer

As of March 1, 1999
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Contracts Funded by Separate Account
To be provided	To be provided

11

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
MFS VARIABLE INSURANCE TRUST,
MFS FUND DISTRIBUTORS, INC.,
and
MASSACHUSETTS FINANCIAL SERVICES COMPANY
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), MFS Variable Insurance Trust (the "Trust"), MFS Fund Distributors, Inc. ("MFDI"), and Massachusetts Financial Services Company ("MFS"), amends that certain Fund Participation Agreement (the "Agreement") dated March 1, 1999 by the foregoing parties as follows:

1.	The following Subsection (v) is added to Section 1 of the Agreement.
; and (v) the Trust and each Series is a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the Trust and each Series will maintain such qualification as long as this Agreement is in effect. The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series no longer qualifies as a regulated investment company or may not so qualify in the future.

2.	The following Section 1.3 is added to the Agreement.
Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to initial transfers of assets by Contract Holders into Hartford sponsored dynamic or static asset allocation models and subsequent transfers of assets by Contract Holders between such models. Hartford represents and warrants that to the best of Hartford's knowledge and belief based solely upon informal guidance articulated by the Securities and Exchange Commission staff, the dynamic asset allocation models sponsored by Hartford do not constitute an "investment company" as such term is defined in Section 3(a) of the Investment Company Act of 1940, as amended.

3.	Paragraph 9 of the Agreement is deleted and replaced in its entirely with the following:
9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The
Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Series, the preparation of all statements and notices required from it by any federal or state law, taxes on the issue or transfer of the Trust's shares subject to this Agreement, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner who requests such Statement of Additional Information.

4.	The following Section 10.1, 10.2, 10.3 and 10.4 are added to the Agreement.
10.1    With respect to the Service Class Shares of a Series, the Trust shall make payments quarterly to MFDI under a Series' Rule 12b-1 plan, and MFDI shall in turn use these payments to pay or reimburse Hartford for distribution expenses incurred or paid (as the case may be) by Hartford attributable to the Contracts issued by Hartford in an amount equal to 0.25% of the average daily net assets invested in Service Class Series shares of the Trust attributable to the Contracts issued by Hartford (the "Distribution Fee"), provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by the Trust's Board of Trustees and disclosed in the Trust's prospectus. The parties to this Agreement recognize and agree that the Distribution Fee hereunder is for distribution services only and does not constitute payment in any manner for investment advisory services of for administrative services, and are not otherwise related to investment advisory or administrative services or expense, recognizing that Hartford may have contracted separately with the parties to provide administrative services.
10.2    MFDI shall calculate the Distribution Fee at the end of each calendar quarter and will make such payment to Hartford, without demand or notice by Hartford, within thirty (30) days thereafter, in a manner mutually agreed upon by the Parties from time to time. MFDI shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to the Trust's Rule 12b-1 plan if (i) the Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments.
10.3    Payment of the Distribution Fee shall continue in effect for a period of more than one (1)
year from the above effective date and throughout the Term of this Agreement only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interesting the operation of the Trusts' distribution plan or in any agreements related to the distribution plan, cast in person at a meeting called for the purpose of voting on the distribution plan or agreements.
10.4     Notwithstanding anything to the contrary, the payment of the Distribution Fee may cease at any time, without the payment of any penalty, upon a vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interests in the operation of the Trust's distribution plan or in any agreements related to the distribution plan, or by a vote of a majority of the outstanding voting securities of the Trust on not more than sixty (60) days' written notice to any other party to this Agreement. Payment of the Distribution Fee shall automatically cease if the Agreement is ever assigned.

5.	Paragraph 13 of the Agreement is deleted and replaced in its entirety with the following:
13.    The Trust, MFS, and MFDI agree that shares of the Trust and shares of each Series will be sold only to: (1) separate accounts of insurance companies that have entered into participation agreements with the Trust and MFS and/or MFDI; (2) qualified pension and retirement plans, as defined in Revenue Ruling 94-62; (3) MFS or its affiliates, in accordance with Treasury Regulation section 1.817-5(f)(3)(ii); or (4) any other person or plan permitted to hold Shares pursuant to Treasury Regulation section 1.817-5(f)(3), as may be amended from time to time. In no event will the Trust, MFS, and MFDI sell shares of the Trust if such sale would impair the ability of Hartford, on behalf of its separate accounts, to look through the Trust and treat the ownership of the Shares as the ownership of a pro rata portion of each asset of the Trust for purposes of satisfying the diversification requirements of Section 817(h) of the Internal Revenue Code and Treasury Regulation section 1.817-5.
The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series has ceased to comply with Section 817(h) diversification or might not so comply in the future and MFS will take all steps necessary to adequately diversify the Trust or the Series so as to achieve compliance within the grace period afforded by Treasury Regulation section 1.817-5.

6.	Schedule A of the Agreement is herby deleted in its entirety and replaced with the Schedule A attached hereto.

7.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARFORD LIFE INSURANCE            MFS FUND DISTRIBUTORS, INC.
COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ James Jessee
Robert Arena                        James Jessee

Its: [Title] SVP                        Its: President

Date: 4/28/08                        Date: April 30, 2008

THE HARFORD LIFE AND ANNNUITY        MASSACHUSETTS FINANCIAL SERVICES
INSURANCE COMPANY                COMPANY
By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Robert Manning
Robert Arena                        Robert Manning

Its: [Title] SVP                        Its: President and Chief Executive Officer

Date: 4/28/08                        Date: April 30, 2008

MFS VARIABLE INSURANCE TRUST

By its authorized officer,

By: /s/ Susan S. Newton
Susan S. Newton

Its: Assistant Secretary

Date: April 30, 2008

Schedule A
Accounts Subject to the Participation Agreement

Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL II

HARTFORD NON-LEADERS PROGRAM FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is entered into as of the 1st day of June, 2000, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.
WITNESSETH:
WHEREAS, Hartford has issued or proposes to issue to the public, now and in the future, certain variable annuity contracts or variable life policies ("Policies") ("collectively, Contracts");
WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;
WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;
WHEREAS, certain Series will serve as the underlying investment medium for the Contracts;
WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.
NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Trust, MFDI, and MFS hereby agree as follows:
1.The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the

Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.
1.1    Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.
1.2    Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.The Trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.
3.The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.
4.The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p m Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.
4.1    With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.
4.2    In the event of net purchases, Hartford shall pay for the shares of the Trust by 2:00
p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 4 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Pastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.
4.3    The Trust reserves the right to suspend or terminate sales of the Trust's shares to
Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5.    The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.    Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7.    The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9.    The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Trust's shares subject to this Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.    Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11.    Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.    Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13.    Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.
13.1     The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
14.    The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.
15.    The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").
16.    Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
17.    The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (e) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.
18.    Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19.    The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(i)
at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(ii)	at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Trust are not reasonably available;

(iii)	at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(iv)
in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

(v)	by mutual agreement at any time.
The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
20.    All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Hartford:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen Joyce
Facsimile No.: 860-843-3550
with a copy to:
Hartford Life Insurance Company
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street

Simsbury, CT 06089
Attention: Lynda Godkin
Facsimile No.: 860-843-8665
If to Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, MA 02116-3741
Attention: Stephen E. Cavan, Secretary
Facsimile No.: 617 954-7765
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116
Attention: Robert T. Bums, Senior Vice President and Associate General Counsel
Facsimile No.: 617 954-7764
If to MFDI:
MFS Fund Distributors, Inc. 500 Boylston Street
Boston, MA 02116-3741
Attention: William W. Scott, Jr. Facsimile No.:
with a copy to:
Massachusetts Financial Services Company
500 Boylston Street Boston, MA 02116
Attention: Robert T. Burns, Senior Vice President and Associate General Counsel Facsimile No.: 617 954-7764
If to MIS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116-3741
Attention: Robert T. Burns, Senior vice President and Associate General Counsel
Facsimile No.: 617 954-7764
21.    If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22.    Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23.    A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25.    This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.    In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
(on behalf of the Account and itself)

Attest:
[illegible]                    By: [illegible]

Its:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY

Attest:
[illegible]                    By: [illegible]

Its:

MFS VARIABLE INSURANCE TRUST
on behalf of the Series
By its authorized officer and not individually,

Attest:
/s/ Kathleen M. White                By: /s/ James R. Bordewick
James R. Bordewick, Jr.
Its: Assistant Secretary

MFS FUND DISTRIBUTORS, INC.

Attest:
[illegible]                    By: /s/ William W. Scott, Jr.
William W. Scott, Jr.
Its: President

MFS FINANCIAL SERVICES
COMPANY

Attest:
[illegible]                    By: /s/ Arnold D. Scot    t
Arnold D. Scott
Its: Senior Executive Vice President

As of June 1, 2000
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Product	Name of Separate Account	Contract Funded By Separate Account
Hartford Leaders Solution (HL)	Separate Account Seven	HLVA 99
Hartford Leaders Solution (HLA)	Separate Account Seven	LAVA 99
Omnisource (HLA)	ICMG Registered Variable Life Separate Account One	GVL-95
MSDW Leaders Select (HL)*	Separate Account Three	HLVA 99
MSDW Leaders Select (HLA)*	Separate Account Three	LAVA 99
Prudential Leaders (HL)**	Separate Account Seven	HLVA 99
Prudential Leaders (HLA)**	Separate Account Seven	LAVA 99

Expected Launch July 24, 2000 Expected Launch June 22, 2000

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated June 1, 2000, between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time, MFS Variable Insurance Trust (the "Trust"), Massachusetts Financial Services Company ("MFS") and MFS Fund Distributors, Inc. ("MFDI") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time
By: /s/ [illegible]
Its Executive Vice President & Director Indiv. Life Division
MFS VARIABLE INSURANCE TRUST,
On behalf of the Series
By its authorized officer and not individually,
By: /s/ Susan S. Newton
Its Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By: /s/ James Jessee
Its President

MFS FINANCIAL SERVICES
COMPANY
By: /s/ [illegible]
Its Executive Vice President

As of October 3, 2005
SCHEDULE A
ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life and Annuity Insurance Company Separate Account Three	June 22, 2994
Hartford Life Insurance Company Separate Account Five	July 25, 1994
Hartford Life and Annuity Insurance Company Separate Account Five	August 17, 1994
Hartford Life Insurance Company Separate Account Seven	December 8, 1986
Hartford Life and Annuity Insurance Company Separate Account Seven	April 1, 1999
Hartford Life Insurance Company Separate Account Eleven	December 1, 2000
Hartford Life Insurance Company Separate Account VL I	September 30, 1992
Hartford Life and Annuity Insurance Company Separate Account VL I	June 8, 1995
Hartford Life Insurance Company Separate Account VL II	September 30, 1994
Hartford Life and Annuity Insurance Company Separate Account VL II	September 30, 1994
ICMG Registered Variable Life Separate Account A	April 14, 1998
ICMG Registered Variable Life Separate Account One	October 9, 1995
First Fortis Separate Account A	October 1, 1993
Fortis Benefit Variable Account D	October 14, 1987

EXECUTION
PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
PIMCO EQUITY SERIES VIT
and
PIMCO INVESTMENTS LLC
THIS AGREEMENT dated and effective as of the 28th day of April, 2011, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut corporation (collectively, the "Company") and a Connecticut life insurance company, on its own behalf and on behalf of each segregated asset separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Equity Series VIT (the "Fund"). a Delaware statutory trust, and PIMCO Investments LLC (the "Underwriter"), a Delaware limited liability company.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter ("Participating Insurance Companies");
WHEREAS, the shares of beneficial interest of the Fund are divided into several separate series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;
WHEREAS, the Fund may rely on an order (PIMCO Variable Insurance Trust, et al., Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998)(Order)) from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a). 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6c-2(b)(15) and 60-3(T)(b)(I 5) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");
WIIEREAS, Pacific Investment Management Company LLC (the "Adviser"), which serves as investment adviser to the Fund, is dill) registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time;
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;
WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:
ARTICLE I. Sale of Fund Shares
1.1.    The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company, for purchase on behalf of the Account, Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.
1.2.    The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3.    Purchase and Redemption Procedures
(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request for relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares, Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares (which order shall be net of any purchase orders) except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current statutory prospectus and/or statement of additional information ("SAI"). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's statutory prospectus.

(e) The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Fund and the Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts. or (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.
(f) Notwithstanding anything herein to the contrary, the Company, Fund and/or Underwriter shall comply with the processing specifications set forth in Schedule C attached hereto and made a part hereof in respect of transactions processed through the facilities of the National Securities Clearing Corporation ("NSCC").
1.4.    The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's statutory prospectus. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter.
1.5.    The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6.    Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.
(a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Funds shares may be sold to other insurance companies (subject to Section 2.2(ii) hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article IX, the Company shall promote the Designated Portfolios on the same overall basis as other funding vehicles available under the Contracts.

(b) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law). induce or encourage Contract owners to change or modify the Fund or remove or otherwise change the Fund's distributor or investment adviser.

(d) The Company shall not. without prior notice to the Fund, induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a Manila other than a, recommended by the Board of Trustees of the Fund.

1.8.    The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.
1.9.    If adjustments are required to correct an error in the computation of the net asset value of a class of a Fund's shares, in the distribution rate for a Fund's shares, or otherwise, the Fund or Underwriter (or their designee) promptly shall notify the Company upon discovering the need for such adjustments and shall implement corrections for such errors in accordance with the Funds' error correction procedures. The Company agrees to comply with reasonable requests made by the Fund or Underwriter (or their designee) in connection with its efforts to resolve such errors.
ARTICLE II. Representations and Warranties
2.1.    The Fund represents and warrants that (i) the Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Fund is and shall remain registered under the 1940 Act, (iii) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (iv) the Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees to promptly notify the Fund of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio. The Fund shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund and shall advise the Fund at such time and in such manner as is necessary to permit the Fund to comply.
2.2.    The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.
2.3.    Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Fund represents and warrants that it IN ill invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment. or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
2.4.    The Fund represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.5.    The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Connecticut Insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.
2.6.    The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
2.7.    The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.
2.8.    The Fund and the Underwriter represent and warrant that all of their trustees,.directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities oldie Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently In. Rule 17g-1 of the 1940 Act or related provisions as may he promulgated from time to time.

The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.9.    The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
2.10.    The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time.
2.11.    The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder (the "Patriot Act"). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. To the extent permitted by applicable law, the Company agrees to provide the Underwriter with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Underwriter to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice, the Company agrees to forward a copy to the Underwriter, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared to the extent permitted by applicable law.
2.12.    The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Fund's market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with provisions of the statutory/ prospectus and SA1 of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares redeemed by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time (as defined below) shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per share in accordance with Rule 22c-1 under the 1940 Act.): and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio's then current statutory prospectus or SAI and/or as instructed by the Underwriter. The Company further agrees to make reasonable efforts to assist the Fund and its service providers (including but not limited to the Underwriter) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares. To the extent the Company has actual knowledge of violations of Fund policies (as set forth in the then current statutory prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees to report such known violations to the Underwriter. For purposes of this provision, the term "Valuation Time" refers to the time as of which the shares of a Portfolio are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business.
2.13.    That certain Rule 22c-2 Shareholder Information Agreement by and among the Company and the Underwriter effective of even date herewith (the "22c-2 Agreement") (formed pursuant to that certain Novation and Amendment to Shareholder Information Agreement dated of even date herewith which novated and amended that certain Rule 22c-2 Shareholder Information Agreement dated March 13, 2007 by and among the Company and Allianz Global Investors Distributors LLC), is incorporated by reference herein; provided that to the extent of any conflict between the 22c-2 Agreement and this Agreement the terms of the 22c-2 Agreement shall control with respect to the substance thereof.
ARTICLE III. Prospectuses and Proxy Statements; Voting
3.1.    Subject to Section 6.1, the Underwriter shall provide the Company with as many copies of the Fund's current statutory prospectuses as the Company may reasonably request.
3.2.    The Underwriter (or the Fund) shall provide electronic copies of the current statutory prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act ("Fund Documents").
3.3.    Within three (3) business days of receiving a request for a paper copy or an electronic copy of any Fund Documents, the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests.
3.4.    The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantively in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any material way without the prior consent of the Fund.

3.5.    The Fund shall provide the Company with copies of its proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.

3.6.    The Company shall:

(a)solicit voting instructions from Contract owners;

(b)vote the Fund shares in accordance with instructions received from Contract owners; and

(c)vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received in accordance with its echo voting procedures, as the same may be amended from time to time, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners in accordance with its echo voting procedures, as the same may be amended from time to time.
3.7.    Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may reasonably adopt and provide in writing.
3.8.    The expenses and fees related to the foregoing provisions of this Article iII shall be allocated as set forth in Schedule B hereof.
ARTICLE IV. Sales Material and Information
4.1.    The Company is hereby granted a non-exclusive, royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Fund's, Distributor's and Adviser's service marks, trade names and logos in sales literature or other promotional material created and published by the Company with respect to Contracts, provided such use in print, broadcast or other display conforms to such written guidelines, if any, provided by the Fund or Distributor.
4.2.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, that the Company may begin using such material if the Fund or its designee fails to review or respond within such period. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.
4.3.    The Company shall not give any information or make any representations or statements on behalf of the Fund or concern int!. the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or statutory prospectus or SAl for the Fund shares, as such registration statement and statutory prospectus or SAl may be amended or supplemented from time to time, or in reports or proxy statements for the Fund. or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material.
4.4.    The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company. each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, the Fund and the Underwriter may begin using such material if the Company or its designee fails to review or respond within such period. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.5.    The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAL may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.
4.6.    The Fund will provide to the Company at least one complete copy of all registration statements, statutory prospectuses, SAls, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall not alter any of such documents provided by the Fund without the prior written consent of the Fund or Underwriter.
4.7.    The Company shall provide to the Fund and the Underwriter any material complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.
4.8.    For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed For use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sale literature or other promotional material), educational or training materials or other communications distributed or made generally/ available to some or all agents, wholesalers or employees.
ARTICLE V. Fees and Expenses
5.1.    Except as otherwise provided herein or within another agreement between the parties and/or Schedule B attached hereto and made a part hereof no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's statutory prospectuses and registration statement, proxy materials and reports, setting the statutory' prospectuses in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3.    The Company shall bear the expenses of distributing the Fund's statutory prospectuses to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.
ARTICLE VI. Potential Conflicts
6.1.    The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Underwriter by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) shall apply and be incorporated herein by reference only if any of the Company, any Participating Insurance Company, the Fund or the Adviser relies on the exemptions from Sections 9(a), I3(a), 15(a) or 15(b) of the 1940 Act granted by the Mixed and Shared Funding Exemptive Order; (iii) will be incorporated herein by reference; and (iv) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.
6.2.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the

Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6 and 3.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VII. Indemnification
7.1.    Indemnification By the Company
(a) The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "hide/unified Parties" for purposes of this Section 7.1) against any and all losses. claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other reasonable expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement. prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such indemnified Party's reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such lndemnified    Party (or after such Indemnified Party shall have received notice of such notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof; the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
7.2.    Indemnification by the Underwriter
(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAl or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement. prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b)     The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c)     The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
7.3.    Indemnification Of the Fund
(a) The Fund agrees to indemnify: and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims. expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund's indemnification obligations under this Section 7.3 are subject to applicable law.

(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(c) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts. the operation of the Account, or the sale or acquisition of shares of the Fund.
ARTICLE VIII. Applicable Law

8.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.
8.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.
ARTICLE IX. Termination
9.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or
(c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof; or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(e) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

(f) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(h) termination by the Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio: or (iii) dissolve. reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or
(i) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as referred to in Mixed and Shared Funding Exemptive Order and the conditions thereof incorporated herein by reference in Article VI.
9.2.    (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9,2(b), the Fund and the Underwriter shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Underwriter, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of the Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to using its best efforts to seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios, The Fund may, in its discretion, permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.

(b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(e) or 9.1(i), at the option of the Fund or the Underwriter; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Fund and its agents as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

(c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, VI, VII and VIII will remain in effect after termination.
9.3.    Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to th Fund:	PIMCO Equity Series VIT
840 Newport Center Drive
Newport Beach, CA 92660
Attention: Legal Department

With a copy to:

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, CA 92660
Attention: Legal Department

If to the Company:    The Hartford
200 Hopmeadow Street
Simsbury, Connecticut 06089 Attention: Legal Department

If to Underwriter:        PIMCO Investments LLC
1345 Avenue of the Americas
New York, NY 10105

ARTICLE XI. Miscellaneous

11.1.    All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective applicable Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents nor shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.
11.2.    Any use or disclosure of nonpublic personal information (as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor or federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time) is specifically and expressly limited to the use or disclosure that is required or permitted by applicable privacy laws. Each party shall, as required by applicable privacy laws, implement and maintain reasonable administrative, technical, and physical safeguards designed to insure the security and confidentiality of nonpublic personal information; protect against anticipated threats or hazards to the security or integrity of nonpublic personal information; and protect against unauthorized access, disclosure, or use of nonpublic personal information.
11.3.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.4.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11 .6.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.
11.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.8.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
HARTFORD LIFE INSURANCE COMPANY
For its behalf and such Separate Account(s) designated
in Schedule A:

By its authorized officer:

/s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President
Date: 5/4/11

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

For its behalf and such Separate Account(s) designated
in Schedule A:

By its authorized officer:

/s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President
Date: 5/4/11
PIMCO EQUITY SERIES VIT

By its authorized officer,

/s/ Henrik P. Larsen
Name: Henrik P. Larsen
Title: Vice President
Date: 4/28/11

PIMCO INVESTMENTS LLC

By its authorized officer,

/s/ Gregory A. Bishop
Name: Gregory A. Bishop
Title: Head of Business Management
Date:

Schedule A
Designated Portfolios:

PIMCO Equity Series VIT EqS PathminderTM Portfolio

Accounts:
Hartford Life Insurance Company Separate Account 7    (Date established: 12.8.1986)
Hartford Life and Annuity Insurance Company Separate Account 7 (Date established: 4.1.1999

SCHEDULE B
Allocation of Expenses

Paid by the Company	Paid by the Fund
Preparing and filing the Account's Registration Statement	Preparing and filing the Fund's Registration Statement
Text composition for the Account Prospectus and Supplements	Text composition for the Fund Prospectus and Supplements
Text alterations for the Account Prospectus and Supplements	Text alterations for the Fund Prospectus and Supplements
Printing Account prospectuses and supplements for use with prospective Contract Owners Printing Designated Portfolio's prospectuses and supplements for use with prospective Contract Owners
Printing and processing Designated Portfolio's prospectus and supplements for use with existing Contract owners; or if requested by the Company, providing camera-ready film, compUter diskettes or typeset electronic document files f such documents and printing such documents for use with Contract owners (1)

Text composition and printing for the Account statement of additional information	Text composition and printing for the Fund SAIs
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by Law'

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Designated Portfolios' prospectuses in connection with the delivery obligations under Section 5(b)(2) of the 1933 Act, supplements and SAIs to Contract owners (1)

Printing, processing, mailing and distributing Designated Portfolios and Account supplements and other communications related fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual or semi-annual reports of the Separate Account, printing, mailing and distributing any annual or semi-annual reports of the Separate Account
Text composition of any annual or semi-annual reports of the Designated Portfolios, printing, processing, mailing and distributing any annual or semi-annual reports of the Designated Portfolios to existing Contract owners (1) in connection with the delivery obligations under Section 30(e) of the 1940 Act and the rules promulgated thereunder

Text composition, printing, mailing, distributing and tabulation of any proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing and tabulation of any proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Designated Portfolios or the Fund

(1) The Company may choose to print the Designated Portfolios' prospectus(es). SAI(s) and their semi annual and annual reports. or any of such documents, in combination with such documents of other fund companies. In this case, the Funds' share of the total expense for printing, processing, and delivery of the combined materials shall be allocated based upon the methodology, applied consistently, and deemed reasonable and appropriate by the Company.

SCHEDULE C
Processing Specifications
I.    NAV and Dividend Information
Information regarding NAV and Dividend Distribution shall be provided in such format as mutually agreed by the parties from time to time.
II.    NSCC Transactions
The following terms and conditions shall apply with respect to the receipt and transmission of orders routed through the NSCC in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:
A.    Subject to the terms of the statutory prospectus and SAI, including the right to reject any order, the Fund will accept orders to purchase shares of the Series available using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Series shares by federal funds wire using the NSCC's Fund/SERV platform in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.
B.    The Company shall use best efforts to promptly notify the Fund or its designated transfer agent of its inability to use the NSCC's DCC&S platform by telephone and/or facsimile.

C.    The Fund will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows the exchange of account level information electronically).

D.    Proceeds in respect of shares in the Designated Portfolios redeemed shall be effectuated using the NSCC's Fund/SERV platform.

E.    The Distributor shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Series' shares through the NSCC's Fund/SERV and/or Mutual Fund Profile services, as applicable. F.
III.    Exceptions
If the Company is prevented from transmitting Day 1 Trades to the Fund, or its designee, through Fund/Sery on Day 2 due to any circumstances (such as computer system failures experienced by the Company or the NSCC, natural catastrophes, or other emergencies or human error), provided that the Company notifies the Fund, or its designee, of such contingency prior to 9:30 a.m. Eastern Time on Day 2, the Company may:

(a)
transmit such Day 1 Trades to the Fund through Fund/SERV prior to 5:00 a.m. Eastern Time on Day 3, and such Day 1 Trades will be effected at the Net Asset Value Per Share calculated as of Market Close on Day 1, provided further that (i) the Company notifies the Fund, or its designee, of the Day 1 Trade information prior to 9:00 a.m. Eastern Time on Day 2 and (ii) such transmission is consistent with the Fund's NSCC Security Profile; or

(b)
transmit and settle the Day 1 Trades through means other than Fund/SERV prior to 9:00 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value Share calculated as of Market Close on Day 1.

EXECUTION
PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
PIMCO VARIABLE INSURANCE TRUST
and
PIMCO INVESTMENTS LLC
THIS AGREEMENT dated and effective as of the 28th day of April, 2011, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut corporation (collectively, the "Company") and a Connecticut life insurance company, on its own behalf and on behalf of each segregated asset separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware statutory trust, and PIMCO Investments LLC (the "Underwriter"), a Delaware limited liability company.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter ("Participating Insurance Companies");
WHEREAS, the shares of beneficial interest of the Fund are divided into several separate series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;
WHEREAS, the Fund may rely on an order (PIMCO Variable Insurance Trust, et al., Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998)(Order)) from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Wes 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, Pacific Investment Management Company LLC (the "Adviser"), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;
WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time;
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;
WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time. (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:
ARTICLE I. Sale of Fund Shares
1.1.    The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company, for purchase on behalf of the Account, Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.
1.2.    The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3.    Purchase and Redemption Procedures
(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares (which order shall be net of any purchase orders) except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current statutory prospectus and/or statement of additional information ("SAI"). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's statutory prospectus.

(e) The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 clays prior written notice to the Fund and the Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with .the terms of the Contracts, or (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.
(f) Notwithstanding anything herein to the contrary, the Company, Fund and/or Underwriter shall comply with the processing specifications set forth in Schedule C attached hereto and made a part hereof in respect of transactions processed through the facilities of the National Securities Clearing Corporation ("NSCC").
1.4.    The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's statutory prospectus. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter.
1.5.    The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6.    Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.
(a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 2.2(ii) hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article IX, the Company shall promote the Designated Portfolios on the same overall basis as other funding vehicles available under the Contracts.

(b) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), induce or encourage Contract owners to change or modify the Fund or remove or otherwise change the Fund's distributor or investment adviser.
(d) The Company shall not, without prior notice to the Fund, induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.
1.8.    The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.
1.9.    If adjustments are required to correct an error in the computation of the net asset value of a class of a Fund's shares, in the distribution rate for a Fund's shares, or otherwise, the Fund or Underwriter (or their designee) promptly shall notify the Company upon discovering the need for such adjustments and shall implement corrections for such errors in accordance with the Funds' error correction procedures. The Company agrees to comply with reasonable requests made by the Fund or Underwriter (or their designee) in connection with its efforts to resolve such errors.
ARTICLE II. Representations and Warranties
2.1.    The Fund represents and warrants that (i) the Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Fund is and shall remain registered under the 1940 Act, (iii) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (iv) the Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shales, and (v) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees to promptly notify the Fund of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio. The Fund shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund and shall advise the Fund at such time and in such manner as is necessary to permit the Fund to comply.
2.2.    The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.3.    Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Fund represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
2.4.    The Fund represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.
2.5.    The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Connecticut Insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (1) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.
2.6.    The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.7.    The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.
2.8.    The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 194.0 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement, and shall be issued by a reputable bonding company.
2.9.    The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
2.10.    The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time.
2.11.    The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder (the "Patriot Act"). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treastuy. To the extent permitted by applicable law, the Company agrees to provide the Underwriter with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Underwriter to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice, the Company agrees to forward a copy to the Underwriter, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared to the extent permitted by applicable law.
2.12.    The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Fund's market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with provisions of the statutory prospectus and SAI of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time (as defined below) shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per share in accordance with Rule 22c-1 under the 1940 Act.); and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio's then current statutory prospectus or SAE and/or as instructed by the Underwriter. The Company further agrees to make reasonable efforts to assist the Fund and its service providers (including but not limited to the Underwriter) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares.. To the extent the Company has actual knowledge of violations of Fund policies (as set forth in the then current statutory prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees to report such known violations to the Underwriter. For purposes of this provision, the term "Valuation Time" refers to the time as of which the shares of a Portfolio are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business.
2.13.    That certain Rule 22c-2 Shareholder Information Agreement by and among the Company and the Underwriter effective of even date herewith (the "22c-2 Agreement") (formed pursuant to that certain Novation and Amendment to Shareholder Information Agreement dated of even date herewith which novated and amended that certain Rule 22c-2 Shareholder Information Agreement dated March 13, 2007 by and among the Company and Allianz Global Investors Distributors LLC), is incorporated by reference herein; provided that to the extent of any conflict between the 22c-2 Agreement and this Agreement the terms of the 22c-2 Agreement shall control with respect to the substance thereof.
ARTICLE III. Prospectuses and Proxy Statements; Voting
3.1.    Subject to Section 6.1, the Underwriter shall provide the Company with as many copies of the Fund's current statutory prospectuses as the Company may reasonably request.
3.2.    The Underwriter (or the Fund) shall provide electronic copies of the current statutory prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-animal reports to shareholders under Rule 30e-1 of the 1940 Act ("Fund Documents").
3.3.    Within three (3) business days of receiving a request for a paper copy or an electronic copy of any Fund Documents, the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests.
3.4.    The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantively in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any material way without the prior consent of the Fund.
3.5.    The Fund shall provide the Company with copies of its proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.
3.6.    The Company shall:

(a)    solicit voting instructions from Contract owners;

(b)    vote the Fund shares in accordance with instructions received from Contract owners; and

(c)    vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received in accordance with its echo voting procedures, as the same may be amended from time to time, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners in accordance with its echo voting procedures, as the same may be amended from time to time.
3.7.    Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may reasonably adopt and provide in writing.
3.8.    The expenses and fees related to the foregoing provisions of this Article III shall be allocated as set forth in Schedule B hereof.
ARTICLE IV. Sales Material and Information
4.1.    The Company is hereby granted a non-exclusive; royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Fund's, Distributor's and Adviser's service marks, trade names and logos in sales literature or other promotional material created and published by the Company with respect to Contracts, provided such use in print, broadcast or other display conforms to such written guidelines, if any, provided by the Fund or Distributor.
4.2.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, that the Company may begin using such material if the Fund or its designee fails to review or respond within such period. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.
4.3.    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or statutory prospectus or SAI for the Fund shares, as such registration statement and statutory prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Company shall comply with all applicable laws,-" including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material.
4.4.    The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, the Fund and the Underwriter may begin using such material if the Company or its designee fails to review or respond within such period. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shalt be used if the Company so objects.
4.5.    The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.
4.6.    The Fund will provide to the Company at least one complete copy of all registration statements, statutory prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-

action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall not alter any of such documents provided by the Fund without the prior written consent of the Fund or. Underwriter.
4.7.    The Company shall provide to the Fund and the Underwriter any material complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.
4.8.    For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sale literature or other promotional material), educational or training materials or other communications distributed or made generally available to some or all agents, wholesalers or employees.
ARTICLE V. Fees and Expenses
5.1.    Except as otherwise provided herein or within another agreement between the parties and/or Schedule B attached hereto and made a part hereof, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.
5.2.    All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's statutory prospectuses and registration statement, proxy materials and reports, setting the statutory prospectuses in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3.    The Company shall bear the expenses of distributing the Fund's statutory prospectuses to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.
ARTICLE VI. Potential Conflicts
6.1.    The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Underwriter by virtue of such order by the SEC: (I) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) shall apply and be incorporated herein by reference only if any of the Company, any Participating Insurance Company, the Fund or the Adviser relies on the exemptions from Sections 9(a), 13(a), 15(a) or 15(b) of the 1940 Act granted by the Mixed and Shared Funding Exemptive Order; (iii) will be incorporated herein by reference; and (iv) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.
6.2.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6 and 3.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VII. Indemnification

7.1.    Indemnification By the Company

(a) The Company, agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other reasonable expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAT, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such. Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
7.2.    Indemnification by the Underwriter
(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAE or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material Fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information Furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SA1. for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAl or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(a)The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(b)The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
7.3.    Indemnification By the Fund
(a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the

(ii) materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

(iii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund's indemnification obligations under this Section 7.3 are subject to applicable law.
(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.
(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any 'designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.
ARTICLE VIII. Applicable Law
8.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

8.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.
ARTICLE IX. Termination
9.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(e) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

(f) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or
(h) termination by the Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or
(i) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as referred to in Mixed and Shared Funding Exemptive Order and the conditions thereof incorporated herein by reference in Article VI.
9.2.    (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the Fund and the Underwriter shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Underwriter, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of the Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to using its best efforts to seek an order pursuant to Section 26(c) of the

1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Fund may, in its discretion; permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.
(b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(e) or 9.1(1), at the option of the Fund or the Underwriter; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Fund and its agents as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.
(c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, VI, VII and VIII will remain in effect after termination.
9.3.    Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.
ARTICLE X. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:                PIMCO Variable Insurance Trust
840 Newport Center Drive
Newport Beach, CA 92660
Attention: Legal Department

With a copy to:

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, CA 92660
Attention: Legal Department

If to the Company:            The Hartford
200 Hopmeadow Street
Simsbury, Connecticut 06089
Attention: Legal Department

If to Underwriter:                PIMCO Investments LLC
1345 Avenue of the Americas
New York, NY 10105

ARTICLE XI. Miscellaneous
11 .1.    All persons dealing with the Fund must look solely to the property of the Fund, and in the    case of a series company, the respective applicable Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents nor shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2.    Any use or disclosure of nonpublic personal information (as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor or federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time) is specifically and expressly limited to the use or disclosure that is required or permitted by applicable privacy laws. Each party shall, as required by applicable privacy laws, implement and maintain reasonable administrative, technical, and physical safeguards designed to insure the security and confidentiality of nonpublic personal information; protect against anticipated threats or hazards to the security or integrity of nonpublic personal information; . and protect against unauthorized access, disclosure, or use of nonpublic personal information.
11.3.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.4.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.5.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11.6.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.
11.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.8.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
HARTFORD LIFE INSURANCE COMPANY
For its behalf and such Separate Account(s) designated
in Schedule A:

By its authorized officer:

/s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President
Date: 5/4/11

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

For its behalf and such Separate Account(s) designated
in Schedule A:

By its authorized officer:

/s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President
Date: 5/4/11
PIMCO EQUITY SERIES VIT

By its authorized officer,

/s/ Henrik P. Larsen
Name: Henrik P. Larsen
Title: Vice President
Date: 4/28/11

PIMCO INVESTMENTS LLC

By its authorized officer,

/s/ Gregory A. Bishop
Name: Gregory A. Bishop
Title: Head of Business Management
Date: 4/28/11

Schedule A
Designated Portfolios:
PIMCO VIT All Asset Portfolio
PIMCO VIT. Global Multi Asset Portfolio

Accounts:
Hartford Life Insurance Company Separate Account 7    (Date established: 12.8.1986)
Hartford Life and Annuity Insurance Company Separate Account 7 (Date established: 4.1.1999

SCHEDULE B
Allocation of Expenses

Paid by the Company	Paid by the Fund
Preparing and filing the Account's registration statement	Preparing and filing the Fund's registration statement
Text composition for Account prospectus and supplements	Text composition for Designated Portfolios' prospectuses and supplements
Text alterations of Account prospectus and supplements	Text alterations of Designated Portfolios' prospectuses and supplements
Printing Account prospectuses and supplements for use with prospective Contract owners; Printing Designated Portfolios' prospectuses and supplements for use with prospective Contract owner
Printing and processing Designated Portfolios' prospectus and supplements for use with existing Contract owners; or if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with Contract owners (i)

Text composition and printing of Account statement of additional information	Text composition and printing of Funds' SAI(s) °)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Designated Portfolios' prospectuses in connection with the delivery obligations under Section 5(b)(2) of the 1933 Act, supplements and SAL(s) to Contract owners (I)
Printing, processing, mailing and distributing Designated Portfolios and Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account
Text composition of annual and semi-annual reports of the Designated Portfolios; printing, processing, mailing, and distributing annual and semi-annual reports of the Designated Portfolios to existing Contract owners (I) in connection with the delivery obligations under Section 30(e) of the 1940 Act and the rules promulgated thereunder

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with, respect to proxies sponsored by the Separate Accounts

Text composition, printing, processing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Designated Portfolios or the Fund

(1) The Company may choose to print the Designated Portfolios' prospectus(es), SAI(s), and their semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Funds' share of the total expense for printing, processing, and delivery of the combined materials shall be allocated based upon the methodology, applied consistently, and deemed reasonable and appropriate by the Company.

SCHEDULE C
Processing Specifications
I.    NAV and Dividend Information
Information regarding NAV and Dividend Distribution shall be provided in such format as mutually agreed by the parties from time to time.
II.    NSCC Transactions
The following terms and conditions shall apply with respect to the receipt and transmission of orders routed through the NSCC in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:
A.    Subject to the terms of the statutory prospectus and SAI, including the right to reject any order, the Fund will accept orders to purchase shares of the Series available using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Series shares by federal funds wire using the NSCC's Fund/SERV platform in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.

B.The Company shall use best efforts to promptly notify the Fund or its designated transfer agent of its inability to use the NSCC's DCC&S platform by telephone and/or facsimile.

C. The Fund will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows the exchange of account level information electronically).

D. Proceeds in respect of shares in the Designated Portfolios redeemed shall be effectuated using the NSCC's Fund/SERV platform.

E. The Distributor shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Series' shares through the NSCC's Fund/SERV and/or Mutual Fund Profile services, as applicable. F.
III.    Exceptions
If the Company is prevented from transmitting Day 1 Trades to the Fund, or its designee, through Fund/Serv on Day 2 due to any circumstances (such as computer system failures experienced by the Company or the NSCC, natural catastrophes, or other emergencies or human error), provided that the Company notifies the Fund, or its designee, of such contingency prior to 9:30 a.m. Eastern Time on Day 2, the Company may:

(a)
transmit such Day 1 Trades to the Fund through Fund/SERV prior to 5:00 a.m. Eastern Time on Day 3, and such Day 1 Trades will be effected at the Net Asset Value Per Share calculated as of Market Close on Day 1, provided further that (i) the Company notifies the Fund, or its designee, of the Day 1 Trade information prior to 9:00 a.m. Eastern Time on Day 2 and (ii) such transmission is consistent with the Fund's NSCC Security Profile; or

(b)
transmit and settle the Day 1 Trades through means other than Fund/SERV prior to 9:00 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value Share calculated as of Market Close on Day 1.

AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of the 1st of January, 2000, among HARTFORD LIFE and ANNUITY INSURANCE COMPANY ("HLAI"), a Connecticut corporation, HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("HLIC"; HLAI and HLIC are collectively referred to herein as the Companies or individually as a "Company"), each of the Companies on its own behalf and on behalf of each separate account set forth under its name on Schedule A. as it may be amended from time to time (each such separate account an "Account"), PUTNAM VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and PUTNAM MUTUAL FUNDS CORP. (the "Underwriter"), a Massachusetts corporation.
WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and
WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the " 1933 Act"); and
WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of a Company to set aside and invest assets attributable to the Contracts; and
WHEREAS, each Company has registered or will register each of its Accounts as a unit investment trust under the 1940 Act (except for such Accounts operated in compliance with an exemption from such registration); and
WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each of its Accounts to fund certain of the

Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value; and
WHEREAS, the Companies and the Underwriter have previously entered into certain agreements relating to the Trust and the Accounts, including a Master Participation Agreement, dated January 1, 1998 (the "Previous Agreements"), and wish to consolidate and restate the Previous Agreements in one Master Agreement, except as provided in Section 1.1.
NOW, THEREFORE, in consideration of the promises herein, each Company, the Trust and the Underwriter agree as follows:
ARTICLE I. Restatement of Previous Agreements
1.1    This Amended and Restated Master Participation Agreement amends, replaces and restates all Previous Agreements entered into by the parties hereto with respect to the Trust, the Accounts and the Contracts; provided that the Companies and the Underwriter may in their discretion enter into such other marketing and business arrangements as they agree. All Previous Agreements shall be of no further effect after the date hereof. This provision specifically shall not apply to the Agreement effective January 1, 1988, between HLIC and the Underwriter, as the same has been amended from time to time (the "Business Agreement"). Likewise, the parties agree that 1.1 of the Master Participation Agreement, dated January 1, 1998, was not intended to, nor does it have any effect on the Business Agreement.
ARTICLE II. Sale of Trust Shares

2.1    The Underwriter will, subject to the Trust's rights under Section 2.2 and otherwise under this Agreement, sell to each Company, those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 2.1, each Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee by 4:00 p.m., Eastern time, shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m., Eastern time, on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. The Authorized Funds for each Account are set forth in Schedule A, as such schedule is amended from time to time.
2.2    The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use best efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to a Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.
2.3    The Trust and the Underwriter agree that shares of the Trust will be sold only to
Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

2.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 2.4, each Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by 4:00 p.m., Eastern time, shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m., Eastern Time, on the following Business Day.
2.5    Each Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
2.6    Each Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 2A hereof. Payment shall be in federal funds transmitted by wire. be recorded as instructed by a Company to the Underwriter in an appropriate title for each

2.7    Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to a Company or any account. shares ordered from the Trust will be recorded as instructed by a Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.
2.8    The Underwriter shall furnish or cause to be furnished prompt notice (by wire or telephone, followed by written confirmation), to each Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. Each Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. Each Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify each Company of the number of shares so issued as payment of such dividends and distributions.
2.9    The Underwriter shall make the net asset value per share for each Fund available to each Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
2.10     The Underwriter retains the exclusive right to use of the name "Putnam", and the Companies shall not use, or permit any mutual fund substituted for any of the Funds to use the name "Putnam" for any purpose without the written consent of Putnam. The Companies retain the exclusive right to use the name "Hartford" and the Underwriter shall not use such name for any purpose without the consent of a Company.

ARTICLE III. Representations and Warranties
3.1    Each Company represents and warrants that:
(a)at all times during the term of this Agreement the Contracts it issues are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration; such Contracts will be issued and sold in compliance in all material respects with all applicable laws. Such Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or operate such Account in compliance with exemption from such registration; and
(b)the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
3.2    The Trust represents and warrants that:
(a)    at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to each Company in compliance with all applicable laws, subject to the terms of Section 3.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with their sale by the Trust to a Company and only as required by Section 3.4;
(b)    it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and
(c)    it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.
3.3    The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
3.4    Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to a Company through the Underwriter. The Trust shall not be responsible, and each Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration, of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.
3.5    The Trust makes no representation as to whether any aspect of its operations
(including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.
ARTICLE IV. Prospectuses and Proxy Statements; Voting
4.1    Except for such accounts which are designated on Schedule A as Putnam Hartford

Separate Accounts, the Trust shall provide such documentation (including a camera ready copy of its prospectus) and other assistance as is reasonably necessary in order for the Companies once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one or more documents (such printing to be at the Companies' expense).
4.2    The Trust's Prospectus shall state that the Statement of Additional Information for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to each Company and to any owner of a Contract or prospective owner who requests such Statement.
4.3    Except for such accounts which are designated on Schedule A as Putnam Hartford
Separate Accounts, the Trust, at its expense, shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Company.
4.4    Each Company shall vote all Trust shares as required by law and the Shared
Funding Exemptive Order. Each Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. Each Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.
4.5    The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.
4.6    Notwithstanding anything herein to the contrary, the allocation of responsibility for printing and distributing of prospectuses and shareholder reports for Putnam/Hartford Accounts and the payment of the expenses therefor shall be as provided in the Business Agreement. The Trust shall pay the costs of printing and distributing proxy statements to holders of contracts issued by Putnam/Hartford Accounts.
ARTICLE V. Sales Material and Information
5.1    Without limiting the scope or effect of Section 5.2, each Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.
5.2    Neither Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.
5.3    The Underwriter or its designee shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which any of a Company, a separate account of a Company or a Contract is named at least 10 days prior to its use. No such material shall be used if a Company or its designee objects to such use within five Business Days after receipt of such material.
5.4    Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of a Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or. prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or other promotional material approved by a Company or its designee, except with the written permission of such Company or as is required by law.
5.5    For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.
ARTICLE VI. Fees and Expenses
6.1    Except as provided in this Agreement the Trust and Underwriter shall pay no fee or other compensation to the Companies under this agreement.
6.2    Except as otherwise provided in the Business Agreement, all expenses incident to performance by the Trust under this Agreement shall be paid by the Trust, including the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement.
6.3    (a) Except for such accounts which are designated on Schedule A as Putnam Hartford Separate Accounts, the Company shall bear the expenses of (i) printing and distributing the Trust's prospectus and (ii) distributing the reports to the Trust's shareholders.

(b)    With respect to each Putnam Hartford Separate Account, costs of printing and distributing the Trust's and the Companies' prospectuses and reports to shareholders shall be as provided in the Business Agreement.

(c)    The Trust shall bear the costs of printing and distributing the Trust's proxy materials to owners of the Contracts.
Article VII. Service Fees
7.1    With respect to any Account investing in Class I-B shares, so long as the
Company creating such Account complies with its obligations in this Article VII, the Underwriter shall pay such Company a quarterly service fee (the "Service Fee") on shares of the Funds held in such Account at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to Section 7.2 hereof.
7.2    Each Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time and hereby waive the right to receive such service fee payments with respect to a Fund if such Fund ceases to pay 12b-1 fees to the Underwriter;
7.3    (a)    a Company's failure to provide the services described in Section 7.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and
(b)    the Underwriter may, without the consent of the Companies, amend this
Article VII to change the terms of the Service Fee payments with prior written notice to the Companies; provided that the Underwriter may not change such terms with respect to the Companies unless such changes are applied to the payment of Service Fees generally or if a Company has not fulfilled its obligations hereunder.
7.4    Each Company receiving Service Fees will provide the following services to the
Contract Owners purchasing Fund shares:
(i)Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;
(ii)Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;
(iii)Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;
(iv)Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;
(v)Assisting in processing purchase and redemption transactions; and
(vi)Providing any other information or services as the Contract owners or the Underwriter may reasonably request.
Each Company will support the Underwriter's marketing efforts by granting reasonable requests for visits to the Company's offices by the Underwriter's wholesalers.

7.5    Each Company's compliance with the service requirement set forth in this
Agreement will be evaluated from time to time by monitoring redemption levels of Class I-B Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.
7.6    The provisions of this Article VII shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VII may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or , as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.
7.7    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Companies under this Article VII and the purposes for which such expenditures were made.
ARTICLE VIII. Diversification
8.1    The Trust shall cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Section 817(h) of the Code and the regulations promulgated thereunder.
ARTICLE IX. Potential Conflicts
9.1    The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Accounts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed;.(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform each Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.
9.2    Each Company will report any potential or existing conflicts of which it is aware to the Trustees. Each Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by a Company to inform the Trustees whenever Contract owner voting instructions are disregarded.
9.3    If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, each affected Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at such Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
9.4    lf a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more Funds and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by such Company for the purchase (or redemption) of shares of the Trust.
9.5    If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to a Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then such Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and supplement orders by such Company for the purchase (and redemption) of shares of the "Trust. No charge or penalty will be imposed as a result of such withdrawal.
9.6    For purposes of Sections 9.3 through 9.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall a Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict., then the affected Company will withdraw the Account's investment in one or more Authorized Funds and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform such Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.
9.7    The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of each Company, and the obligation of such Company set forth in this Article IX shall be carried out with a view only to the interests of Contract owners.

9.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

9.9    Each Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.
ARTICLE X. Indemnification
10.1. Indemnification by the Company
10. 1     (a).    Each Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information or, in the case of Contracts not registered under the 1933 Act, private placement memoranda or similar offering documents, for the Contracts issued by the Company or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by such Company, or persons under its control) made by, or unlawful conduct of, the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of such Company; or
(iv)    arise out of or result from any breach of any representation and/or warranty made by such Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 10.1 (b) and 10.1 (c) hereof.
    (b)    A Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill its obligations or duties under this Agreement or to the Trust, whichever is applicable.
    (c)    A Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Company in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect to such claim. Failure to notify a Company of any such claim shall not relieve such Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision. In case any such action is brought against the Indemnified Parties, such Company shall be entitled to participate, at its own expense, in the defense of such action. A Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from such Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    The Underwriter shall promptly notify each Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust or the failure of the Company to perform any of its obligations hereunder.
10.2     Indemnification by the Underwriter
(a)    The Underwriter shall indemnify and hold harmless each Company and each person, if any, who controls such Company within the meaning of Section 15 of the 1933
Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) made by, or unlawful conduct of, the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to a Company by or on behalf of the Underwriter; or
(iv)arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter or arise out of or result of a breach by the Trust of Article VIII; as limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) hereof.
    (b)    The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill to its obligations and duties under this Agreement or to a Company or the Account, whichever is applicable.
    (c)    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the

Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    A Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.
10.3     Indemnification by the Trust
    (a)    The Trust shall indemnify and hold harmless such Company, and each person, if any, who controls such Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares: or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) hereof.
    (b)    The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party's failure to fulfill its obligations and duties under this Agreement or to such Company, the Trust, the Underwriter or each Account, whichever is applicable.
    (c)    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the

Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    Each Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.
10.4     With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant developments in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

10.5     If a party is defending a claim and indemnifying the other party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount. Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to the Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 5.6 shall not apply.
10.6     The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate ad apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
10.7     The provisions of the Article X shall survive any termination of this Agreement.
ARTICLE XI. Applicable Law

11.1     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
11.2     This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE XII. Termination
12.1.     This Agreement shall terminate at the option of any party upon one year's advance written notice to the other parties provided (i) that as to any Account not identified on Schedule A as a Putnam Hartford Separate Account this Agreement may be terminated upon 180 days prior written notice and (ii) neither the Underwriter nor any Company may terminate this Agreement as to any account identified on attached Schedule A as a Putnam Hartford Separate Account until after January 1, 2000; or
12.2.     It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1 may be exercised for any reason or for no reason.
12.3     No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XII.
12.4     Notwithstanding any termination of this Agreement, subject to Section 2.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts issued by such Company in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 2.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.4 shall not apply to any termination under Article IX and the effect of such Article IX termination shall be governed by Article IX of this Agreement. The provisions of this Section 12.4, and the provisions of Section 2.2 shall survive termination of this Agreement.
ARTICLE XIII. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from lime to time specify in writing to the other party.
If to the Trust:

One Post Office Square
Boston, MA 02109
Attention: John R. Verani

If to the Underwriter:

One Post Office Square
Boston, MA 02109
Attention: General Counsel

If to a Company:

Hartford Life and Annuity Insurance Company
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, General Counsel
ARTICLE XIV. Miscellaneous
14.1     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article IX, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.
14.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
14.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
14.5     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
14.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
14.7     Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.
14.8     No party may assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any such assignment made without such consent shall be null and void.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: [illegible]
Name:
Title:

PUTNAM VARIABLE TRUST

By: /s/ John R. Verani
Name: John R. Verani
Title: Vice President

PUTNAM MUTUAL FUNDS CORP.

By: /s/ Eric S. Levy
Name: Eric S. Levy
Title: Senior Vice President

Schedule B
Service Fee Payments on Class I-B Shares
Authorized Funds                    Rate
All Funds                     0.15% per annum

Schedule A
,Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified Income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified Income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

AMENDMENT NO. 1
to the
AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of the 26th day of June, 2000, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Mutual Funds Corp. (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.
PUTNAM MUTUAL FUNDS, CORP.            PUTNAM VARIABLE TRUST

By: /s/ [illegible]                        By: // [illegible]

Its Senior Vice President                    Its: SVP
Duly Authorized                         Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Peter Cummins
Its SVP
Duly Authorized

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Amendment #2 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Mutual Funds Corp.,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company

All defined terms in the Agreement are applicable to this Amendment.

Effective September 1, 2000, the Agreement is amended as follows:

1.	As a result of a name change of the corporation, Putnam Mutual Funds Corp. is replaced throughout the Agreement by Putnam Retail Management, Inc.

2.	Section 4.4 is amended to include the following statement at the beginning of the section:
"For its registered Accounts,"

3.	The following paragraph 4.4.1 is added:
"For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or 3(c)(7) thereof, each Company represents and agrees that:

(a)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934;

(b)	the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(c)	with regard to each Series, each Company, on behalf of the corresponding Account subaccount, will:

(i)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

4. The following Separate Accounts are added to Schedule A, 1. Hartford Life Insurance Company:
Variable    Separate Account            Available Funds Of the
Contracts                        Putnam Variable Trust
Series III-B    Separate Account ICMG Series III-B    Putnam VT Global Asset Allocation
(Class IB shares)
Putnam VT International Growth Fund
(Class IB shares)
Putnam VT OTC & Emerging Growth
(Class IB shares)

Series II-C    Separate Account ICMG Series II-C    Putnam VT Vista Fund
(Class IB Shares)
Putnam VT Voyager Fund
(Class IB Shares)
Putnam VT International Growth Fund
(Class IB Shares)
Putnam VT International New
Opportunities Fund (Class IB Shares)

In Witness Whereof, the following duly authorized officers have caused this two (2) page Amendment to be executed:
Hartford Life Insurance Company             Hartford Life and Annuity
Insurance Company

By: /s/ James P. Van Etten                By: /s/ James P. Van Etten
As Its: Asst Vice President                As Its: Asst Vice President
Date: 10/11/00                        Date: 10/11/00
James P. Van Etten        James P. Van Etten

Putnam Variable Trust    Putnam Retail Management, Inc.

By: /s/ John R. Verani                    By: /s/ Eric Levy
As Its: Vice President                    As Its: Senior Vice President
Date: 10/4/00                        Date: 10/4/00
John R. Verani        Eric Levy

AMENDMENT NO. 2
to the
AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of the 1st day of November, 2000, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Mutual Funds Corp. (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

PUTNAM MUTUAL FUNDS, CORP.            PUTNAM VARIABLE TRUST

By: /s/ Eric Levy                    By: //s John Verani

Its Senior Vice President                Its: SVP
Duly Authorized                     Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Deanne L. Osgood
Its Vice President & Director
Duly Authorized

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)
Putnam VT Voyager Fund II (Class IA shares)

- Putnam Hartford Asset Manager Variable Annuity	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund II (Class IB shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund II (Class IB shares)

- [Product Name] Variable Annuity	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)
Putnam VT Voyager Fund II (Class IA shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account")
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Sag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

Schedule A - cont'd

2. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

Schedule A - cont'd

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - cont'd

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Amendment #3 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Mutual Funds Corp.,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company

All defined terms in the Agreement are applicable to this Amendment. Effective June 1, 2002, the Agreement is amended as follows:
I. As a result of a name change of the corporation, Putnam Mutual Funds Corp. is replaced throughout the Agreement by Putnam Retail Management, LP.
2. Variable Contract Series III-B in Schedule A, 1. Hartford Life Insurance Company is revised as follows to include Class IA Shares:
Variable    Separate Account            Available Funds Of the
Contracts    Putnam Variable Trust
Series III-B    Separate Account ICMG Series III-B     Putnam VT Global Asset Allocation
Fund (Class IA Shares and Class IB
Shares)
Putnam VT International Growth Fund
(Class IA Shares and Class IB
Shares)
Putnam VT OTC & Emerging Growth
Fund (Class IA Shares and Class IB
Shares)
In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:
Hartford Life insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Asst Vice President                    As its: Asst Vice President
Date: 6/13/02                        Date: 6/13/02

Putnam Variable Trust                    Putnam Retail Management L.P.

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Vice President                    As its: Managing Director
Date:                             Date:

AMENDMENT NO.3

to the

AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST,
PUTNAM RETAIL MANAGEMENT, L P.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
nod
HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is effective as of the 1st. day of May 2003* by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the 'Trust"), and Putnam Retail Management L. P. (formerly, Putnam Mutual Funds Corp," (the 'Underwriter").

WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 amended from time to time (the "Fund Participation Agreement"); and

WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement; and

WHEREAS, each of the parties hereto wish to amend and restate Schedule B of the Fund Participation Agreement to reflect an increased annual rate of Service Fees effective as of May I, 2001;

NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	New Schedule B. Effective as of May l, 2001, Schedule B to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule B attached hereto.

3.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full fume and effect.

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Putnam Retail Management L.P.                Putnam Variable Trust

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Managing Director                    As its: VP
Duly Authorized                         Duly Authorized
Hartford Life insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Asst Vice President                    As its: Asst Vice President
Date: 6/13/02                        Date: 6/13/02

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through VIR)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series I and IR)(formerly Putnam Hartford Capital Acclaims - Series I and IR)
Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account) a "Putnam Hartford Separate Account'
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Capital Opportunities Fund (Class IA shares)
Putnam VT Discovery Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Cass IA shares)
Putnam VT Equity Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Mid Cap Value Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Manager Variable Annuity (Series VII and VII)

- Putnam Hartford Capital Access Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series II and III)

- Putnam Hartford Capital Manager Plus Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Outlook Variable Annuity (Series I, IR and II)(formerly Putnam Hartford Capital Access II)

- Putnam Hartford Asset Manager Variable Annuity (Series I and IR)

Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Discovery Growth Fund (Class IB shares)
Putnam VT Diversified Income Fund (Cass IB shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class IB shares)*
Putnam VT Global Equity Fund (Class IB shares)*
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Equity Fund (Class IB shares)*
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Mid Cap Value Fund (Class IB shares)
Putnam VT Money Market Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

Schedule A - cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life - Stag Accumulator Variable Universal Life	Separate Account VL I
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- Stag Variable Life Last Survivor - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

Schedule A - cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Equity Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Series II-C (Private Placement)	ICMG Series II-C	Putnam VT Vista Fund (Class lB shares) Putnam VT Voyager Fund (Class lB shares) Putnam VT International Equity Fund (Class 1B shares) Putnam VT International New Opportunities Fund (Class IB shares)
- Series III-B (Private Placement) - Series III-V (Private Placement)	ICMG Series III-B	Putnam VT Global Asset Allocation Fund (Class IA & lB shares) Putnam VT International Equity Fund (Class IA & IB shares) Putnam VT OTC & Emerging Growth Fund (Class IA & IB shares)
2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series III - VIR)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series I and IR)(formerly Putnam Hartford Capital Acclaim - Series I and IR)
Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account Two) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Capital Opportunities Fund (Class IA shares)
Putnam VT Discovery Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Cass IA shares)
Putnam VT Equity Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Mid Cap Value Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - (cont'd)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series VII and VII)

- Putnam Hartford Capital Access Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series II and III)

- Putnam Hartford Capital Manager Plus Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Outlook Variable Annuity (Series I, IR and II)(formerly Putnam Hartford Capital Access II)

Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account Two) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Discovery Growth Fund (Class IB shares)
Putnam VT Diversified Income Fund (Cass IB shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class IB shares)*
Putnam VT Global Equity Fund (Class IB shares)*
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Equity Fund (Class IB shares)*
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Mid Cap Value Fund (Class IB shares)
Putnam VT Money Market Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - (cont'd)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Variable Life

- Stag Variable Life Artisan

- Stag Protector Variable Universal Life

- Stag Accumulator Variable Universal Life

- Stag Protector EZ Variable Universal Life

- Stag Wall Street Variable Universal Life
Separate Account VL I
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- Stag Variable Life Last Survivor - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Equity Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Schedule B

Service Fee Payments for Class I-B Shares

Authorized Funds                Rate

All Funds             0.25% per annum

Amendment #6 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Retail Management Limited Partnership,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company
THIS SIXTH AMENDMENT is effective as of the 26th day of July 2007, by and between Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (the "Underwriter"), Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company").
WHEREAS, the parties have entered into that certain Amended and Restated Master Participation Agreement dated as of January 1, 2000, as amended on June 26, 2000, September 1, 2000, November 1, 2000, June 1, 2002 and May 1, 2003, and as may be further amended (the "Participation Agreement"). Unless otherwise defined herein, terms used in this Sixth Amendment shall have the meanings provided in the Participation Agreement;
WHEREAS, each of the parties hereto wish to amend Schedule A to the Participation Agreement to include additional variable contracts and separate accounts associated with the Companies' offering and sale of such variable contracts on a private placement basis (collectively, the "Private Placements"); and
WHEREAS, the parties desire in all other respects to continue their obligations set forth in the Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust, the Underwriter and the Companies hereby agree as follows:
1.    Schedule A to the Participation Agreement under the heading "Hartford Life Insurance Company" is hereby amended by adding the following new Private Placement variable contracts and separate accounts:

Variable Contracts	Separate Accounts	Available Funds of the Putnam Variable Trust
Series I (Private Placement)	Separate Account ICMG Series I	All portfolios or series of Putnam Variable Trust are authorized funds.
Series II (Private Placement)	Separate Account ICMG Series II	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIA (Private Placement)	Separate Account ICMG Series IIA	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIB (Private Placement)	Separate Account ICMG Series IIB	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IID (Private Placement)	Separate Account ICMG Series IID	All portfolios or series of Putnam Variable Trust are authorized funds.
Series III (Private Placement)	Separate Account ICMG Series Ill	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIIA (Private Placement)	Separate Account ICMG Series IIIA	All portfolios or series of Putnam Variable Trust are authorized funds.

- Series III-C (Private Placement) - Series III-V (Private Placement) - The One Private Placement (Private Placement) - Series III-WF (Private Placement)	Separate Account ICMG Series IIIB	All portfolios or series of Putnam Variable Trust are authorized funds.
- Series IV (Private Placement)
- Series IV-A (Private Placement)
- Series IV-B (Private Placement)
- Series IV-C (Private Placement)
- Series IV-D (Private Placement)
- Series IV-E (Private Placement)
- Series IV-F (Private Placement)
- Series IV-G (Private Placement)
- Series IV-H (Private Placement)
- Series IV-J (Private Placement)
- Series IV-K (Private Placement)
- Series IV-L (Private Placement)
- Series IV-M (Private Placement)
- C10Series 4V (Private Placement)

	Separate Account ICMG Series IV	All portfolios or series of Putnam Variable Trust are authorized funds.
- Series VII (Private Placement) - HLPP VL Select (Private Placement) - Series 7E Placement (Private Placement) - Series HNW (Private Placement)	Separate Account ICMG Series VII	All portfolios or series of Putnam Variable Trust are authorized funds.

2.	Except as provided in this Sixth Amendment, the terms of the Participation Agreement, shall remain unchanged and in full force and effect.

In Witness Whereof, the following duly authorized officers have caused this Sixth Amendment to be executed:
Hartford Life Insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Vice President                    As Its: Vice President
Date: 7/26/07                        Date: 7/26/07

Putnam Variable Trust                Putnam Retail Management
Limited Partnership

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: [illegible] Treasurer                As Its: Managing Director
Date: 8/15/07                        Date: 8/20/07

AMENDMENT
to the
AMENDED AND RESTATED PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
The Amended and Restated Fund Participation Agreement (the "Agreement"), dated January 1, 2000, as amended, by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter") is hereby amended as follows:

I.	Schedule A to the Agreement is hereby deleted in entirety and replaced with the attached Schedule A.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY     PUTNAM VARIABLE TRUST

By its authorized officer,                By its authorized officer,

By: /s/ JOHN KEENAN                    By: /s/ Jonathan S. Horwitz
Name: JOHN KEENAN                Name: Johnathan S. Horwitz
Its: Senior Vice President                Its: Fund Treasurer

Date: 5/5/08                        Date: 4/30/08

HARTFORD LIFE AND ANNUITY             PUTNAM RETAIL MANAGEMENT
INSURANCE COMPANY                LIMITED PARTNERSHIP

By its authorized officer,                By its authorized officer,

By: /s/ JOHN KEENAN                    By: /s/ [illegible]
Name: JOHN KEENAN                Name: [illegible]
Its: Senior Vice President                Its: Managing Director

Date: 5/5/08                        Date: 5/1/08

SCHEDULE A
SEPARATE ACCOUNTS

Separate Account	Available Funds of the Putnam Variable Trust
Hartford Life Insurance Company, Separate Account Ten Hartford Life and Annuity Insurance Company, Separate Account Ten
Class IA Shares of:
Putnam VT American Government Income Fund
Putnam VT Capital Appreciation Fund
Putnam VT Capital Opportunities Fund
Putnam VT Discovery Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT American Government Income Fund
Putnam VT Capital Appreciation Fund
Putnam VT Capital Opportunities Fund
Putnam VT Discovery Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund*
Putnam VT Global Equity Fund*
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund*
Putnam VT International Growth and Income Fund*
Putnam VT International New Opportunities Fund*
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

Separate Account Five
Class IA Shares:

Putnam VT American Government Income Fund
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Hartford Life and Annuity Insurance Company, Separate Account Six
Class IA Shares:

Putnam VT Diversified Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund

Hartford Life Insurance Company, Separate Account VL I Hartford Life and Annuity Insurance Company, Separate Account VL I
Class IA Shares of:
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT New Opportunities Fund
Putnam VT Voyager Fund

Hartford Life Insurance Company, Separate Account VL II Hartford Life and Annuity Insurance Company, Separate Account VL II
Class IA Shares of:
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT New Opportunities Fund
Putnam VT Voyager Fund

Separate Account ICMG Series I	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series II	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIA	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIB	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IID	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series III	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIIA	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIIB	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IV	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series VII	All Portfolios or Series of Putnam Variable Trust are authorized funds.
ICMG Series VI-P
Class IB Shares of:
Putnam VT Diversified Income Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT International Equity Fund
Putnam VT International New Opportunities Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

ICMG Series II-C	Class IB Shares of: Putnam VT International Equity Fund Putnam VT International New Opportunities Fund Putnam VT Vista Fund Putnam VT Voyager Fund

ICMG Series II-B	Class IA and IB Shares: Putnam VT Global Asset Allocation Fund Putnam VT International Equity Fund Putnam VT OTC & Emerging Growth Fund
ICMG Registered Variable Life Separate Account One	Class IB Shares: Putnam VT International Equity Fund Putnam VT Vista Fund Putnam VT Voyager Fund

PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY COMPANY
And
HARTFORD LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of the 2nd of May, 2005, among HARTFORD LIFE and ANNUITY INSURANCE COMPANY a Connecticut corporation ("HLAl"), HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("HLIC"); HLAI and HLIC are collectively referred to herein as the Companies or individually as a "Company"). each of the Companies on its own behalf end on behalf of each separate account set forth under its name on Schedule A, as it may be amended from time to time (each such separate account an "Account"), PUTNAM VARIABLE TRUST, a Massachusetts business trust (the "Trust"), and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Underwriter").
WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable lire Insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated December 29, 1993 (File No. 612-8612), granting the variable annuity and variable life Insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life Insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and
WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, each Company has registered or will register the Contracts to be issued by it under the 1933 Act and any applicable state securities end insurance law (except for such Contracts which the Company will offer and sell in compliance with exemptions from such registration); and
WHEREAS, each Account is a duly organized, validly existing separate account established by resolution of the Board of Directors of a Company to set aside and invest assets attributable to the Contracts; and
WHEREAS, each Company has registered or will register each of its Accounts as a unit investment trust under the 1940 Act (except for such Accounts operated in compliance with an exemption from such registration); and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "'NASD"); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each of its Accounts to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value; and
WHEREAS, the Companies, the Trust and the Underwriter originally entered into a Master Participation Agreement dated January 1, 1998 (the "Original Agreement"), relating to the Trust and the Accounts,
WHEREAS, the Companies, the Trust and the Underwriter amended and restated the Original Agreement when they entered Into the Amended and Restated Master Participation Agreement dated January 1, 2000, as amended on June 26, 2000, September 1, 2000 and November 1, 2000 (collectively, the "Previous Agreements").
WHEREAS, the Companies, the Trust and the Underwriter wish to enter Into a agreement with respect to new Contracts to be offered and sold by the Companies, and the parties do not wish to amend or modify the Previous Agreements in any way.
NOW. THEREFORE, in consideration of the promises herein, each Company, the Trust and the Underwriter agree as follows:
ARTICLE I. Statue of Previous Agreements
1.1    This Participation Agreement (the "Agreement") does not in any way amend or modify the Previous Agreements entered into by the parties herein. For avoidance of doubt, the Previous Agreements, as well as the Business Agreement by and between the Companies and the Underwriter dated May 30, 2002 (the "Business Agreement") shall remain in full force and effect.
ARTICLE II. Sale of Trust Shares
2.1    The Underwriter will, subject to the Trust's rights under Section 2.2 and otherwise under this Agreement, sell to each Company, those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 2.1, each Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee by the close of trading on the Nov York Stock Exchange ("NYSE") on a day, shall constitute receipt by the Trust prior to the close of trading on the NYSE provided that the Trust receives notice of such order by 9:30 a.m., Eastern time, on the following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. The Authorized Funds for each Account are set forth in Schedule A, as such schedule is amended from time to time.
2.2    The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use best efforts to calculate such net asset value on each day on which the NYSE is open for trading.

Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to a Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having Jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.
2.3    The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.
2.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 2.4, each Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by the close of trading on the NYSE on a day, shall constitute receipt by the Trust prior to the close of trading on the NYSE on that day, provided that the Trust receives notice of such request for redemption by 9:30 a.m., Eastern Time, on the following Business Day. In connection with the foregoing and Section 2.1 above, the Company agrees to provide information, at the Underwriter's reasonable request, on its late trading controls procedures, and each of the Companies represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the NYSE on a day on a day for trades that will be based on the net asset value determined as of the close of trading on the NYSE on such day.
2.5    Each Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
2.6    Each Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares Is made in accordance with the provisions of Section 2.1 hereof. Payment shall be in federal funds transmitted by wire.
2.7    Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to a Company or any Account. Shares ordered from the Trust will be recorded as instructed by a Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.
2.8    The Underwriter shall furnish or cause to be furnished prompt notice (by wire or telephone, followed by written confirmation), to each Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. Each Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. Each Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify each Company of the number of shares so issued as payment of such dividends and distributions.
2.9    The Underwriter shall make the net asset value per share for each Fund available to each Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. Information specified In this Section 2.9 will be substantially In the form es set forth In attached Schedule D.
In the event of en error in the calculation of net asset value per share, the Underwriter shall adjust the Account balances and reimburse the Company for any losses except to the extent otherwise provided by procedures adopted by the Trustees of the Trust permitted by applicable law.

2.10     The Underwriter retains the exclusive right to use of the name "Putnam", and the Companies shall not use, or permit any mutual fund substituted for any of the Funds to use the name "Putnam" for any purpose without the mitten consent of Putnam. The Companies retain the exclusive right to use the name "Hartford" and the Underwriter shall not use such name for any purpose without the consent of a Company.

2.11     The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. The parties agree to cooperate in good faith and in accordance with the practices and policies of the parties as of the date of this Agreement (or as mutually agreed to from time to time) to monitor and deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive, inappropriate or following a "market timing" pattern ("Abusive Transfers").
(a)     Currently, the Companies employ a "20 Transfer Rule" to help curb frequent Sub-Account transfers. Under this policy, a Contract owner is allowed to submit a total of 20 Sub-Account transfer requests each Contract Year for each Contract by any of the following methods: U.S. Mail, Voice Response Unit, Internet or telephone. Once these 20 Sub-Account transfers have been requested, a Contract owner may submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service. Transfer requests by telephone, voice recording unit, via the Internet or sent by same day mail or courier service will not be accepted.
The Companies actively monitor each Contract owner's compliance with this policy. The Companies' computer system automatically sends a Contract owner a letter after the 10th Sub-Account transfer to remind the Contract owner of the Sub-Account transfer policy. After the 20th transfer request, the computer system will not allow a Contract owner to do another Sub-Account transfer by telephone, voice recording unit or via the Internet.
On the anniversary each year of the date the Contract was issued, the Companies reset each Contract owners' transfers to allow 20 new Sub-Account transfers by any means.

While the Companies currently utilize this 20 Transfer Rule to attempt to prevent Abusive Transfers, the Trust acknowledges and agrees that the Contracts may not give the Companies the ability to restrict transfers and that the Companies do not have the ability to track, in real time, individual transfers in all Contracts, although the Companies acknowledge that they have the ability to track individual transfers in all Contracts on a next-day basis and that they have appropriate systems and controls to monitor for transfers for purposes of calculating and applying the 20 Transfer Rule.

(b)    To the extent the Underwriter is able to Identify transfer activity that it deems to be Abusive Transfer activity, the Underwriter agrees to notify the Companies of transfer activity that it deems to be Abusive Transfer activity. After receiving such notice, each Company agrees that it will cooperate with the Trust and Underwriter to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses and Contracts in effect at that time. The Trust and the Companies agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

(c)    In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar. 11, 2005) (the "Release"), the Companies shall on and after the compliance date set forth in the Release (as such date may be modified in subsequent SEC releases) provide, upon request by the Trust or the Underwriter, the Taxpayer Identification Number or other identifying Information contained in the Companies' records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. The Companies shall also honor any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by the Companies or the Trust as having engaged in transactions in such shares that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers. The Trust may offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances ("Redemption Fee Funds"). The Companies intend to maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds, including imposing and remitting such fees to the Trust.
(d)     In the event the Trust implements restrictions on trading, market liming policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by the Companies in its reasonable discretion, with the Companies trading policies and procedures for the Contracts, the Underwriter will bear all expenses for closing the affected Fund In the Contracts, if permitted under the terms of the Shared Funding Exemptive Order. In the event the Companies implement a trade policy or procedure that is less restrictive than the current 20 Transfer Rule, the Trust and the Underwriter shall each have the option of closing the Trust shares in the Contracts at the cost of the Companies.

ARTICLE III. Representations and Warranties

3.1    Each Company represents and warrants that

(a)    at all times during the term of this Agreement the Contracts it issues are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration, such Contracts will be issued and sold in compliance in all material respects with all applicable laws. Such Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally 'and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or operate such Account in compliance with exemption from such registration; and

(b)    the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
3.2    The Trust represents and warrants that

(a)    at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act duly authorized for issuance and sold by the Trust to each Company in compliance with all applicable laws, subject to the terms of Section 3.4 below and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for see in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with the sale by the Trust to a Company and only as required by Section 3.4;

(b)    It is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that II has ceased to so qualify or that It might not so qualify In the future; and

(c)    it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

3.3    The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

3.4    Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any Jurisdiction only in connection with the sales of shares directly to a Company through the Underwriter. The Trust shall not be responsible, and each Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required ire connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.
3.5    The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations or the various states.
ARTICLE IV. Prospectuses and Proxy Statements; Voting
4.1    The Trust shall provide the Companies with as many printed copies of the current prospectus(es), statement of additional Information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds), and any supplements or amendments to any of the foregoing, as the Companies may reasonably request, if requested by the Compares in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as the Companies may reasonably request, and such other assistance as is reasonably necessary in order for the Companies to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts.
Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
4.2    The Trust's Prospectus shall state that the Statement of Additional information ("Statement") for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter tor the Trust), at its expense, shall print and provide such Statement free of charge to each Company and to any owner of a Contract or prospective owner who requests such Statement.
4.3    Except for such accounts which are designated on Schedule A as Putnam Hartford Separate Accounts, the Trust, at its expense, shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shell reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Company.

4.4    Each Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. Each Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. Each Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

4.5    The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) Further, the Trust will act In accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

4.6    The Trust or Underwriter will provide the Companies reasonable advance notice of any material change for a Fund, including but not limited to any of the following changes, to the extent material in the particular case: (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) fund name changes, and/or (d) fund adviser or sub-adviser changes. If the Trust fails to provide the Companies with the required notice, the Underwriter will reimburse the Companies for all reasonable expenses for facilitating the changes and for notifying Contract owners.
ARTICLE V. Sales Material and Information
5.1    Without limiting the scope or effect of Section 5.2, each Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.
5.2    Neither Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.
5.3    The Underwriter or its designee shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which any of a Company, a separate account of a Company or a Contract is named at least 10 days prior to its use. No such material shall be used if a Company or its designee objects to such use within five Business Days after receipt of such material.
5.4    Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of a Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or. prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or other promotional material approved by a Company or its designee, except with the written permission of such Company or as is required by law.
5.5    For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.
ARTICLE VI. Fees and Expenses
6.1    Except as provided in this Agreement the Trust and Underwriter shall pay no fee or other compensation to the Companies under this agreement.
Article VII. Service Fees
7.1    With respect to any Account investing in Class I-B shares, so long as the
Company creating such Account complies with its obligations in this Article VII, the Underwriter shall pay such Company a quarterly service fee (the "Service Fee") on shares of the Funds held in such Account at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to Section 7.2 hereof.
7.2    Each Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time and hereby waive the right to receive such service fee payments with respect to a Fund if such Fund ceases to pay 12b-1 fees to the Underwriter;
7.3    (a)    a Company's failure to provide the services described in Section 7.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and
(b)    the Underwriter may, without the consent of the Companies, amend this
Article VII to change the terms of the Service Fee payments with prior written notice to the Companies; provided that the Underwriter may not change such terms with respect to the Companies unless such changes are applied to the payment of Service Fees generally or if a Company has not fulfilled its obligations hereunder.
7.4    Each Company receiving Service Fees will provide the following services to the
Contract Owners purchasing Fund shares:
(a)    Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;
(b)    Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter
(c)    Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;
(d)    Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;
(e)    Assisting in processing purchase and redemption transactions; and
(f)    Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

Each Company will support the Underwriter's marketing efforts by granting reasonable requests for visits to the Company's offices by the Underwriter's wholesalers.
7.5    Each Company's compliance with the service requirement set forth in this
Agreement will be evaluated from time to time by monitoring redemption levels of Class I-B Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.
7.6    The provisions of this Article VII shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VII may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or , as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.
7.7    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Companies under this Article VII and the purposes for which such expenditures were made.
ARTICLE VIII. Diversification
8.1    The Trust shall cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Section 817(h) of the Code and the regulations promulgated thereunder.
ARTICLE IX. Potential Conflicts
9.1    The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Accounts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed;.(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform each Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.
9.2    Each Company will report any potential or existing conflicts of which it is aware to the Trustees. Each Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by a Company to inform the Trustees whenever Contract owner voting instructions are disregarded.
9.3    If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, each affected Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at such Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
9.4    lf a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more Funds and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by such Company for the purchase (or redemption) of shares of the Trust.
9.5    If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to a Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then such Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and supplement orders by such Company for the purchase (and redemption) of shares of the "Trust. No charge or penalty will be imposed as a result of such withdrawal.
9.6    For purposes of Sections 9.3 through 9.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall a Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict., then the affected Company will withdraw the Account's investment in one or more Authorized Funds and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform such Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.
9.7    The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of each Company, and the obligation of such Company set forth in this Article IX shall be carried out with a view only to the interests of Contract owners.
9.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive

Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

9.9    Each Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.
ARTICLE X. Indemnification
10.1. Indemnification by the Company
10. 1     (a).    Each Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information or, in the case of Contracts not registered under the 1933 Act, private placement memoranda or similar offering documents, for the Contracts issued by the Company or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by such Company, or persons under its control) made by, or unlawful conduct of, the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of such Company; or

(iv)    arise out of or result from any breach of any representation and/or warranty made by such Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 10.1 (b) and 10.1 (c) hereof.
    (b)    A Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill its obligations or duties under this Agreement or to the Trust, whichever is applicable.
    (c)    A Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Company in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect to such claim. Failure to notify a Company of any such claim shall not relieve such Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision. In case any such action is brought against the Indemnified Parties, such Company shall be entitled to participate, at its own expense, in the defense of such action. A Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from such Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    The Underwriter shall promptly notify each Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust or the failure of the Company to perform any of its obligations hereunder.
10.2     Indemnification by the Underwriter
(a)    The Underwriter shall indemnify and hold harmless each Company and each person, if any, who controls such Company within the meaning of Section 15 of the 1933
Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) made by, or unlawful conduct of, the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to a Company by or on behalf of the Underwriter; or
(iv)arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter or arise out of or result of a breach by the Trust of Article VIII; as limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) hereof.
    (b)    The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill to its obligations and duties under this Agreement or to a Company or the Account, whichever is applicable.
    (c)    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    A Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.
10.3     Indemnification by the Trust

    (a)    The Trust shall indemnify and hold harmless such Company, and each person, if any, who controls such Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares: or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) hereof.
    (b)    The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party's failure to fulfill its obligations and duties under this Agreement or to such Company, the Trust, the Underwriter or each Account, whichever is applicable.
    (c)    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    Each Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

10.4     With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant developments in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

10.5     If a party is defending a claim and indemnifying the other party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount. Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to the Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 5.6 shall not apply.
10.6     The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate ad apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
10.7     The provisions of the Article X shall survive any termination of this Agreement.
ARTICLE XI. Applicable Law
11.1     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
11.2     This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE XII. Termination
12.1.     This Agreement shall terminate at the option of any party upon one year's advance written notice to the other parties provided (i) that as to any Account not identified on Schedule A as a Putnam Hartford Separate Account this Agreement may be terminated upon 180 days prior written notice and (ii) neither the Underwriter nor any Company may terminate this Agreement as to any account identified on attached Schedule A as a Putnam Hartford Separate Account until after May 1, 2005; or
12.2.     It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1 may be exercised for any reason or for no reason.

12.3     No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XII.
12.4     Notwithstanding any termination of this Agreement, subject to Section 2.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts issued by such Company in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 2.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.4 shall not apply to any termination under Article IX and the effect of such Article IX termination shall be governed by Article IX of this Agreement. The provisions of this Section 12.4, and the provisions of Section 2.2 shall survive termination of this Agreement.
ARTICLE XIII. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or al such other address as such party may from lime to lime specify in writing to the other party.
If to the Trust:

One Post Office Square, Boston, MA 02109 Attention: Treasurer
If to the Underwriter:

One Post Office Square, Boston, MA 02109 Attention: General Counsel
If to a Company:
Hartford Life and Annuity Insurance Company
Hartford Life insurance Company
200 Hopmeadow Street
Simsbury, CT 00089
Attention: Alan Kreczko, General Counsel
ARTICLE XIV Miscellaneous
14.1     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of Stale of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees end not individually and that the obligations of or arising out of this instrument, including without limitation Article IX, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.
14.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4     If any provision of this Agreement shall be held or made Invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shalt not be affected thereby.
14.5     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
14.6     The rights, remedies arid obligations contained In this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under stale and federal laws.
14.7     Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.
14.8     No party may assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any such assignment made without such consent shall be null and void.
14.9     Each party will treat as confidential any and all "Nonpublic Personal Financial information" and any "Fund Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is requested or compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (1) "Nonpublic Personal Financial Information" shall refer to Personally Identifiable financial Information about any prospective or then existing customer of the Companies including customer lists, names, addresses, account numbers and any other data provided by customers to the Companies in connection With the purchase or maintenance of a product or service that Is not Publicly Available; (ii) "Fund Information" shall refer to any information about a Fund or its portfolio holdings, or any other Information whatsoever with respect to a Fund that is not publicly available; and (iii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, stale, or local law.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
On their behalf and on behalf of each Separate Account named in
Schedule A, as such schedule may be amended from time to time

By: /s/ Robert M. Arena, Jr.
Name: Robert M. Arena, Jr.
Title: Vice President

PUTNAM VARIABLE TRUST

By: /s/ John D. Curry
Name: John D. Curry
Title: Senior Vice President

PUTNAM RETAIL MANAGEMENT PARTNERSHIP.

By: /s/ John D. Curry
Name: John D. Curry
Title: Senior Vice President

Schedule A
Separate Accounts

Name of Separate Account
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

Schedule B

Service Fee Payments on Class I-B Shares Authorized Funds	Rate
All Funds	0.25% per annum

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Fund prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Fund prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Fund prospectuses and supplements for use with prospective Contract owners
Printing Fund prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information, if required by applicable law (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Fund prospectuses and supplements to prospective Contract owners

If required by applicable law, the Underwriter shall pay for mailing and distributing Fund prospectuses, supplements and statement of additional information to existing Contract owners unless and until such time as the Trust agrees to pay for such costs (I)
The Underwriter shall pay for printing, mailing and distributing Fund and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions; provided, however, that Hartford shall pay for such Fund and Separate Account documents, if the fund substitution, closing merger or similar transaction is initiated as a result of action taken, or a request made, by the Company.

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Fund; printing, mailing, and distributing annual and semi-annual reports of the Fund to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Fund or the Trust

(1) The Company may choose to print the Fund' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name
Fund Number
NAV
NAV Change
Dividend Amount
POP
POP change
Composite Yield (Money Market Only)
7 day Yield (Money Market Only)
30 day Yield (Money Market Only)
Days to Maturity (Money Market Only)
Additional information provided, which does not appear on the deity sheet:
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number Emergency after hours Name & Phone Number

AMENDMENT to the
PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is entered into as of this 8 day of March, 2006, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed a Participation Agreement made and entered into as of May 2, 2005 (the "Fund Participation Agreement");
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement; and
WHEREAS, unless otherwise defined herein, terms used in this Amendment shall have the meanings provided in the Fund Participation Agreement.
NOW, THEREFORE, each of Company, the Trust and the Underwriter hereby agree as follows:

1.	The following Separate Account is added to Schedule A: Hartford Life Insurance Company Separate Account Two.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.

3.	Effectiveness of Amendment. The amendment to the Fund Participation Agreement contemplated by this Amendment shall become effective as of the first day of May, 2006.

[The remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.
PUTNAM RETAIL MANAGEMENT        PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP

By: /s/     F. Jeff Aaron, III                By: /s/ Elaine M. Sullivan
Name:    F. Jeff Aaron, III                Name: Elaine M. Sullivan
Its:                             Its:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/     James Davey
Name:
Its:

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

AMENDMENT to the
PARTICIPATION AGRE EMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of this 31st day of October, 2007, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed a Participation Agreement made and entered into as of May 2, 2005 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement;
NOW, THEREFORE, each Company, the Trust and the Underwriter hereby agree as follows:

1.
The following Separate Accounts are hereby added to Schedule A: Hartford Life Insurance Company Separate Account Two and Hartford Life Insurance Company Separate Account Eleven. The Amended and Restated Schedule A is attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

PUTNAM RETAIL MANAGEMENT        PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP

By: /s/     [illegible]                    By: /s/ Jonathan Horwitz
Name:    [illegible]                    Name: Fund Treasurer
Its: Managing Director                Its: Jonathan Horwitz

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/     Martin A. Swanson
Name:    Martin A. Swanson
Its: Vice President

AMENDED AND RESTATED
SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Eleven

AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated May 2, 2005, as amended, by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1.2008

HARTFORD LIFE INSURANCE COMPANY         PUTNAM VARIABLE TRUST

By its authorized officer,                     By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Jonathan S. Horwitz
Name: Robert Arena                    Name: Jonathan S. Horwitz
Its: SVP                            Its: Fund Treasurer
Date: 4/21/08                        Date: 4/30/08

HARTFORD LIFE AND ANNUITY            PUTNAM RETAIL MANAGEMENT
INSURANCE COMPANY                LIMITED PARTNERSHIP

By its authorized officer,                    By its authorized officer,

By: /s/     Robert Arena                    By: /s/ [illegible]
Name:    Robert Arena                    Name: [illegible]
Its: SVP                            Its: Managing Director
Date: 4/21/08                        Date: 4/25/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Ten
Hartford Life and Annuity Insurance Company Separate Account Ten

AMENDMENT No. 3
PARTICIPATION AGREEMENT
THIS AMENDMENT dated    June 2, 2011 (the "Amendment") to the Participation Agreement dated May 2, 2005 (together with all amendments, supplements and exhibits thereto, the "Agreement") is made and entered into by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust ("Trust") and Putnam Retail Management Limited Partnership ("Underwriter") is hereby amended as follows:

1.	New Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	All other terms and provisions of the Agreement not amended shall remain in full force and affect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the first date written above.
HARTFORD LIFE AND ANNUITY    HARTFORD LIFE INSURANCE
INSURANCE COMPANY            COMPANY
By: /s/ Richard E. Cady    By: /s/ Richard E. Cady
Name: Richard E. Cady    Name: Richard E. Cady
Title: AVP    Title: AVP
PUTNAM RETAIL MANAGEMENT    PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP
By: /s/ [illegible]    By: /s/ Jonathan S. Horwitz
Name: [illegible]    Name: Jonathan S. Horwitz
Title: [illegible]    Title: EVP of Funds

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Ten
Hartford Life and Annuity Insurance Company Separate Account Ten
Hartford Life Insurance Company Separate Account Eleven

GUARANTEE AGREEMENT

Agreement between Hartford Life and Accident Insurance Company ("HLA") and ITT Hartford Life and Annuity Insurance Company, its wholly owned subsidiary ("ILA"), effective as of August 20, 1993.

WITNESSETH:

WHEREAS, ILA is an indirect wholly owned subsidiary of HLA; and

WHEREAS, the North Carolina Insurance Department requires a guarantee from the parent of ILA as a condition to allowing ILA to write variable contracts, without limit, in North Carolina; and

WHEREAS, HLA is willing to guarantee the capacity of ILA to pay legitimate insurance contract claims and benefits under all its North Carolina insurance contracts;

WHEREAS, the corporate interests of HLA, the ultimate parent of ILA, will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HLA unconditionally guarantees to ILA on behalf of and for the benefit of ILA and owners of North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, it will, on demand, make funds available in cash to ILA for the timely payment of contractual claims and benefits under such insurance contracts. This Agreement is not, and nothing herein contained or done pursuant thereto by HLA shall be deemed to constitute, a direct or indirect guarantee by HLA of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ILA, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HLA under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HLA hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HLA hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ILA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HLA hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ILA.

SECTION 4.
REMEDIES

HLA agrees that as to it on the one hand, and contract owners on the other hand, the obligations of ILA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ILA and that, in the event of any such declaration, such obligations (whether or not due and payable by ILA) shall forthwith become due and payable by HLA for purposes of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ILA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HLA, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, ILA, their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HLA may terminate its obligations hereunder by giving written notice of such termination to ILA at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
------------------------------------------------------------     ITS: Secretary

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
-----------------------------------------------------------     ITS: Secretary

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7
AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel